UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Kansas City Southern

(Name of Registrant as Specified In Its Charter)

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SEC 1913 (04-05)

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427 West 12th Street Kansas City, Missouri 64105

KANSAS CITY SOUTHERN

NOTICE AND PROXY STATEMENT

for

Annual Meeting of Stockholders

to be held

May 3, 2012

YOUR VOTE IS IMPORTANT!

Please mark, date and sign the enclosed proxy card and promptly return it in the enclosed envelope, or vote by telephone or through the Internet as described on the proxy card.

We commenced mailing this Notice and Proxy Statement,

the enclosed proxy card and the accompanying 2011 Annual Report on or about March 30, 2012.

KANSAS CITY SOUTHERN

427 West 12th Street

Kansas City, Missouri 64105

March 30, 2012

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Kansas City Southern, at Union Station Kansas City, Arthur Stilwell Room, 30 West Pershing Road, Kansas City, Missouri, at 10:00 a.m. Central Time, on Thursday, May 3, 2012. The purposes of this meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement.

We urge you to read these proxy materials and our Annual Report and to participate in the Annual Meeting either in person or by proxy. Whether or not you plan to attend the meeting in person, please sign and return promptly the accompanying proxy card, in the envelope provided, to ensure that your shares will be represented. Alternatively, you may cast your votes by telephone or through the Internet as described on the accompanying proxy card.

Sincerely,

Michael R. Haverty	David L. Starling
Executive Chairman	President
of the Board of Directors	and Chief Executive Officer

KANSAS CITY SOUTHERN

427 West 12th Street

Kansas City, Missouri 64105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Kansas City Southern will be held at Union Station Kansas City, Arthur Stilwell Room, 30 West Pershing Road, Kansas City, Missouri, at 10:00 a.m. Central Time, on Thursday, May 3, 2012.

Stockholders will consider and vote on the following matters:

1. Election of three directors;

2. Ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2012;

3. Approval of amendments to the Kansas City Southern Restated Certificate of Incorporation;

4. An advisory vote to approve named executive officer compensation;

5. A stockholder proposal, if presented at the Annual Meeting;

6. Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 5, 2012, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Brian P. Banks
Associate General Counsel &
Corporate Secretary

The date of this Notice is March 30, 2012.

Please date, sign and promptly return the enclosed proxy card, regardless of the number of shares you may own and whether or not you plan to attend the meeting in person. Alternatively, you may cast your votes by telephone or through the Internet as described on the proxy card. You may revoke your proxy and vote your shares in person in accordance with the procedures described in this Notice and Proxy Statement. Please also indicate on your proxy card whether you plan to attend the Annual Meeting.

KANSAS CITY SOUTHERN

427 West 12th Street

Kansas City, Missouri 64105

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING

Why were you sent this Proxy Statement?

On or about March 30, 2012, we began mailing this Proxy Statement to our stockholders of record on March 5, 2012 (the “Record Date”) in connection with our Board of Directors’ solicitation of proxies for use at the 2012 Annual Meeting of Stockholders and any adjournment thereof (the “Annual Meeting”). We will hold the Annual Meeting at Union Station Kansas City, Arthur Stilwell Room, 30 West Pershing Road, Kansas City, Missouri on Thursday, May 3, 2012 at 10:00 a.m. Central Time. The Notice of Annual Meeting of Stockholders, our 2011 Annual Report to Stockholders (the “Annual Report”), and a proxy card and voting instructions accompany this Proxy Statement. Unless otherwise indicated or the context requires, references in this Proxy Statement to “KCS” or the “Company” include Kansas City Southern and its consolidated subsidiaries.

We will pay for the Annual Meeting, including the cost of mailing the proxy materials and any supplemental materials. Directors, officers and employees of KCS may, either in person, by telephone or otherwise, solicit proxy cards. They have not been specifically engaged for that purpose, however, nor will they be compensated for their efforts. We have engaged Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist in the solicitation of proxies and provide related informational support, for a service fee and the reimbursement of customary disbursements that are not expected to exceed $25,000 in the aggregate. We will pay these fees and expenses. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of our shares for their expenses in forwarding this Proxy Statement, the Annual Report and other soliciting materials to the beneficial owners.

Brokers, dealers, banks, voting trustees, other custodians and their nominees are asked to forward this Notice and Proxy Statement, the proxy card and the Annual Report to the beneficial owners of our stock held of record by them. Upon request, we will reimburse them for their reasonable expenses in mailing these materials to beneficial owners of our stock.

Who may attend the Annual Meeting?

Only KCS stockholders or their proxies and guests of KCS may attend the Annual Meeting. Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate in the Annual Meeting may request reasonable assistance or accommodation from us by contacting the office of the Corporate Secretary at our principal executive offices, (888) 800-3690. If written requests are made to the Corporate Secretary of KCS, they should be mailed to P.O. Box 219335, Kansas City, Missouri 64121-9335 (or by express delivery to 427 West 12th Street, Kansas City, Missouri 64105). To provide us sufficient time to arrange for reasonable assistance, please submit all requests by April 24, 2012.

What matters will be considered at the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon: (1) the election of three directors; (2) the ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2012; (3) the approval of amendments to our Restated Certificate of Incorporation; (4) an advisory vote to approve named executive officer compensation; (5) a stockholder proposal, if presented at the Annual Meeting; and (6) such other matters as may properly come before the Annual Meeting or any adjournment thereof. Stockholders do not have dissenters’ rights of appraisal in connection with these proposals. Four proposals have been made by the Board of Directors and the Board of Directors unanimously recommends you vote “for” the director nominees presented, “for” the proposal regarding the ratification of our independent registered public accounting firm for 2012, “for” the amendments to our Restated Certificate of Incorporation and “for” the approval, on a non-binding basis, of the 2011 compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement. One stockholder proposal may be presented at the Annual Meeting and the Board of Directors recommends you vote “against” this proposal. The Board of Directors knows of no other matters that will be presented or voted on at the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to be held on May 3, 2012.

The Proxy Statement and Annual Report are available at www.edocumentview.com/ksu.

For the date, time, location, information about attending the Annual Meeting, an identification of the matters to be voted upon at the Annual Meeting, and the recommendations of the Board of Directors regarding those matters, please see “Information About the Annual Meeting.” For information on how to vote in person or by proxy at the Annual Meeting, please see “Voting.” Stockholders that wish to attend the meeting and vote in person may obtain directions to the Annual Meeting by sending a written request directed to our Corporate Secretary, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105), or by calling (888) 800-3690.

VOTING

Who may vote at the Annual Meeting?

Only the holders of our common stock, par value $0.01 per share (the “Common Stock”), and our 4% Noncumulative Preferred Stock, par value $25.00 per share (the “4% Preferred Stock”), of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. On the Record Date, we had outstanding 242,170 shares of 4% Preferred Stock (excluding 407,566 shares held in treasury) and 109,967,335 shares of Common Stock (excluding 13,384,850 shares held in treasury) for a total of 110,209,505 shares eligible to vote at the Annual Meeting.

How many votes does each Voting Share have?

The Common Stock and the 4% Preferred Stock (collectively, the “Voting Stock”) constitute our only voting securities and will vote together as a single class on all matters to be considered at the Annual Meeting. Each holder of Voting Stock is entitled to cast one vote for each share of Voting Stock held on the Record Date on each matter other than the election of directors. You may vote cumulatively for the election of directors. For this purpose, each stockholder has votes equal to the number of shares of Voting Stock held on the Record Date multiplied by the number of directors to be elected. You may cast all of your votes for a single nominee or distribute your votes among the nominees in any manner you elect. This Proxy Statement solicits discretionary authority to vote cumulatively for the election of directors. The accompanying form of proxy also grants that authority.

How can you vote by proxy?

  You can vote by proxy in three ways, each of which is valid under Delaware law:

•

By Internet: Access our Internet voting site at www.envisionreports.com/ksu or by scanning the QR code on the proxy card with your smartphone and follow the instructions on the screen, prior to 1:00 a.m., Central Time, on May 3, 2012 (May 1, 2012 for participants in certain employee benefit plans discussed below).

•

By Telephone: Using a touch-tone telephone, call toll-free at 1-800-652-VOTE (8683) and follow the voice instructions, prior to 1:00 a.m., Central Time, on May 3, 2012 (May 1, 2012 for participants in certain employee benefit plans discussed below).

•	By Mail: Mark, sign, date and return the enclosed proxy or instruction card so it is received before the Annual Meeting.

How do we decide whether our stockholders have approved the proposals?

Stockholders owning at least a majority of the shares of Voting Stock entitled to vote must be present in person or represented by proxy to constitute a quorum for the transaction of business at the Annual Meeting. The shares of a stockholder who is present and entitled to vote at the Annual Meeting, either in person or by proxy, are counted for purposes of determining whether there is a quorum, regardless of whether the stockholder votes the shares. Abstentions and broker non-votes (defined below) are counted as present and entitled to vote for purposes of determining a quorum.

The directors are elected by the affirmative vote of a plurality of shares of Voting Stock present at the Annual Meeting and entitled to vote, provided a quorum exists. A plurality means receiving the largest number of votes. Where, as here, there are three director vacancies, the three nominees with the highest number of affirmative votes are elected. On any proposal other than the election of directors, the percentage of shares required to pass a proposal depends on the proposal. For Proposal 2, ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2012, Proposal 4, an advisory vote to approve named executive officer compensation and Proposal 5, the stockholder proposal, the affirmative vote of a majority of the shares of Voting Stock present at the Annual Meeting in person or by proxy and entitled to vote on the subject matter, provided a quorum is present, is required for the adoption of the proposals. For Proposal 3, approval of amendments to our Restated Certificate of Incorporation, the vote of 70% of the outstanding shares of Voting Stock entitled to vote is necessary for adoption of the proposal.

Voting ceases when the chairman of the Annual Meeting closes the polls. The votes are counted and certified by three inspectors appointed by the Board of Directors in advance of the Annual Meeting. In determining whether a majority of shares have been affirmatively voted for a particular proposal, the affirmative votes for the proposal are measured against the votes for and against the proposal plus the abstentions from voting on the proposal. In determining whether Proposal 3 has been approved, the total outstanding shares of Voting Stock entitled to vote are counted in determining whether a majority has voted for the proposal. You may abstain from voting on any proposal other than the election of directors. Abstentions from voting are not considered as votes affirmatively cast. Abstaining will, therefore, have the effect of a vote against a proposal. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect.

What if you hold shares in a brokerage account?

The Voting Stock is traded on the New York Stock Exchange, Inc. (the “NYSE”). Under the rules of the NYSE, member stockbrokers who hold shares of Voting Stock in their name for customers are required to obtain directions from their customers on how to vote the shares. NYSE rules permit brokers to vote shares on certain proposals when they have not received any directions. The Staff of the NYSE, prior to the Annual Meeting, informs brokers of those proposals on which they are entitled to vote the undirected shares.

A “broker non-vote” occurs when a broker holding shares of Voting Stock for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner (customer directed abstentions are not broker non-votes). Broker non-votes generally do not affect the determination of whether a quorum is present at the Annual Meeting because, in most cases, some of the shares held in the broker’s name have been voted, and, therefore, all of those shares are considered present at the Annual Meeting.

Under applicable law, except for Proposal 3, a broker non-vote will not be considered present and entitled to vote on non-discretionary items and will have no effect on the vote. Because Proposal 3 requires the vote of 70% of the outstanding Voting Stock entitled to vote, a broker non-vote will have the effect of a vote against the proposal.

On what proposals can my broker vote my shares?

A broker may vote without direction only on Proposal 2, ratification of auditors. Brokers may not use discretionary authority to vote shares on any other proposal, including the election of directors, if they have not received instructions from their clients. Please vote your proxy so your vote can be counted.

How are your shares voted if you submit a proxy?

If you return a properly executed proxy card or properly vote via the Internet or telephone, you are appointing the Proxy Committee to vote your shares of Voting Stock covered by the proxy. The Proxy Committee consists of the three directors of KCS whose names are listed on the proxy card. If you wish to name someone other than the Proxy Committee as your proxy, you may do so by crossing out the names of the designated proxies and inserting the name of another person. In that case, it will be necessary for you to sign the proxy card and deliver it to the person so named and for that person to be present and vote at the Annual Meeting. Proxy cards so marked should not be mailed directly to us.

The Proxy Committee will vote the shares of Voting Stock covered by a proxy in accordance with the instructions given by the stockholder(s) executing the proxy or authorizing the proxy and voting via the Internet or telephone. If a properly executed or authorized and unrevoked proxy does not specify how the shares represented thereby are to be voted, the Proxy Committee intends to vote the shares (i) FOR the election of the persons nominated by the Board for Directors, (ii) FOR ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2012, (iii) FOR approval of the amendments to the Restated Certificate of Incorporation, (iv) FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers, (v) AGAINST the stockholder proposal, and (vi) in accordance with their discretion, upon such other matters as may properly come before the Annual Meeting. The Proxy Committee reserves the right to vote such proxies cumulatively for the election of less than all of the nominees for director, but does not intend to do so unless other persons are nominated and such a vote appears necessary to ensure the election of the persons nominated by the Board.

Can you revoke your proxy or voting instruction card?

At any time before the polls for the Annual Meeting are closed, if you hold Voting Stock in your name, you may revoke a properly executed or authorized proxy by (a) an Internet or telephone vote subsequent to the date shown on the previously executed and delivered proxy or the date of a prior electronic or telephonic vote, or (b) with a later-dated, properly executed and delivered proxy, or (c) a written revocation delivered to our Corporate Secretary. If you hold Voting Stock in a brokerage account, you must contact the broker and comply with the broker’s procedures if you want to revoke or change the instructions previously given to the broker. Participants in certain employee benefit plans, as discussed below, must contact the plan trustee and comply with its procedures if they wish to revoke or change their voting instructions. Attendance at the Annual Meeting will not have the effect of revoking your properly executed or authorized proxy unless you deliver a written revocation to our Corporate Secretary before your proxy is voted.

How do participants in Kansas City Southern 401(k) and Profit Sharing Plan (the “KCS 401(k) Plan”) vote?

Effective December 30, 2011, the Kansas City Southern Employee Stock Ownership Plan (“ESOP”) and the Gateway Western Union 401(k) Plan (the “Gateway 401(k) Plan”) merged into the KCS 401(k) Plan. Accordingly, all participant shares are now held in the KCS 401(k) Plan. If you participate in the KCS 401(k) Plan, you have received a separate voting instruction card (accompanying this Proxy Statement) to instruct the trustee of the KCS 401(k) Plan how to vote the shares of Common Stock held on your behalf. The trustee is required under the trust agreement to vote the shares in accordance with the instructions given on the voting instruction card.1 If a voting instruction card is not returned by a participant, the trustee must vote those shares, as well as any unallocated shares, in the same proportions as the shares for which voting instructions were received from plan participants. Voting instructions by Internet or telephone must be given by 1:00 a.m., Central Time, on May 1, 2012. Unless you give voting instructions by Internet or telephone, the voting instruction card should be returned in the envelope provided to Proxy Services, c/o Computershare Investor Services, P.O. Box 43102, Providence, Rhode Island 02940-5068. The voting instruction card should not be returned to us. KCS 401(k) Plan participants who wish to revoke their voting instructions must contact the trustee and follow its procedures.

Are the votes of participants in the KCS 401(k) Plan confidential?

Under the terms of the KCS 401(k) Plan, the trustee is required to establish procedures to ensure that the instructions received from participants are held in confidence and not divulged, released or otherwise utilized in a manner that might influence the participants’ free exercise of their voting rights.

(1)

Voting instructions may also be given by Internet or telephone by participants in the KCS 401(k) Plan. The accompanying voting instruction card relating to such plan contains the Internet address and toll-free number.

BENEFICIAL OWNERSHIP

The following table contains information concerning the beneficial ownership of our Common Stock as of the Record Date by:

•	Beneficial owners of more than five percent of our Common Stock that have publicly disclosed their ownership in filings with the Securities and Exchange Commission (“SEC”);

•	The members of our Board of Directors;

•

Our Chief Executive Officer, our Chief Financial Officer and the other executive officers for whom information is provided in the Summary Compensation Table in this Proxy Statement (we call these persons the “Named Executive Officers”); and

•

All current executive officers, directors and nominees for director as a group. The address for each of our directors and executive officers listed is 427 West 12th Street, Kansas City, Missouri 64105.

We are not aware of any beneficial owner of more than five percent of the 4% Preferred Stock. None of our directors or executive officers owns any shares of 4% Preferred Stock. No officer or director of KCS owns any equity securities of any subsidiary of KCS. Beneficial ownership is generally defined as either the sole or shared power to vote or dispose of the shares. Except as otherwise noted, the beneficial owners have sole power to vote and dispose of their shares. We are not aware of any arrangement which would at a subsequent date result in a change in control of KCS.

Name and Address	Common Stock(1)	Percent of Class(1)
BlackRock, Inc.	6,957,957(2)	6.33%
Wells Fargo & Company	6,259,349(3)	5.7%
T. Rowe Price Associates, Inc	6,368,567(4)	5.7%
Lu M. Córdova Director	4,055(5)	*
Henry R. Davis Director	104,053(6)	*
Robert J. Druten Director	57,530(7)	*
Terrence P. Dunn Director	33,718(8)	*
Antonio O. Garza, Jr. Director	4,990(9)	*
Michael R. Haverty Executive Chairman; Director	918,166(10)	*
Thomas A. McDonnell Director	657,525(11)	*
Patrick J. Ottensmeyer Executive Vice President — Sales and Marketing	61,780(12)	*
Rodney E. Slater Director	17,218(13)	*
David L. Starling President and Chief Executive Officer; Director	140,937(14)	*
Michael W. Upchurch Executive Vice President and Chief Financial Officer	42,243(15)	*
José Guillermo Zozaya Delano President and Executive Representative of Kansas City Southern de México, S.A. de C.V. (“KCSM”)	52,772(16)	*
All Directors and Executive Officers as a Group (17 Persons)	2,363,435(17)	2.14%

*	Less than one percent of the outstanding shares.

(1)	This column includes Common Stock, including restricted shares, beneficially owned by officers, directors, nominees for director and beneficial owners of more than five percent of our Common Stock. In accordance with SEC rules, this column also includes shares that may be acquired upon the exercise of options or other convertible securities that are exercisable or convertible on the Record Date, or will become exercisable or convertible within 60 days of that date, which are considered beneficially owned. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or other convertible securities held by that person that are exercisable or convertible on the Record Date, or exercisable or convertible within 60 days of the Record Date, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. In addition, under applicable law, shares that are held indirectly are considered beneficially owned. Directors, nominees for director and executive officers may also be deemed to own, beneficially, shares included in the amounts shown above which are held in other capacities. The holders may disclaim beneficial ownership of shares included under certain circumstances. The list of our executive officers is included in our Annual Report on Form 10-K for the year ended December 31, 2011. See the last page of this Proxy Statement for instructions on how to obtain a copy of the Form 10-K.

(2)	The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022. This information is based on BlackRock, Inc.’s Schedule 13G/A filed on February 13, 2012.

(3)

The address of Wells Fargo & Company (“WF”) is 420 Montgomery Street, San Francisco, CA 94104 and the address of Wells Capital Management Incorporated “”WC”) is 525 Market St., 10th Floor, San Francisco, CA 95105. Based on a Schedule 13G filed on January 26, 2012, by WF, WC and certain listed subsidiaries, WF reports sole power to vote 5,991,401 shares, shared power to vote 830 shares, sole power to dispose of 6,134,039 shares and shared power to dispose of 3,167 shares. WC reports sole power to vote 1,283,012 shares and sole power to dispose of 5,779,461 shares.

(4)	The address of T. Rowe Price Associates, Inc. (“Price Associates”) is 100 E. Pratt Street, Baltimore, Maryland 21202. Based on a Schedule 13G filed February 10, 2012, TRP reports sole power to vote 1,537,067 shares and sole power to dispose of 6,368,567 shares. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)	Ms. Córdova’s beneficial ownership includes 1,666 restricted shares and 29 shares held in a trust.

(6)	Mr. Davis’s beneficial ownership includes 1,666 restricted shares.

(7)	Mr. Druten’s beneficial ownership includes 1,666 restricted shares and 20,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date and 2,000 shares held by a charitable foundation for which Mr. Druten disclaims beneficial ownership.

(8)	Mr. Dunn’s beneficial ownership includes 1,666 restricted shares and 32,052 shares held in a revocable trust for which he is the trustee with sole voting and dispositive power.

(9)	Mr. Garza’s beneficial ownership includes 1,666 restricted shares.

(10)	Mr. Haverty’s beneficial ownership includes 11,181 restricted shares, 179,534 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 626,404 shares held jointly with his spouse, 50,425 shares allocated to his account in the KCS 401(k) Plan, and 48,209 shares held by a charitable foundation for which Mr. Haverty disclaims beneficial ownership.

(11)	Mr. McDonnell’s beneficial ownership includes 1,666 restricted shares, 115,859 shares held in a trust for which he is the trustee with sole voting and dispositive power, 500,000 shares held by a subsidiary of DST Systems, Inc. for which Mr. McDonnell disclaims beneficial ownership and 40,000 shares held by a charitable foundation for which Mr. McDonnell disclaims beneficial ownership.

(12)	Mr. Ottensmeyer’s beneficial ownership includes 10,404 restricted shares, 24,167 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, and 234 shares allocated to his account in the KCS 401(k) Plan.

(13)	Mr. Slater’s beneficial ownership includes 1,666 restricted shares.

(14)	Mr. Starling’s beneficial ownership includes 62,197 restricted shares, 27,900 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 36,419 shares held jointly with his spouse and pledged as collateral for a line of credit, and 10,000 shares held in an Individual Retirement Account.

(15)	Mr. Upchurch’s beneficial ownership includes 26,059 restricted shares and 6,883 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

(16)	Mr. Zozaya’s beneficial ownership includes 4,262 restricted shares and 16,017 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

(17)	The number includes 179,758 restricted shares, 340,163 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 742,526 shares held jointly, 701,090 shares otherwise held indirectly and 36,419 shares are pledged as collateral for loans or held in brokerage accounts with margin privileges. Mr. McDonnell, a Director, disclaims beneficial ownership of 540,000 of the total shares listed. Mr. Druten, a Director, disclaims beneficial ownership of 2,000 of the total shares listed. Mr. Haverty, our Executive Chairman and a Director, disclaims beneficial ownership of 48,209 of the total shares listed.

PROPOSAL 1 — ELECTION OF THREE DIRECTORS

The Board of Directors of KCS (the “Board”) is divided into three classes. The members of each class serve staggered three-year terms of office, which results in one class standing for election at each annual meeting of stockholders. The term of office for the three directors elected at the Annual Meeting will expire in 2015 or when their successors are elected and qualified, or their earlier resignation or removal.

Three persons have been nominated by the Board of Directors for election as directors. All nominees have indicated they are willing and able to serve as directors if re-elected and have consented to being named as nominees in this Proxy Statement. If any nominee should become unable or unwilling to serve, the Proxy Committee intends to vote for one or more substitute nominees chosen by them in their sole discretion.

The biography of each nominee below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years and experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee (the “Nominating Committee”) or the Board to conclude that the person should serve as a director for the Company as of the time that this proxy statement was filed with the SEC.

As explained above in “How many votes does each Voting Share have” and “How do we decide whether our stockholders have approved the proposals?”, you may cumulatively vote for the election of directors and directors are elected by the affirmative vote of a plurality of the shares of Voting Stock present at the Annual Meeting and entitled to vote on the election of directors, assuming a quorum is present.

Nominees for Director to Serve Until the Annual Meeting of Stockholders in 2015

Lu M. Córdova, age 57, has been a director of KCS since May 6, 2010. Ms. Córdova has served as the Chief Executive Officer of Corlund Industries, L.L.C., an investment holding company specializing in operations management, strategic planning, business development and capital finance, since 2005. Ms. Córdova has also served as General Manager of Almacen Storage-US, LLC, which provides self-storage and small business warehousing in resort areas in Mexico, since 2007. She has been a director of Euronet Worldwide, Inc. since June 2011. She served on the Board of Directors of the 10th District Federal Reserve Bank based in Kansas City, Missouri from January 2005 until December 2011, where she served on the audit committee and compensation committee, and as Chairman of the Board of the 10th District Federal Reserve Bank from January 2008 until January 2011. Before serving on the Board of Directors of the Federal Reserve Bank of Kansas City, she served on its Economic Advisory Council from 2002 through 2004. She served as president of CTEK Venture Centers, a not-for-profit business catalyst, from 2001 until her retirement in 2005. She also served as Chairman of CTEK Angels, also a not-for-profit business catalyst, from 2002 until 2007. Ms. Córdova served as Chief Executive Officer of Acteva, an e-commerce software transaction provider, from 1998 until 2000. Ms. Córdova was formerly a vice president at @Home Network and at McGraw-Hill.

Ms. Córdova has extensive business leadership and entrepreneurial experience. She has developed strong leadership skills for high growth companies through her experience in leading companies in the start-up phases and growth-phases of business development. Her business experience has also given her extensive experience in corporate finance and strategic planning. In addition, Ms. Córdova is a citizen of both the United States and Mexico and has experience in managing and leading Mexican businesses. Ms. Córdova also has experience in the development of government financial and economic policies that she has developed through her formal education and experience with the Board of Directors of the 10th District Federal Reserve Bank.

Michael R. Haverty, age 67, has been Executive Chairman of KCS since August 1, 2010 and has been a director of KCS since May 1995. Mr. Haverty has served as Chairman of the Board of KCS since January 1, 2001. He served as Chief Executive Officer of KCS from July 12, 2000 until July 31, 2010. Mr. Haverty served as President of KCS from July 12, 2000 to June 12, 2006. Mr. Haverty served as Executive Vice President of KCS from May 1995 until July 12, 2000. He served as President and Chief Executive Officer of The Kansas City Southern Railway Company (“KCSR”) from 1995 to 2005 and has been a director of KCSR since 1995. He has served as Chairman of the Board of KCSR since 1999. Mr. Haverty has served as a director of the Panama Canal Railway Company, an affiliate of KCS, since 1996 and as Co-Chairman of the Board of Directors of that company since 1999. Mr. Haverty has served as Co-Chairman of Panarail Tourism Company, an affiliate of KCS, since 2000. He has served as Chairman of the Board of KCSM, a wholly-owned subsidiary of KCS, since April 1, 2005. Mr. Haverty served as Chairman and Chief Executive Officer of Haverty Corporation from 1993 to May 1995, acted as an independent executive transportation advisor from 1991 to 1993, and was President and Chief Operating Officer of The Atchison, Topeka and Santa Fe Railway Company from 1989 to 1991.

Mr. Haverty led the Company’s rail operations for over fifteen years. He came to the Company with extensive executive experience in the management of rail operations. Mr. Haverty also has strong experience in leading a public company, corporate finance, managing capital intensive organizations, international business, government and international relations, relations with the Mexican government and strategic planning. He has been the chief strategist in the development and execution of the Company’s cross-border rail strategy.

Thomas A. McDonnell, age 66, has been a director of KCS since March 18, 2003. Mr. McDonnell has served as a director of DST Systems, Inc. (“DST”) since 1971 and as Chief Executive Officer of DST since 1984. He previously served as President of DST from 1973 until July 2009 (except for a 30-month period from October 1984 to April 1987). DST provides sophisticated information processing, computer software services and business solutions to the financial services, communications and healthcare industries. He is a director of Euronet Worldwide, Inc. (since December 1996) and serves on the audit committee of this public company. He previously served as a director of Blue Valley Ban Corp (from 1996 until July 2010), Commerce Bancshares, Inc. (from April 2001 until April 2010) and Garmin Ltd. (from March 2001 until May 2010). He served on the audit committees of the boards of each of these public companies other than Blue Valley Ban Corp. Mr. McDonnell previously served as a director of KCS from 1983 until October 1995. Mr. McDonnell also served as an officer and director of KCSR before DST was spun off from KCS in 1995.

Mr. McDonnell is an experienced business leader with the skills necessary to serve as a director of the Company. He has served for many years as the CEO of DST Systems, Inc., a publicly traded company and has developed strong business leadership skills in this role. Mr. McDonnell has extensive executive experience in corporate finance and accounting, technology, international operations and strategic planning. His service on other boards has provided him with a broad business background and leadership skills that are highly valued by Directors on the Company’s Board.

YOUR BOARD RECOMMENDS THAT YOU VOTE

“FOR”

THE ELECTION OF THE BOARD’S NOMINEES

THE BOARD OF DIRECTORS

The Board of Directors met four times in 2011. The Board meets regularly to review significant developments affecting KCS and to act on matters requiring Board approval. The Board reserves certain powers and functions to itself; in addition, it has requested that the Chief Executive Officer refer certain matters to it. During 2011, all directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which they served.

The biography of each director below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years and experiences, qualifications, attributes or skills that led the Nominating Committee or the Board to conclude that the person should serve as a director for the Company as of the time that this proxy statement was filed with the SEC.

Directors Serving Until the Annual Meeting of Stockholders in 2013

Terrence P. Dunn, age 62, has been a director of KCS since May 2007. Mr. Dunn has served as President and Chief Executive Officer of J.E. Dunn Construction Group (formerly known as Dunn Industries) since 1989. Headquartered in Kansas City, Missouri, J.E. Dunn Construction Group is the holding company for commercial contracting and construction company affiliates across the nation. Mr. Dunn has served on the Board of Directors of UMB Financial Corporation since 2003.

As the President and Chief Executive Officer of a $2.0 billion (revenue) construction company, Mr. Dunn has extensive executive experience in managing a capital intensive business, corporate finance and accounting and strategic planning. Mr. Dunn also has strong skills in executive compensation matters and business expansion. He also has strong board leadership skills developed as lead director of UMB Financial Corporation and as former chairman of the board of the Federal Reserve Bank of Kansas City.

Antonio O. Garza, Jr., age 52, has been a director of KCS since May 6, 2010. Mr. Garza has been a partner of ViaNovo, a leading management and communications consultancy since 2009. He has also worked as counsel to the Mexico City office of White & Case, LLP since 2009. White & Case has served as outside legal counsel to KCSM for over ten years. As counsel to the firm, Mr. Garza does not share in the profits of the firm and is not compensated for fees generated by the firm for performing legal work for KCS or KCSM. Mr. Garza served as United States Ambassador to Mexico from 2002 until January 2009. Mr. Garza was elected to the Texas Railroad Commission in 1998 and served as its Chairman from 1999 until he left the Commission in 2002 to serve as United States Ambassador to Mexico. He served as the Secretary of State of Texas from 1994 until 1998. Mr. Garza has served as a director of Basic Energy Services, a publicly traded corporation, since May 2009, for which he also has served on the Compensation Committee since October 2009, and he has served on the Board of Directors of BBVA Compass Bank since January 2010. He has served as a director of KCSM since October 2011. Mr. Garza previously served on the Advisory Council of KCSM from October 2009 until his election to the Company’s Board of Directors in May 2010. He also is on the Board of Trustees of Southern Methodist University, for which he serves on the finance/legal committee, and on the University of Texas Development Board and Dean’s Advisory Board for Harvard’s School of Public Health.

Mr. Garza brings strong political, diplomatic and international business skills to the Board that he has developed through his experience as the United States’ Ambassador to Mexico and as an international business consultant and attorney. In addition, he has extensive experience in public policy development, strategic relationships with government officials and government relations experience including prior experience working with the Mexican government, which will serve the Board well in its governance and strategic oversight of KCSM. Mr. Garza also has a solid understanding of KCSM’s operations developed through his service on its Advisory Council.

David L. Starling, age 62, has been a director of KCS since May 6, 2010. Mr. Starling has served as President and Chief Executive Officer of KCS since August 1, 2010. He served as President and Chief Operating Officer of KCS from July 1, 2008 through August 1, 2010. Mr. Starling has also served as a Director, President and Chief Executive Officer of KCSR since July 1, 2008. He has also served as Vice Chairman of the Board of Directors of KCSM, a wholly-owned subsidiary of the Company, since September 2009. Mr. Starling has served as Vice Chairman of the Board of Directors of Panama Canal Railway Company (“PCRC”), a joint venture company owned equally by KCS and Mi-Jack Products, Inc., since July 2008. Prior to joining KCS, Mr. Starling served as President and Director General of PCRC from 1999 through June 2008. From 1988 through 1999, Mr. Starling served in various leadership positions for American President Lines including most recently vice president Central Asia headquartered in Hong Kong.

Mr. Starling has extensive executive experience in the North American rail industry and in intermodal and global shipping logistics. He developed significant international logistics experience in his role as Vice President of Central Asia for American President Lines, where he was responsible for its operations in China, Taiwan and Hong Kong. Mr. Starling has significant rail operations leadership experience developed in his position as President and Director General of Panama Canal Railway Company, where he supervised the reconstruction and subsequent operation of the company. He has played an important role in executing the Company’s cross-border rail strategy since joining the Company in July 2008 as its President and Chief Operating Officer. Prior to joining the Company, Mr. Starling developed a strong understanding of its international shipping operations through his position as Executive Representative of the Company from July 2007 until joining the Company as an employee in July 2008. In this role, Mr. Starling represented the Company in seeking to encourage shipping of ocean container traffic through the Port of Lázaro Cárdenas, as well as through Panama.

Directors Serving Until the Annual Meeting of Stockholders in 2014

Henry R. Davis, age 71, has been a director of KCS since February 28, 2008. Since 1998, Mr. Davis has served as President of the investment firm Promotora DAC, S.A. de C.V., which focuses its investments in the financial and real estate sectors. Mr. Davis served as President, Chief Executive Officer and Vice Chairman of the Board of Grupo Cifra from 1983, until its acquisition by Wal-Mart de México in 1998. Mr. Davis is a director of Grupo Bimbo, S.A.B. de C.V. (1999 to present) and Fibra Uno, S.A.B. de C.V. (2011 to present). He previously served as a director of Grupo Aeroportuario de Pacífico S.A.B. de C.V. (2006 to 2010) and Ixe Grupo Financiero S.A. de C.V. (2001 to 2011).

As the Chief Executive Officer and Vice Chairman of Grupo Cifra, Mr. Davis developed extensive business leadership skills. He also has unique insights in managing and operating businesses in Mexico that serves the Board well in its governance and strategic oversight of the Company’s wholly-owned subsidiary, KCSM. Mr. Davis has also developed extensive finance and real estate experience through the leadership of Promotora DAC, S.A. de C.V. In addition, he has strong skills in corporate finance, managing capital intensive industry operations, international relations, strategic planning and executive compensation.

Robert J. Druten, age 64, has been a director of KCS since July 26, 2004. Mr. Druten served as Executive Vice President and Chief Financial Officer of Hallmark Cards, Inc. from 1994 until his retirement in August 2006. From 1991 until 1994, he served as Executive Vice President and Chief Financial Officer of Crown Media, Inc., a cable communications subsidiary of Hallmark. He served as Vice President of Corporate Development and Planning of Hallmark from 1989 until 1991. Prior to joining Hallmark in 1986, Mr. Druten held a variety of executive positions with Pioneer Western Corporation from 1983 to 1986. Mr. Druten has served as a trustee of Entertainment Properties Trust (“EPT”), a real estate investment trust, since 1997 and is its Chairman of the Board. He has also been a member of the compensation, governance and finance committees of EPT. He has served as a director of Alliance Holdings GP, L.P., a publicly traded limited partnership whose publicly traded subsidiary is engaged in the production and marketing of coal, since 2007, where he serves on the Audit Committee and its Conflicts Committee. Mr. Druten previously served as a director of American Italian Pasta Company, from 2007 until it was acquired by Ralcorp Holdings, Inc. in July 2010, where he was the Chair of the Audit Committee and also served on the Compensation Committee.

Mr. Druten has extensive executive experience in corporate finance and accounting developed during his tenure as a financial manager, and ultimately as Chief Financial Officer, of Hallmark Cards, Inc. He has also served on the audit committees of other public companies, which gives him valuable knowledge and perspective in serving on the Company’s Audit Committee. Mr. Druten also has experience in managing capital intensive operations, international operations and strategic planning.

Rodney E. Slater, age 57, has been a director of KCS since June 5, 2001. Mr. Slater is a partner in the public policy practice group of the law firm Patton Boggs LLP and has served as a member of the firm’s transportation practice group in Washington, D.C. since 2001. He served as United States Secretary of Transportation from 1997 to January 2001 and head of the Federal Highway Administration from 1993 to 1996. Mr. Slater is also a director of Southern Development Bancorporation (since May 2001), International Battery, Inc. (since May 2009), Transurban Group (since June 2009), Verizon Communications, Inc. (since March 2010) and WS Atkins plc (since September 2011). Mr. Slater has served as a member of the Brambles Advisory Board since August 2010. Mr. Slater previously served as a Director of ICx Technologies, Inc. from July 2006 through October 2010 and Delta Airlines from October 2008 through June 2011, and is a Past Chairman of the Board of United Way of America.

Mr. Slater brings strong leadership skills to the Board developed through his career as a government leader, which culminated in his service as the United States’ Secretary of Transportation. As Secretary of Transportation, Mr. Slater developed extensive experience in the regulation of transportation, development of public policy and government and international relations, and he serves as a key advisor to the Board on these issues. Mr. Slater also has extensive experience in executive compensation.

CORPORATE GOVERNANCE

The Corporate Governance Guidelines of Kansas City Southern (the “Guidelines”) are available for review in the “Corporate Governance – Governance Documents” section under the “Investors” tab of our website at www.kcsouthern.com. In addition, this section of our website makes available all of our corporate governance materials, including our Bylaws, as amended and restated on June 28, 2010 (the “Bylaws”), board committee charters, code of business conduct and ethics and our anti-harassment and equal employment opportunity policies. Our Board of Directors regularly reviews corporate governance developments and modifies the Guidelines, committee charters, and key practices as it believes warranted.

The “Investors” section of our website also includes a copy of the brochure for our United States Speak Up! line in portable document format (i.e., PDF). Our United States Speak Up! line is a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual actions they believe may violate our corporate policies or the law including, but not limited to, the following:

•      Unlawful harassment

•      Bribery

•      Destroying, altering or falsifying company records

•      Misuse of corporate assets

•      Threats to personal safety

•      Violations of anti-trust, environmental or other governmental compliance regulations

• Employment discrimination • Conflicts of interest • Security concerns, including those of terrorist activity • Securities matters • Use or sale of illegal drugs

•      Accounting or auditing irregularities

•      Insider trading

•      Creating or ignoring safety or  environmental hazards

•      Theft and fraud

•      Disclosure of proprietary information

•      Suspicious activity, including inquiries from strangers about our facilities or operations

Our United States Speak Up! line is operated by an independent outside vendor 24 hours a day, seven days a week. Any employee, stockholder, or other interested party can call the following toll-free (within the United States) number to submit a report:

1-800-727-2615

We have a similar hotline in Mexico, the KCSM Speak Up! line, to receive confidential and anonymous reports of suspected or actual actions that the reporting party believes may violate our corporate policies or the law. The KCSM Speak Up! line is operated by an independent outside vendor 24 hours a day, seven days a week. Any employee, stockholder or other interested party can call one of the following toll-free numbers to submit a report:

Initial Toll-Free Phone Number: 01-800-288-2872

Access Code: 800-727-2615

or

Initial Toll Free-Phone Number: 01-800-112-2020

Access Code: 800-727-2615

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics is applicable to all directors, officers and employees of KCS and its subsidiaries and embodies our principles and practices relating to the ethical conduct of our business and our commitment to honesty, fair dealing and compliance with applicable laws and regulations. Our Code of Business Conduct and Ethics is available in the “Corporate Governance – Governance Documents” section under the “Investors” tab of our website at www.kcsouthern.com and in print to any stockholder who requests it.

Policy on Director Attendance at Annual Stockholder Meetings

Our directors are encouraged to attend the annual stockholder meetings. Except for Mr. Slater and Mr. Davis, all directors serving at the time of the 2011 annual stockholder meeting attended that meeting.

Director Qualifications, Qualities and Skills

The Guidelines establish certain qualifications, qualities and skills that directors and nominees must meet to be eligible to serve on our Board of Directors. Under the Guidelines, directors and nominees must be committed to representing the long-term interests of our stockholders and meet, at a minimum, the following qualifications:

•	Highest personal and professional ethics, integrity and values;

•	Independence, in accordance with the requirements of the NYSE, unless their lack of independence would not prevent two-thirds of the Board from meeting such requirements;

•	No current service on boards of companies that, in the judgment of the Nominating Committee, are in competition with, or opposed to the best interests of, the Company; and

•	Below the age of 72 years as of the date of the meeting at which his or her election would occur.

Additionally, it is considered desirable that directors and nominees possess the following qualities and skills:

•	Significant experience at policy making levels in business, government or education;

•	Significant experience or relationships in, or knowledge about, geographic markets served by us or industries that are relevant to our business; and

•	Willingness to devote sufficient time to carrying out their duties and responsibilities effectively, including service on appropriate committees of the Board.

Our Bylaws also provide that no one who is 72 years old shall be eligible to be nominated or to serve as a member of the Board of Directors, but any person who attains the age of 72 during the term of directorship to which he or she was elected shall be eligible to serve the remainder of that term. Our Restated Certificate of Incorporation and Bylaws do not have any other eligibility requirements for directors.

Non-Management Director Independence

The Guidelines require that a majority of the Board of Directors must be independent, as determined affirmatively by the Board in accordance with the listing standards of the NYSE, although our goal is to have two-thirds of the members of the Board meet these requirements. We refer to directors who do not serve as executive officers of KCS or any of its subsidiaries as the “Non-Management

Directors.” The Non-Management Directors constitute more than two-thirds of our Board of Directors. The Non-Management Directors are Messrs. Davis, Druten, Dunn, McDonnell and Slater, Ambassador Garza and Ms. Córdova. Our Board has affirmatively determined that each such Non-Management Director is independent in accordance with applicable NYSE listing standards (see “Insider Disclosures — Certain Relationships and Related Transactions”). In determining the independence of each Non-Management Director, the Board of Directors applied categorical standards of independence contained in the Guidelines and applicable NYSE listing standards. These standards assist the Board in determining that a director or nominee has no material relationship with KCS, either directly or as a partner, shareholder or officer of an organization that has a relationship with KCS. Under the standards, to be considered independent, a member of the Board may not:

•

Have a material relationship with KCS (directly or as a partner, shareholder or officer of an organization that has such a relationship); provided, a material relationship shall not be inferred merely because (i) the director is a director, officer, shareholder, partner or principal of, or advisor to, another company that does business with KCS and the annual sales to, or purchases from, KCS are less than the greater of $1 million or 2% of the annual revenues of the other company, if the director does not receive any compensation as a direct result of such business with KCS, or (ii) the director is an officer, director or trustee of a charitable organization, and our discretionary charitable contributions to that organization are less than the greater of $1 million or 2% of that organization’s consolidated gross revenues;

•

Be, or have been during the three years preceding the determination, an employee, or have an immediate family member who is, or was during the three years preceding the determination, an executive officer, of KCS;

•

Have received, or have an immediate family member who has received during any twelve-month period within the three years preceding the determination, more than $100,000 in direct compensation from KCS, other than director and committee fees, pension or other forms of deferred compensation for prior service (provided such deferred compensation is not contingent in any way on future service);

•

Be, or have an immediate family member who is, a current partner of a firm that is our internal or external auditor; be a current employee of such a firm or have an immediate family member who is a current employee of such firm and who participates in the firm’s audit; or have been, or have an immediate family member who was, within the three years preceding the determination (but is no longer), a partner or employee of such firm and personally worked on our audit within that time;

•

Be, or have been during the three years preceding the determination, or have an immediate family member who is, or was during the three years preceding the determination, employed as an executive officer of another company where any of our present executives at the same time serves or served on that company’s compensation committee; or

•

Be a current employee, or have an immediate family member who is a current executive officer, of a company that has made payments to, or received payments from, KCS for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues for its last completed fiscal year.

Executive Sessions

Our Non-Management Directors meet regularly in executive session without management. Thomas A. McDonnell (the “Presiding Director”) serves as Presiding Director in such sessions.

Board Leadership Structure

The Board regularly considers the appropriate leadership structure for the Company and has concluded that the Company and its stockholders are best served by not having a formal policy on whether the same individual should serve as both the Chief Executive Officer and Chairman of the Board. The Board believes that no single Board leadership model is most effective in all circumstances for any company and that it is better for the Board to use its knowledge and experience to elect the most qualified director as Chairman of the Board, even if such director also serves as the Chief Executive Officer of the Company.

In June 2010, after considerable discussion and review, the Board determined to separate the role of Chairman of the Board and Chief Executive Officer as part of the Company’s leadership succession plan. The Board appointed Mr. Haverty to serve as Executive Chairman of the Board of Directors and Mr. Starling to serve as President and Chief Executive Officer of the Company, succeeding Mr. Haverty in the role of Chief Executive Officer. In the position of Executive Chairman, Mr. Haverty continues to be an employee of the Company and leads the Company’s strategic planning process and supervises and has mentored Mr. Starling as he has transitioned into the role of Chief Executive Officer. Mr. Starling is responsible for developing and recommending to the Board the Company’s annual business plans and budgets that support the Company’s long-term strategy. Further, he is responsible for establishing and maintaining an effective management team and an active plan for its development and succession.

Given Mr. Haverty’s continuing status as a management employee of the Company and to ensure effective independent oversight, the Board holds regular executive sessions of the Non-Management Directors over which Mr. McDonnell presides as the Presiding Director. Further, all Board committees, other than the Executive Committee, are comprised of only Non-Management Directors. Thus, the Non-Management Directors directly oversee critical matters such as the compensation of executive management, including Mr. Haverty’s and Mr. Starling’s compensation, the selection and evaluation of Board nominees, the integrity of the Company’s financial statements, and the development of corporate governance programs of the Company.

Stockholder/Interested Person Communication with the Board

Any stockholder or interested person may communicate with the Non-Management Directors or the Presiding Director by sending such communication in writing to the office of the Corporate Secretary, Kansas City Southern, P.O. Box 219335, Kansas City, Missouri, 64121-9335, or by express carrier to the Corporate Secretary, Kansas City Southern, 427 West 12th Street, Kansas City, Missouri 64105. In its capacity as the agent for the Non-Management Directors and Presiding Director, the office of the Corporate Secretary may review, sort and summarize the communications and, in accordance with the directions provided by and procedures established by the Non-Management Directors, forward such communications to the Non-Management Directors and the Presiding Director, as appropriate. To be considered, such communications must be signed by the stockholder or other interested party, with the stockholder’s or other interested party’s name, address and telephone number. The Non-Management Directors or the Presiding Director shall review such communication with the Board, or the group addressed in the communication, for the purpose of determining an appropriate response and any appropriate action that should be taken. Any communications received may be shared with management on the instruction of the Non-Management Directors or the Presiding Director.

BOARD COMMITTEES

The Board of Directors has established an Executive Committee, an Audit Committee, a Finance Committee, a Compensation and Organization Committee (referred to in this Proxy Statement as the “Compensation Committee”), and a Nominating and Corporate Governance Committee (referred to in this Proxy Statement as the “Nominating Committee”). Committee members are elected at the Board’s annual meeting immediately following our Annual Meeting of stockholders.

The following number of committee meetings were held during 2011:

Committee	In Person(1)	By Telephone(1)
Executive	0	0
Audit	4	0
Finance	3	0
Compensation	3	2
Nominating	2	0

(1)	Some directors attended by telephone certain meetings held in person and some directors attended in person certain meetings held by telephone.

The Executive Committee

The Executive Committee consists of our Executive Chairman, and two Non-Management Directors elected by the Board to serve one-year terms. The current members of the Executive Committee are Mr. McDonnell (Executive Committee Chairman), Mr. Haverty and Mr. Slater. When the Board is not in session, the Executive Committee has all the powers of the Board in all cases in which specific directions have not been given by the Board.

The Audit Committee

The Audit Committee consists of three Non-Management Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one-year terms. The current members of the Audit Committee are Mr. Druten (Chairman), Ms. Córdova and Mr. McDonnell. The members of the Audit Committee are independent (as defined in the NYSE’s listing standards) and meet the additional independence standards in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In determining independence, the Board of Directors concluded that each member of the Audit

Committee has no material relationship with KCS under the standards set forth in the Guidelines. The Guidelines do not limit the number of public company audit committees on which the members of our Audit Committee may serve. However, for any director to simultaneously serve on our Audit Committee and the audit committees of more than three other public companies, the Board must affirmatively determine that such simultaneous service will not impair the director’s ability to effectively serve on our Audit Committee.

The Board has determined that Mr. Druten and Mr. McDonnell are “audit committee financial experts” as that term is defined in applicable securities regulations. The Board determined that Mr. Druten qualifies as an audit committee financial expert based upon his prior experience as Executive Vice President and Chief Financial Officer of Hallmark Cards, Inc. and previously at Crown Media, Inc., as well as his prior experience as a certified public accountant with Arthur Young & Co. The Board of Directors determined that Mr. McDonnell qualifies as an audit committee financial expert based upon his experience as the Chief Executive Officer of DST, his accounting and financial education, his experience actively supervising others performing accounting or auditing functions, and his past and current memberships on audit committees of other public companies.

The Audit Committee is responsible for appointing and pre-approving the fees of our independent registered public accounting firm and pre-approving fees for other non-audit services provided by our independent registered public accounting firm. In addition, the Audit Committee monitors the quality and integrity of our financial reporting process, financial statements and systems of internal controls.

The Board of Directors has adopted a written charter for the Audit Committee detailing all of its responsibilities, a copy of which is available in the “Corporate Governance – Governance Documents” section under the “Investors” tab of our website at www.kcsouthern.com.

The Audit Committee’s report is provided below.

The Finance Committee

The Finance Committee consists of three Non-Management Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one-year terms. The current members of the Finance Committee are Mr. Druten (Chairman), Ambassador Garza and Mr. McDonnell.

The Finance Committee is responsible for reviewing and approving financial transactions exceeding $25 million, but not exceeding $200 million. The Finance Committee also reviews management’s financing plans and reports and makes recommendations to the Board with respect to matters affecting our financing plan and capital structure.

The Board of Directors has adopted a written charter for the Finance Committee detailing all of its responsibilities, a copy of which is available in the “Corporate Governance – Governance Documents” section under the “Investors” tab of our website at www.kcsouthern.com.

The Compensation Committee

The Compensation Committee consists of three Non-Management Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one-year terms. The current members of the Compensation Committee are Mr. Dunn (Chairman), Mr. Davis and Mr. Slater. Each member of the Compensation Committee is independent (as defined in the NYSE’s listing standards), is considered an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and is considered a non-employee director under Rule 16b-3 under the Exchange Act.

The Compensation Committee is responsible for establishing, communicating to management and the Board and periodically updating the Company’s compensation philosophy, objectives, policies, strategies and programs, with the objective of ensuring they provide appropriate motivation for corporate performance and increased stockholder value. The Compensation Committee is solely responsible for reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer (“CEO”), evaluating and reviewing with our CEO his performance in light of those goals and objectives, and setting our CEO’s compensation level based on that evaluation. In addition, the Compensation Committee reviews and approves the compensation of other members of senior management of KCS based on recommendations from the CEO and Towers Watson, our independent compensation consultant (“Towers Watson” or the “Compensation Consultant”). The Compensation Committee annually reviews and assesses the risks associated with the Company’s compensation practices, policies and programs applicable to employees to determine whether the risks arising from such practices, policies and programs are appropriate or reasonably likely to have a material adverse effect on the Company.

The Board of Directors has adopted a written charter for the Compensation Committee detailing all of its responsibilities, a copy of which is available in the “Corporate Governance – Governance Documents” section under the “Investors” tab of our website at www.kcsouthern.com.

The Compensation Committee’s report is provided below.

Compensation Committee Interlocks and Insider Participation

During 2011:

•	no member of the Compensation Committee was an officer or employee of KCS or was formerly an officer of KCS;

•

no member of the Compensation Committee had any material relationship with KCS other than service on the Board and Board committees and the receipt of compensation for that service, except as described below in “Insider Disclosures — Certain Relationships and Related Transactions”;

•

no executive officer of KCS served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; and

•

no executive officer of KCS served as a member of the compensation committee (or other board committee performing equivalent functions or, if the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of KCS.

The Nominating and Corporate Governance Committee

The Nominating Committee consists of all of our independent (as defined in the NYSE’s listing standards) Non-Management Directors and are re-elected by the Board annually to serve on this committee. The current members of the Nominating Committee are Mr. Slater (Chairman), Ms. Córdova, Mr. Davis, Mr. Druten, Mr. Dunn and Mr. McDonnell.

The Nominating Committee recommends to the Board of Directors suitable nominees for election to the Board or to fill newly created directorships or vacancies on the Board. In addition, the Nominating Committee is responsible for ensuring that the Company maintains appropriate corporate governance practices and procedures.

The Nominating Committee generally will consider director nominees recommended by stockholders. Nominees recommended by stockholders in compliance with our Bylaws will be evaluated on the same basis as other nominees considered by the Nominating Committee. Stockholders should see “Stockholder Proposals” below for information relating to the submission by stockholders of nominees and matters for consideration at a meeting of our stockholders.

The Board of Directors has adopted a written charter for the Nominating Committee detailing all of its responsibilities, a copy of which is available in the “Corporate Governance – Governance Documents” section under the “Investors” tab of our website at www.kcsouthern.com.

The Board’s Role in Risk Oversight

The Board of Directors is responsible for overseeing the Company’s enterprise risk management process and program. This includes understanding the Company’s philosophy and strategy towards enterprise risk management and mitigation. The Board reviews the Company’s most significant risks and whether management is responding within the Company’s risk management and mitigation strategies. The Board has delegated to the Audit Committee the primary responsibility for reviewing the Company’s risk assessment and risk management policies. Management periodically reports to the Audit Committee on the Company’s risk identification, assessment and mitigation activities. The Company has an enterprise risk management coordinator who supervises the enterprise risk management process. Furthermore, the Company has given its Disclosure Committee responsibility to review the comparability of the risk factors disclosed in the Company’s Annual Report on Form 10-K with the Company’s enterprise risk profile. The risk oversight structure has no effect on the Board’s leadership structure.

Risk Considerations in our Compensation Program

In early 2012, the Company engaged Towers Watson to review its compensation program to assess the risks that it could create, as reflected in the Company’s risk management practices and policies. The review covered a number of key facets of the Company’s compensation plans, including their purposes, the types of performance measures used, the number and organizational level of participants, the aggregate amount and maximum individual amounts payable under the plans, the ability of the participants to take actions that could influence the calculation of their awards, the scope of the risks that could be created by actions taken to enhance the amounts payable under the plans, and how the Company’s risk management policies and governance practices are structured to mitigate these risks. As a result of this review, the Company concluded that its compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company or its stockholders.

Director Diversity

The Nominating Committee strives to nominate directors who represent an appropriate mix of backgrounds and experiences to best enhance the functions of the Board. The Nominating Committee considers diversity in the broadest sense, thus including factors such as age, sex, race, ethnicity and geographic location, as well as a variety of experience and educational backgrounds (such as operations, finance, accounting and marketing experience and education) when seeking Board nominees. The Nominating Committee does not have a diversity policy in place.

INSIDER DISCLOSURES

Certain Relationships and Related Transactions

A 50% owned affiliate of a wholly-owned subsidiary of DST leases to KCSR the headquarters building occupied by KCS and KCSR, and also leases to KCSR a floor in another building. These leases expire in 2019. Thomas A. McDonnell, one of our Non-Management Directors, is the Chief Executive Officer and a director of DST and Chairman of the Board of Directors of the DST subsidiary. Rent and expenses paid by KCSR under these leases aggregated approximately $4.3 million in 2011. DST’s indirect 50% interest in those lease payments amounted to less than 1% of DST’s consolidated gross revenues in 2011. The aggregate rentals payable under the leases from January 1, 2011 until the end of the lease terms total approximately $24.0 million. Mr. McDonnell does not receive any salary from the DST subsidiary or affiliate, owns no stock in either entity, owns less than 5% of the outstanding common stock of DST, and receives no direct financial benefit from these lease payments.

Related Person Transaction Policies and Procedures

The Board of Directors is empowered to review, approve and ratify any transactions between KCS and “related persons,” as that term is defined by Item 404 of Regulation S-K. The charter of the Nominating Committee contains procedures for the review of related person transactions and the reporting of such transactions by the Nominating Committee to the full Board of Directors for approval or ratification. These transactions, which include any financial transaction, arrangement or relationship or any series of similar transactions, are reviewed for approval or ratification for any transaction between the Company and its directors, director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single fiscal year. The Nominating Committee has directed the Corporate Secretary to review on behalf of the Nominating Committee responses to annual director and officer questionnaires to determine whether any related person has, or has had, a direct or indirect material interest in any transaction with the Company or its subsidiaries, other than the receipt of ordinary director or officer compensation in the last fiscal year. The charter of the Audit Committee contains procedures designed to ensure that any related person transactions that are ratified or approved by the Nominating Committee are properly reported by the Company in its financial statements and SEC filings.

The policy outlined in the Nominating Committee Charter provides that the Nominating Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Nominating Committee takes into account, among other factors it deems appropriate:

•	the significance of the transaction to the Company;

•	the best interests of the Company’s stockholders;

•	the materiality of the transaction to the related person;

•	whether the transaction is significantly likely to impair any judgments an executive officer or director would make on behalf of the Company;

•	the Company’s Code of Business Conduct and Ethics;

•	whether a related person serves on the Compensation Committee and if so, whether such continued service is appropriate in accordance with the Compensation Committee charter; and

•	whether the terms of the transaction are more favorable to the Company than would be available from an unrelated third party.

NON-MANAGEMENT DIRECTOR COMPENSATION

This section describes the compensation paid to our Non-Management Directors. Michael R. Haverty, our Executive Chairman, and David L. Starling, our President and CEO, each serve on our Board of Directors, but are not paid any compensation for their service on the Board. Their compensation is described in the Summary Compensation Table included in this Proxy Statement.

Director Fees

Non-Management Director Compensation Practices

The Compensation Committee recommends each component of Non-Management Director compensation to the Board. The Compensation Committee seeks to recommend competitive compensation packages that include both cash and stock components. The Board of Directors does not delegate its authority for determining Non-Management Director compensation to any other person.

In recommending Non-Management Director compensation, the Compensation Committee may consider, and determine the weight it will give to, any combination of the following:

•	market competition for directors;

•	securities law and NYSE independence, expertise and qualification requirements;

•	director compensation provided by peer group companies selected by the Compensation Committee with the assistance of the Compensation Consultant;

•	directors’ duties and responsibilities; and

•	director retention.

Non-Management Director Compensation Program

Under the current Non-Management Director compensation program (the “Non-Management Director Compensation Program”), each Non-Management Director receives the following compensation for his or her service as a member of the Board:

Annual Retainers for Board and Committee Membership

Type	Amount
Annual Board retainer	$50,000
Presiding Director additional retainer	$15,000
Audit Committee Chair	$10,000
Compensation Committee Chair	$7,000
Executive Committee Chair	$7,000
Finance Committee Chair	$7,000
Nominating Committee Chair	$7,000
Audit Committee Membership	$5,000

Fees per Meeting Attended

Type	Amount
Board (in person meeting)	$4,000
Board (telephonic meeting)	$3,000
Committee (in person meeting)	$2,000
Committee (telephonic meeting)	$1,500

Non-Management Director Stock Awards

Under the Non-Management Director Compensation Program, each Non-Management Director is awarded a grant of restricted Common Stock under the Kansas City Southern 2008 Stock Option and Performance Award Plan (the “2008 Plan”) on the date of each annual meeting. The grant is for a number of shares equal to $90,000 in value divided by the average closing price of the Company’s stock for the 30 days prior to the grant date. Following the 2011 annual meeting of stockholders, each Non-Management director was awarded 1,666 shares of restricted Common Stock calculated in accordance with the above-described formula, based on an average closing price over the 30 days prior to the grant date of $54.02 per share.

Restricted shares awarded to Non-Management Directors vest upon the earlier of (a) one year from the date of grant or (b) the day prior to the next annual meeting of stockholders. The restricted shares that have not vested are forfeited if there is a termination of affiliation for any reason other than death, disability or change in control of KCS. The restricted shares vest automatically upon termination of affiliation due to death, disability or change in control of KCS.

Director Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for Non-Management Directors. The guidelines were revised in 2011. These guidelines provide that each Non-Management Director is required to beneficially own shares of our Common Stock with a fair market value equal to at least five times the base annual retainer for serving as a Board member (currently 5 x $50,000 = $250,000). Restricted stock granted to a Non-Management Director will count toward this requirement. Non-Management Directors must achieve this ownership level within five years from the date of their election to the Board. This compliance period was shortened from eight years to five years from the date a Director is elected or appointed to the Board.

Non-Management Director Expense Reimbursement

In addition to compensating the Non-Management Directors as discussed above, we also reimburse the Non-Management Directors for their expenses in attending Board and Committee meetings.

Directors’ Fee Deferral Plans

Non-Management Directors are permitted to defer receipt of directors’ cash fees under an unfunded Directors’ Deferred Fee Plan (which we refer to as the “Deferred Fee Plan”) adopted by the Board of Directors. Earnings on deferred fees and earnings credited to the director’s account are determined by the hypothetical “investment” of deferred fees based on the director’s election among investment options designated by us from time to time for the Deferred Fee Plan. An underlying investment rate determined from time to time by the Board (currently the rate on United States Treasury securities with a maturity of 10 years plus one percentage point, adjusted annually on July 1) is used to credit with interest any part of a director’s account for which a mutual fund has not been designated as the hypothetical “investment.” A director’s account value will be paid after the director ceases to be a director of KCS. Amounts deferred, including related earnings, will be paid either in installments or a lump sum, as elected by the director. Distributions under the Deferred Fee Plan are allowed prior to cessation as a director in certain instances as approved by the Board. The Board may designate a plan administrator, but in the absence of such designation, the Corporate Secretary of KCS will administer the Deferred Fee Plan. Currently, there are no directors participating in the Deferred Fee Plan and there were no balances under the plan as of December 31, 2011.

In 2011, the Board of Directors adopted the Non-Management Director Deferred Stock Program (the “Deferred Stock Program”). Under the Deferred Stock Program, cash retainers paid each year may be deferred into shares of KCS common stock. Meeting fees are not eligible for the Deferred Stock Program. Directors may defer a percentage or a specific dollar amount into KCS common stock. The number of shares granted under the Deferred Stock Program will be equal to (a) the aggregate value of annual cash retainers elected to be deferred, divided by (b) the fair market value per share on the grant date. The stock is 100% vested, but has no voting rights. Dividend equivalents (if any) will also be credited to the KCS deferred stock account. Directors may elect the date that distribution of the deferred shares occurs. They may also choose to receive payment in either lump sum or installments (up to 5 years). Payment will be accelerated in the event of a change in control of KCS or the director’s death. Currently there are no directors participating in the Deferred Stock Program.

2011 Non-Management Director Compensation

The following table shows the compensation paid to our Non-Management Directors in 2011.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Lu M. Córdova	$83,000	$93,163	$0	$658	$176,821
Henry R. Davis	$79,000	$93,163	$0	$63	$172,226
Robert J. Druten	$101,000	$93,163	$0	$29,530	$223,693
Terrence P. Dunn	$86,000	$93,163	$0	$30,158	$209,321
Antonio O. Garza, Jr.	$68,000	$93,163	$0	$158	$161,321
Thomas A. McDonnell	$105,000	$93,163	$0	$30,103	$228,266
Rodney E. Slater	$86,000	$93,163	$0	$158	$179,321

(1)	This column presents the aggregate grant date fair value of restricted stock awards made in 2011 computed in accordance with FASB ASC Topic 718. The restricted shares were awarded under our 2008 Plan. Each Non-Management Director received a grant of 1,666 restricted shares of Common Stock on the date of the 2011 annual meeting of stockholders, which was May 5, 2011.

As of December 31, 2011, each Non-Management Director held 1,666 unvested restricted shares of Common Stock with a fair value at grant date of $93,163.

(2)	No options were granted to any Non-Management Director in or for 2011. Certain Non-Management Directors have unexercised stock options granted prior to January 2007 when Non-Management Director compensation included stock options as opposed to restricted stock grants.

As of December 31, 2011, each Non-Management Director held the options listed in the table below:

Name	Number of Exercisable Options at 12/31/11	Number of Unexercisable Options at 12/31/11
Lu M. Córdova	0	0
Henry R. Davis	0	0
Robert J. Druten	20,000	0
Terrence P. Dunn	0	0
Antonio O. Garza, Jr.	0	0
Thomas A. McDonnell	0	0
Rodney E. Slater	0	0

(3)	All Other Compensation for the Non-Management Directors consists of:

Name	Group Term Life Premiums	AD&D Premiums	Charitable Matching Gifts(a)	Total
Lu M. Córdova	$138	$20	$500	$658
Henry R. Davis	$55	$8	$0	$63
Robert J. Druten	$138	$20	$29,372	$29,530
Terrence P. Dunn	$138	$20	$30,000	$30,158

Name	Group Term Life Premiums	AD&D Premiums	Charitable Matching Gifts(a)	Total
Antonio O. Garza, Jr.	$138	$20	$0	$158
Thomas A. McDonnell	$90	$13	$30,000	$30,103
Rodney E. Slater	$138	$20	$0	$158

(a)	We provide a two-for-one Company match of eligible charitable contributions made by our Non-Management Directors. The maximum amount of contributions we will match in any calendar year for any director is $15,000. Of this $15,000 maximum, only half may be contributed to one organization.

AUDIT COMMITTEE REPORT

In accordance with the Audit Committee’s written charter duly adopted by the Board of Directors, we have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2011.

Management is responsible for the Company’s internal controls and the financial reporting process. KPMG LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and to issue a report thereon. Our responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. We met with the independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and have discussed with the registered public accounting firm its independence from management.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

The Audit Committee

Robert J. Druten, Chairman
Lu M. Córdova
Thomas A. McDonnell

This Audit Committee Report is not deemed “soliciting material”

and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Engagement

KPMG LLP (“KPMG”) served as our independent registered public accounting firm for the year ended December 31, 2011. KPMG performed professional services in connection with the audit of our consolidated financial statements we filed with the SEC under the Exchange Act, registration statements we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and private offering documents. KPMG also audited the Company’s internal control over financial reporting as of December 31, 2011 and issued an attestation report.

Independent Registered Public Accounting Firm Fees

The following table presents the total fees for professional audit services and other services rendered by KPMG, the independent registered public accounting firm to KCS, for the years ended December 31, 2011 and 2010 (in thousands).

	Year Ended December 31,
	2011	2010
Audit fees	$1,958.4	$1,875.0
Audit-related fees(1)	210.5	445.0
Tax fees	29.9	37.7

Total	$2,198.8	$2,357.7

(1)	Primarily reflects fees related to debt offering documents and SEC filings.

Pre-Approval Policy

The Audit Committee must pre-approve the engagement of the independent registered public accounting firm to audit our consolidated financial statements.

The Audit Committee’s pre-approval policies and procedures, as described in its charter, provide that the Audit Committee will approve all fees for audit and non-audit services prior to engagement. The Chair of the Audit Committee is authorized to pre-approve any audit and non-audit services on behalf of the Audit Committee, provided that such decisions are provided to the full Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved all services provided by KPMG for 2011.

Selection of KPMG as our Independent Registered Public Accounting Firm for 2012

The Audit Committee has selected KPMG as our independent registered public accounting firm to audit our 2012 consolidated financial statements and provide an attestation report on the effectiveness of our internal control over financial reporting as of December 31, 2012.

PROPOSAL 2 — RATIFICATION OF THE AUDIT COMMITTEE’S

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG as our independent registered public accounting firm to audit our 2012 consolidated financial statements and provide an attestation report on the effectiveness of our internal control over financial reporting as of December 31, 2012. KPMG served as our independent registered public accounting firm in 2011. We are seeking our stockholders’ ratification of the Audit Committee’s selection of our independent registered public accounting firm even though we are not legally required to do so. If our stockholders ratify the Audit Committee’s selection, the Audit Committee nonetheless may, in its discretion, retain another independent registered public accounting firm at any time during the year if the Audit Committee feels that such change would be in the best interest of KCS and its stockholders. Alternatively, if this proposal is not approved by stockholders, the Audit Committee may re-evaluate its decision. One or more representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity, if desired, to make a statement and are expected to be available to respond to appropriate questions from stockholders. As explained above in “How do we decide whether our stockholders have approved the proposals?” ratification of this proposal requires the affirmative vote of a majority of the shares of Voting Stock present at the Annual Meeting that are entitled to vote on the proposal, assuming a quorum is present.

YOUR BOARD RECOMMENDS THAT YOU VOTE

“FOR”

RATIFICATION OF THE AUDIT COMMITTEE’S

SELECTION OF KPMG LLP

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee is responsible for establishing our executive compensation policies and overseeing our executive compensation practices. The Compensation Committee is comprised solely of Non-Management Directors, each of whom meets the independence requirements of the NYSE, qualifies as an outside director under Section 162(m) of the Code, and is considered a non-employee director under Rule 16b-3 under the Exchange Act.

All references in this Compensation Discussion and Analysis to “Named Executive Officers” or “NEOs” refer to our Chief Executive Officer, our Chief Financial Officer and the other executive officers for whom information is provided in the Summary Compensation Table below. Except for José Guillermo Zozaya Delano, who serves as the President and Executive Representative of KCSM and is based in Mexico, all of our Named Executive Officers are based in the United States of America (“U.S.”). We sometimes refer herein to these officers as “U.S. Named Executive Officers.”

Executive Summary

2011 Performance

The creation of stockholder value is the most important responsibility of our Board of Directors and executive officers. Our Compensation Committee believes our compensation practices and programs are appropriately designed to motivate our executives to meet this goal and to hold them accountable for all aspects of KCS performance. As our performance improves, so does the compensation of our Named Executive Officers.

In 2011, we recognized record-high volumes and revenues. For the first time, we exceeded two million carloads/units in a single year. Record-high revenues of $2.1 billion were driven by strong growth in intermodal and automotive traffic. As revenues grew in all of the business units during the year, our management team continued its focus on operating expense control, which resulted in operating expenses as a percentage of revenues of 70.9%, the lowest annual consolidated operating ratio percentage we have ever achieved.

Throughout, KCS executives managed in a manner that resulted in a stronger, more valuable company for our stockholders. Key aspects of 2011 performance that directly or indirectly impacted executive officer compensation are highlighted below, and described in greater detail in our Annual Report to stockholders:

Performance	Result
Consolidated Revenues	16% increase over 2010 level

Operating income	26% increase over 2010 level

Carloads	8% increase over 2010 level

Operating ratio	Record low consolidated operating ratio of 70.9%; 2.3 points lower than 2010 level

Diluted earnings per share	80% increase over 2010 level

Year-end closing stock price	42% increase over 2010 closing price; 104% increase over last two calendar years

Overview of Compensation Elements

The KCS executive total compensation program is designed to help us fulfill key objectives under our compensation philosophy, including:

•	Facilitating the attraction and retention of highly-qualified executives;

•	Motivating executives to achieve our operating and strategic goals;

•	Aligning executives’ interests with those of our stockholders; and

•	Delivering executive compensation in a responsible and cost-effective manner.

Our programs also are intended to deliver competitive compensation opportunities for high performance. We measure our programs against a select group of transportation and mature, capital-intensive companies with annual revenues of less than

$3.5 billion. We target median pay practices, with the ability to earn higher when performance warrants. The programs also incorporate downside risk, so that total delivered compensation will be less than targeted levels if we fall short of our performance and value creation targets.

The primary elements of our 2011 executive officer compensation package are highlighted and described below. The amount and types of elements differ between our U.S. and Mexico executives as a result of custom, traditions, compensation statutes and tax law differences.

Compensation Element	Purpose
Base Salary	Provides a fixed element of pay for an individual’s primary duties and responsibilities

Annual Incentive	Encourages and rewards achievement of specified financial or operating goals on an annual basis

Long-Term Incentives

Aligns executives’ interests with those of investors (via creation of stockholder value); encourages stock ownership, and retention of our executives

2011 grants to NEOs included performance shares, restricted shares and stock options

Perquisites	Provides additional pay elements that are conservative, reasonable and consistent with our pay philosophy, industry practice and applicable law

Benefits	Provides basic life and disability insurance, medical coverage, and retirement income

Key Decisions and Outcomes in 2011

Each year, the Compensation Committee places a particular focus on the goals under our Annual Incentive Plan and our long-term incentive grants, to ensure that they align with shareholder interests. For 2011, the Compensation Committee:

•	Established goals under the Annual Incentive Plan that reflect superior operating performance, as measured by consolidated operating ratio.

•	As a result of exceeding the target goal for consolidated operating ratio, awards under the plan were 173% of target.

•

Established the 2011 Long-Term Incentive Program which provides for three-year performance share awards and time-vested stock options and restricted stock. Performance share awards are in three tranches with performance goals set annually.

•	As a result of exceeding the 2011 performance goals, 193% of the 2011 target performance share awards were earned.

•

In 2010, the Compensation Committee approved a grant of 40,000 restricted shares of our Common Stock for Mr. Starling, with vesting contingent on the achievement of annual or cumulative earnings per share growth goals. The first year goals were achieved in 2011 and 10,000 shares vested.

•	Approved revisions to the Executive Stock Ownership Guidelines.

•	Reviewed and recommended revisions to the Non-Management Director Stock Ownership Guidelines that were ultimately adopted by the Board.

•	Approved modest salary increases for the Named Executive Officers in 2011.

Conclusion

We continually review our executive compensation program to assure that it achieves the objectives described above. The Compensation Committee and our management believe that our executive compensation program is designed and implemented in your best interests as stockholders. In light of the Company’s superior financial performance and the continuing success of our compensation program, the Compensation Committee made no significant changes to our compensation principals or philosophy during the year, concluding that it continues to provide a competitive pay-for-performance package that effectively incentivizes executives and retains them for the long term. The Compensation Committee also noted that stockholders expressed strong support for the Company’s executive compensation program at our 2011 Annual Meeting of Stockholders, with almost 95% of the stockholders who voted on the say-on-pay proposal voting in favor. Our Compensation Committee believes this evidences our stockholders’ support for our approach to executive compensation. We currently intend to hold an annual advisory vote on the compensation of our named executive officers until the next say-on-pay frequency vote.

Peer Competitive Market Group

In early 2010, the Compensation Consultant assisted the Compensation Committee in identifying the primary competitive market for the purpose of enabling the Compensation Committee to perform a benchmarking analysis of our executives’ base salaries, annual incentive compensation, and long-term incentive compensation. The Compensation Committee relied on the results of this study in setting 2010 and 2011 compensation. In connection with this analysis and prior benchmarking analyses, we defined our primary United States and Mexico competitive market as transportation and mature, capital-intensive companies with annual revenues of less than $3.5 billion that participate in the Compensation Consultant’s Executive Compensation Database. In 2011, with respect to our U.S. Named Executive Officers, this group remained the same and was comprised of the following companies, all of which had revenues in 2010 between $658 million and $3.5 billion:

• A.O. Smith Corp.	• The GEO Group, Inc.	• National Semiconductor Corp.
• AGL Resources, Inc.	• Hayes Lemmerz International Inc.	• NorthWestern Corporation
• Alexander & Baldwin, Inc.	• Herman Miller Inc.	• Pinnacle West Capital
• Beckman Coulter, Inc.	• HNI Corp.	• PNM Resources Inc.
• Brady Corp.	• IDACORP Inc.	• Portland General Electric Co.
• Carpenter Technology Corp.	• IDEX Corporation	• The Scotts Miracle-Gro Company
• Cephalon Inc.	• JetBlue Airways Corporation	• Southern Union Co.
• Crown Castle International Corp.	• Kaman Industrial Technologies	• Terra Industries Inc.
• Donaldson Co. Inc.	• Kennametal Inc.	• Thomas & Betts Corp.
• DPL Inc.	• Magellan Midstream Partners LP	• The Toro Co.
• Dynegy, Inc.	• Martin Marietta Materials, Inc.	• Tupperware Brands Corp.
• Ferrellgas Partners LP	• Media General Inc.	• UIL Holdings Corp.
• Garmin Ltd.	• MetroPCS Communications Inc.	• UniSource Energy Corp.
• GATX Corp.	• Millipore Corp.	• Warnaco Group, Inc.
	• Mirant Corp.	• Westar Energy Inc.

With respect to Mr. Zozaya, this group was comprised of the following companies, all of which had revenues in 2010 between $388 million and $2.2 billion:

• Cemex	• Grupo Alfa	• Pepsico de México
• Coca-Cola Femsa	• Grupo KUO	• Pfizer México, S.A.de C.V.
• Gamesa • Glaxo SmithKline (Mexico subsidiary) • GRUMA	• Hewlett Packard (Mexico subsidiary) • IBM de México • Kellogg (Mexico subsidiary) • Maseca	• Procter & Gamble (Mexico subsidiary) • Sabritas • Smurfit Carton y Papel de México, S.A. de C.V.

Philosophy

The Compensation Committee compensates the Company’s executive officers, including the Named Executive Officers, based on an executive compensation philosophy consisting of the following elements:

Market competitive positioning

•

Base salary — We seek to provide competitive levels of fixed compensation that reflect our executives’ respective job scopes and responsibilities. The base salary is intended to provide a regular base income for an executive, commensurate with his or her position and to reward the acquisition of critical skills and competencies. On average, we seek to pay executives a base salary that is at about the local country market 50th percentile, subject to incumbent-specific and internal equity/value considerations.

•

Target annual incentive award opportunities — Target annual incentive awards are intended to approximate the market 50th percentile in the U.S. The target award for executives based in Mexico may be above the market median practice in Mexico.

Role of incentive compensation

•

Annual Incentives — The purpose of our annual cash incentive awards is to motivate and reward the achievement of predetermined company financial goals that are based on the needs of the business. Annual incentive program awards for Named Executive Officers are awarded based on achievement of Company performance measures that are designed to provide target awards for year-over-year operational or financial improvement.

•

Long-Term Incentives — Our long-term incentives are designed to reward the achievement of long-term financial goals, align the interests of our executives with those of our stockholders, facilitate executive stock ownership and encourage executive retention.

The Compensation Committee believes our executive compensation program will achieve the following objectives:

•	Facilitate the attraction and retention of highly-qualified executives;

•	Motivate our executives to achieve our operating and strategic goals;

•	Align our executives’ interests with those of our stockholders by rewarding them in accordance with the creation of stockholder value; and

•	Deliver executive compensation in a responsible and cost-effective manner that reflects sound governance principles on the part of the Company and its Board of Directors.

Elements Of Compensation

The primary elements of our 2011 executive officer compensation package are described below. The amount and types of elements differ between our U.S. and Mexico executives as a result of custom, traditions, compensation statutes and tax law differences.

Compensation Element	Purpose	Characteristic
Base Salary	To provide a fixed element of pay for an individual’s primary duties and responsibilities.	Base salaries are reviewed annually and are set based on competitiveness versus the external local country market, and internal equity considerations.

Annual Incentive	To encourage and reward the achievement of specified financial goals on an annual basis.	Performance-based cash award opportunity; amount earned is based on actual results relative to pre-determined goals.

Long-Term Incentives
Performance Share Awards	To incentivize management for long-term financial success.	Three-year performance based share awards in three tranches with financial goals set annually.

Restricted Stock	To align the executives’ interests with those of investors (via creation of stockholder value), to encourage stock ownership, and to provide an incentive for retention.	Service-based long-term incentive opportunity; award value depends on share price.

Stock Options	To incent and reward the creation of stockholder value.	Service-based long-term incentive opportunity; amounts realized are dependent upon share price appreciation.

Compensation Element	Purpose	Characteristic
Perquisites	To provide a level of perquisites typically provided at U.S. companies against which KCS competes for U.S. executive talent, and to provide perquisites to KCSM’s executives as required by Mexican law.

In the U.S., KCS pays for country club initiation fees (but not membership dues), financial planning services, fees for donor advised funds, and other perquisites as described under “Perquisites” below. For all executives, KCS provides an annual physical exam (provided through KCS’s medical plan). In Mexico, we are required to provide the following perquisites: (1) annual Christmas bonus, (2) vacation and vacation premium payments, (3) food stipend, (4) automotive allocation or leased company car, (5) gasoline coupons, (6) 100% of the executive’s share of social security fees, and (7) a limited reimbursement of expenses for financial planning services.

Benefits	To provide for basic life and disability insurance, medical coverage, and retirement income.

For U.S. employees, KCS matches employee 401(k) contributions up to the lesser of a maximum of 5% of a participant’s eligible compensation or certain statutory limits, and pays a portion of premiums for medical coverage, short-term disability coverage, long-term disability coverage and AD&D coverage. For U.S. and Mexico employees, KCS provides a basic amount of group life insurance coverage. Additionally, KCS provides all U.S. employees with the opportunity to semi-annually purchase a specified number of shares of KCS Common Stock at a discount. For U.S. executives, KCS has an “Executive Plan” that provides a benefit based on an amount equal to 10% of the excess of (a) an executive’s base salary times the percentage specified in his or her employment agreement over (b) the maximum compensation that can be considered for benefit purposes in a qualified retirement plan. In Mexico, KCS matches executives’ contributions into a savings fund up to certain legal limits.

Change in Control Benefits	To provide stability during a change in control by encouraging executives to cooperate with and achieve a change in control approved by the Board, without being distracted by the possibility of termination of employment or demotion after the change in control.

For U.S. executive officers, cash severance payments following termination or resignation under certain defined circumstances following a change in control, vesting of non-vested equity awards, post-employment health and welfare benefits and, for U.S. executives hired prior to 2007, excise-tax protection and tax gross-ups on severance payments. In Mexico, KCS has agreed to pay cash severance in the event of a termination under certain defined circumstances following a change in control.

Compensation Element	Purpose	Characteristic
Severance Compensation	To assist the Company in attracting and retaining key executive officers.

For U.S. executive officers, KCS provides cash severance payments and health and welfare benefits for a period of time following an involuntary termination of employment. In Mexico, in addition to severance benefits required by Mexico law, KCS has contractually agreed to pay its President and Executive Representative one year’s base salary following an involuntary termination of employment.

Details regarding these elements, as well as other components and considerations of our executive compensation strategy, are set forth below.

Executive Compensation Practices

Our compensation programs are designed to reward employees for producing sustainable growth, to attract and retain world-class talent and to align compensation with the long-term interests of our stockholders.

The table below highlights our current executive compensation practices — both the practices we believe drive performance (left column) and the practices we have not implemented because we do not believe they would serve our stockholders’ long-term interests (right column).

Our Executive Compensation Practices: (What We Do)	Executive Compensation Practices We Have Not Implemented: (What We Don’t Do)
• We tie pay to performance. The great majority of executive pay is not guaranteed. We set clear financial goals for corporate performance.	• We do not believe any of the Company’s compensation programs create risks that are reasonably likely to pose a material adverse impact to the Company.
• We mitigate undue risk, including utilizing caps on potential payments, and robust Board and management processes to identify risk.	• We do not reprice underwater stock options.
• We have adopted stringent share ownership guidelines, which all Named Executive Officers meet.	• We do not provide tax gross-ups for perquisites.
• Our earned performance share awards do not vest until the end of the three-year cycle.	• We do not have excise tax gross-ups other than historical provisions contained in employment agreements entered into prior to 2007.
• We provide only modest perquisites that have a sound benefit to the Company’s business.
• We have reasonable post-employment and change in control provisions that apply to executive officers in their employment agreements.
• Our equity plans under which awards may be granted generally provide for accelerated vesting of future awards after a change in control only if an employee is also terminated (a double-trigger).
• Our Compensation Committee benefits from its utilization of an independent compensation consulting firm.
• The Compensation Committee closely monitors any other services provided to the Company by its compensation consulting firm to ensure they are minimal.

Compensation Determination and Implementation

The Compensation Committee uses the benchmark analyses of our peer companies, internal pay equity analyses and other tools in setting the compensation of senior management on an annual basis to confirm that the compensation packages for our Named Executive Officers are in line with the compensation philosophy adopted by the Compensation Committee.

The Compensation Consultant recommends the pay package for our Executive Chairman to the Compensation Committee. Our Executive Chairman and the Compensation Consultant recommend the pay package for our CEO to the Compensation Committee. Pay packages for the other Named Executive Officers are recommended by our Executive Chairman and our CEO, with input and guidance from the Compensation Consultant, to the Compensation Committee. The Compensation Committee, the Executive Chairman and the CEO, with the advice of the Compensation Consultant, consider competitive market data on salaries, target annual incentives and long-term incentives, as well as internal equity and each executive’s individual responsibility, salary grade, experience, and overall performance. The analysis of these factors is qualitative in nature, and the Compensation Committee does not give any specific weighting to any of these factors. The Compensation Committee reserves the right to materially change compensation for situations such as a material change in an executive’s responsibilities. The amount of compensation realized or potentially realizable by our executives does not directly impact the level at which future pay opportunities are set or the programs in which they participate.

The targeted total direct compensation levels for our executives are, generally, at the 50th percentile of observed local country market practices as determined by compensation surveys. Please see the “Compensation Committee Review of our Executive Compensation Program” for disclosure regarding where actual payments fall within targeted compensation levels.

Base Salary

Named Executive Officers are paid a base salary to provide a basic level of regular income for services rendered during the year. The Compensation Committee, taking into account recommendations from the Executive Chairman and the CEO, and advice from the Compensation Consultant, determines the level of base salaries and annual adjustments, if any, for the Named Executive Officers and other senior executives for whom the Compensation Committee has responsibility. Although the Company generally targets the 50th percentile of the peer group for the relevant country in setting base salary levels, actual executive salaries may vary from this targeted 50th percentile positioning as the Compensation Committee considers each Named Executive Officer’s level of responsibility, experience, our performance, and internal equity considerations, as well as the strength of the Named Executive Officer’s individual performance. The Compensation Committee exercises subjective judgment and varies the weightings of these factors with respect to each Named Executive Officer.

In February 2011, the Compensation Committee approved salary increases for all members of the Company’s and KCSM’s senior management, including the Named Executive Officers. Each U.S. Named Executive Officer received a 3.0% base salary increase in accordance with market median salary increases among the Company’s United States’ peer group. Mr. Zozaya received a 4.0% base salary increase in accordance with market median salary increases in Mexico.

Chief Executive Officer Compensation Changes in 2011

In February 2011, the Compensation Committee unanimously voted to grant Mr. Starling employment credit for his service as President and Director General of Panama Canal Railway Company (“PCRC”), a fifty percent owned equity investment of the Company. Although PCRC is not a subsidiary of the Company, the Compensation Committee believes that his service and the operating results of PCRC benefited the Company and are worthy of recognition. With this, Mr. Starling will satisfy the retirement provisions of his existing and future equity awards from the Company in that he is over 55 years old and will be considered to have more than ten years of service to the Company. This will result in such awards becoming non-forfeitable on an accelerated basis pursuant to the retirement provisions of the award agreements.

Annual Incentive Awards

In February 2011, the Compensation Committee approved the 2011 Annual Incentive Plan (the “2011 AIP”) for our Named Executive Officers. In order for there to be any payout to our Named Executive Officers under the 2011 AIP, the Company had to achieve a consolidated operating ratio of 72.5% or better.

As with the 2010 AIP model, each Named Executive Officer was assigned incentive targets at the threshold, target and maximum incentive performance levels that are a percentage of the Named Executive Officer’s 2011 base salary. The target percentage assigned for each performance level depended on the executive’s salary grade and was set such that the amount of the potential payment would maintain the Named Executive Officer’s target total direct compensation at the approximate market 50th percentile level.

Each Named Executive Officer was assigned incentive targets at the threshold, target and maximum incentive performance levels that were a percentage of the Named Executive Officer’s 2011 base salary, as follows:

	Percentage of Base Salary
Named Executive Officer	Threshold Performance Level	Target Performance Level	Maximum Performance Level
Mr. Starling	50%	100%	200%
Mr. Upchurch	30%	60%	120%
Mr. Haverty	37.5%	75%	150%
Mr. Zozaya	30%	60%	120%
Mr. Ottensmeyer	30%	60%	120%

Following are the 2011 consolidated operating ratio incentive targets, as well as the percentage payout of the executive’s total incentive target for these metrics:

Performance Level	Consolidated Operating Ratio	Percentage Payout at Total Incentive Target
Threshold	72.5%	50%
Target	71.8%	100%
Maximum	70.5%	200%

For the year ended December 31, 2011, our consolidated operating ratio was 70.9%. As a result of this, the Named Executive Officers each earned a 2011 AIP payout of 173% of the target amount. See the Summary Compensation Table for actual amounts paid.

Each year, the Compensation Committee will determine whether an annual incentive program will be adopted for that year and will establish participation, award opportunities and corresponding performance measures and goals, considering general market practices and its own subjective assessment of the effectiveness of such program in meeting its goals of motivating and rewarding our executives.

Long-Term Incentives

2008 Stock Option and Performance Award Plan (the “2008 Plan”). The purpose of the 2008 Plan is to allow officers, directors, employees and consultants of KCS and its affiliates to acquire or increase equity ownership in the Company. The 2008 Plan provides for the award of stock options (including incentive stock options), restricted shares, restricted share units, bonus shares, stock appreciation rights (“SARs”), limited stock appreciation rights (“LSARs”), performance units and/or performance shares to officers, directors, employees and consultants. Awards under the 2008 Plan are made at the discretion of the Compensation Committee, which is empowered to determine the terms and conditions of each award. Specific awards may be granted singly or in combination with other awards. The 2008 Plan was approved by the stockholders of the Company on October 7, 2008 and replaced the 1991 Amended and Restated Stock Option and Performance Award Plan (the “1991 Plan”), which is no longer being used with respect to the issuance of new awards. The purpose of the 1991 Plan and the types of awards provided for in the 1991 Plan were generally the same as the 2008 Plan. Awards granted under the 1991 Plan continue to be governed by that plan and their respective award agreements until vesting or expiration. The stock options and restricted share awards described in the Non-Management Director Compensation Table and Summary Compensation Table were awarded under the 1991 Plan or the 2008 Plan.

We do not time stock option grants or other equity awards to our executives with the release of material non-public information. Further, we do not grant stock options at a discounted exercise price.

2011 Executive Long-Term Incentive Program

In the fall of 2010, the Compensation Committee and Company management began to develop a new long-term incentive plan (the “2011 LTI Program”). The Compensation Consultant was engaged to assist in the process to help the Compensation Committee develop guiding principles for the new program, and to provide input and design alternatives for the Compensation Committee’s consideration.

The Compensation Consultant utilized the guidelines developed during the creation of the 2010 LTI Program to assist in the development of the 2011 LTI Program. The Compensation Committee agreed that that the 2011 LTI Program should continue to:

•	Drive sustained improvement in our operating performance;

•	Communicate strong performance focus to the external market;

•	Support execution of our long-term business strategy;

•	Provide a balanced program based on performance, share price leverage and employee retention;

•	Maintain flexibility to dovetail with our other talent management tools;

•	Maintain our external competitiveness; and

•	Be simple and transparent.

Consistent with these principles, the Compensation Committee articulated a desire to refocus participants on long-term performance. Our management recommended that the 2011 LTI Program should be a three-year program, rather than a one-year program like the 2010 LTI Program, with a large percentage of the value of the awards granted under the plan relying on the performance of the Company or its stock to be earned or have value. Management further suggested that the performance awards be divided into three tranches and the performance metrics for earning each award tranche under the 2011 LTI Program be set annually in order to provide the Compensation Committee with flexibility to annually take into account factors such as the economy, the business environment and our performance in determining the performance metrics that need to be satisfied for management to earn the performance share awards under the plan. Given the unexpected significant decline in the economy at the end of 2008 and the potential for further vacillation in the economy, the Compensation Committee viewed the ability to take into account such external factors in setting performance goals for this program as a very important feature of the program.

In addition to the performance share component of the 2011 LTI Program, the Compensation Committee determined it appropriate to also grant a mix of time-based non-qualified stock options and restricted shares of our stock. The Compensation Committee believed that a high percentage of the award mix should be comprised of performance share awards and non-qualified stock options, each of which will require management to generate positive financial performance or stock appreciation in order to financially benefit from the award grants. The Compensation Committee also concluded that a portion of the award should be comprised of time-based, cliff vesting, restricted stock of the Company for purposes of acting as a management retention tool during the three-year term of the program.

The 2011 LTI Program was approved in February 2011. As discussed above, we increased the emphasis on performance shares in our long-term incentive compensation. The mix of awards was as follows:

                2011 Long-Term Incentive Mix

The performance shares awarded were divided into three equal tranches, with one tranche available for each year of the three-year plan. Management may earn between 50% and 200% of each year’s performance award tranche by meeting or exceeding the performance criteria set for that year. The performance criteria for each tranche in the three year plan will be set at the first meeting of the Compensation Committee during each year of the 2011 LTI Program. The shares earned in each tranche, if any, do not vest until the end of the three year period, on the later of (i) February 28, 2014 or (ii) the date the Compensation Committee certifies that the Performance Goals for the 2013 Performance Period are (or are not) satisfied.

The restricted stock awarded under the 2011 LTI Program does not vest until February 28, 2014. The non-qualified stock options under the 2011 LTI Program become vested and exercisable in equal installments on February 23, 2012, February 23, 2013 and February 23, 2014, respectively. The stock options must be exercised in all events no later than ten years from the date of grant. The exercise price of the stock options is equal to the fair market value of the Company’s common stock on the date of grant.

The Compensation Committee determined to use the Company’s return on invested capital (“ROIC”) and consolidated operating ratio (“OR”) as the performance metrics for the 2011 performance share tranche, weighted 75% and 25%, respectively. The Compensation Committee believes that ROIC allows it to not only assess the Named Executive Officers’ performance with respect to our earnings, but also allows the Compensation Committee to measure the efficiency of management in managing our capital base and determine the success of management in making long-term capital investment decisions to improve our financial and operating performance. ROIC provides the Compensation Committee a measurement that can hold management accountable for maximizing our cost of capital.

For this purpose, ROIC is defined as the quotient of the Company’s net operating profit after taxes (“NOPAT”) divided by the Company’s invested capital where (i) NOPAT is the sum of the Company’s net income, interest expense, and present value of the Company’s operating lease interest (each of the two preceding items tax effected), and (ii) invested capital is the sum of the Company’s average equity balance, average debt balance and the present value of the Company’s operating leases. ROIC may be adjusted by the Compensation Committee for debt retirement costs (so management is incented to continue improving the Company’s debt structure), accounting principle changes and foreign exchange gains and losses.

The Compensation Committee determined to use OR as the other performance metric believing it to be a solid indicator of the Company’s financial performance and profitability. The Compensation Committee recognized that OR is a measure easily monitored by our management employees and is widely monitored by investors. For this purpose, OR is calculated as the Company’s consolidated operating expenses divided by the Company’s consolidated revenues.

Following are the performance levels for the year ended 2011:

Performance Level	Return on Invested Capital (75% weight)	Consolidated Operating Ratio (25% weight)	Percentage Payout at Total Incentive Target
Threshold	8.0%	72.5%	50%
Target	8.6%	71.8%	100%
Maximum	9.6%	70.5%	200%

For the year ended December 31, 2011, our return on invested capital was 9.9%, and our consolidated operating ratio was 70.9%. As a result of this, the Named Executive Officers each earned a payout of 193% of the first tranche of the award, which award will vest at the end of 3 years.

The following awards were granted to the Company’s Named Executive Officers for the 2011 LTI Program:

Name	Number of Target Performance Shares Granted Under the 2011 LTI Program(1)	Number of Non-Incentive Stock Options Granted Under the 2011 LTI Program	Number of Shares of Restricted Stock Granted Under the 2011 LTI Program
David L. Starling	17,400	21,900	6,950
Michael W. Upchurch	5,500	6,950	2,200
Michael R. Haverty	12,500	15,700	5,000
José Guillermo Zozaya Delano	5,500	6,950	2,200
Patrick J. Ottensmeyer	5,500	6,950	2,200

(1)	Split into 3 equal tranches. As described above, based on 2011 performance, the Named Executive Officers earned the following number of performance shares for the 2011 tranche: Mr. Starling – 11,194; Mr. Upchurch – 3,539; Mr. Haverty – 8,042; Mr. Zozaya – 3,539; Mr. Ottensmeyer – 3,539.

Perquisites

As noted in our Summary Compensation Table, we provide our U.S. Named Executive Officers with certain perquisites consistent with market practice. We do not view perquisites as a significant element of our comprehensive compensation structure for our U.S. Named Executive Officers. For Mr. Zozaya and other executives employed by KCSM, we provide perquisites as required by Mexican law and consistent with Mexican customary practice.

We reimburse financial counseling expense for our Named Executive Officers up to a stated limit. The maximum amount of the annual reimbursement under this program for our Executive Chairman and our CEO is $8,000. The maximum amount of the annual reimbursement under this program for our other Named Executive Officers is $5,000. We also pay for three years’ of the administrative fees charged by the Greater Kansas City Community Foundation (“GKCCF”) related to donor advised funds established by our U.S. executives at the GKCCF. These fees are paid out of funds from the Company’s charitable foundation, which is administered by the GKCCF.

Consistent with applicable law and perquisite practices in Mexico generally, we provide the following perquisites to Mr. Zozaya: (1) annual Christmas bonus equal to 30 days of wages or salary (Mexican law requires an annual Christmas bonus equal to at least 15 days of wages or salary), (2) vacation and vacation premium payments of 50% (Mexican law requires a vacation premium of at least 25%), (3) food stipend (up to a maximum of 1,818 Mexican pesos per month under Mexican law), (4) automotive allocations or use of a leased company car (and maintenance for the leased car), (5) gasoline coupons, (6) 100% payment of the employee’s social security fees and (7) a limited reimbursement of expenses for financial planning services in accordance with the KCS Financial Planning Reimbursement Policy. The annual Christmas bonus is a payment in the amount equal to one month’s salary, prorated based on time with the Company. Executives based in Mexico have a number of vacation days as set forth in their respective employment agreements and a corresponding vacation premium equal to 50% of their earned vacation days, generally paid on or around their annual anniversary date, in accordance with the Company’s payroll policy. In 2011, Mr. Zozaya was provided with a leased vehicle for a portion of the year and used a personal vehicle purchased later in the year using funds provided by KCSM in the form of a vehicle bonus to fund a portion of the purchase price of the vehicle. Mr. Zozaya no longer uses a vehicle leased by KCSM, but may do so in a future year.

The Compensation Committee believes these perquisites are conservative, but reasonable and consistent with our overall compensation program, industry practice and applicable law, and better enable the Company to attract and retain high-performing employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers. The Compensation Committee does not plan to materially increase the perquisites currently provided, subject to, with respect to Mr. Zozaya, requirements under Mexican law.

Benefits

We provide certain benefit programs that are designed to be competitive within the marketplace from which we recruit our employees. The majority of employee benefits provided to our Named Executive Officers are offered through broad-based plans available to our management employees generally.

KCS 401(k) and Profit Sharing Plan (the “KCS 401(k) Plan”). The KCS 401(k) Plan is a qualified defined contribution plan. Eligible U.S. employees may elect to make pre-tax deferral contributions, called 401(k) contributions, to the KCS 401(k) Plan of up to 75% of eligible compensation subject to certain limits under the Code. We will make matching contributions to the KCS 401(k) Plan equal to 100% of a participant’s 401(k) contributions and up to the lesser of a maximum of 5% of a participant’s eligible compensation or the statutory limit imposed by the Code. Our matching contributions for the KCS 401(k) Plan vest over five years as follows:

•	0% for less than two years of service;

•	20% upon two years of service;

•	40% upon three years of service;

•	60% upon four years of service; and

•	100% upon five years of service.

We may also make, in our discretion, annual profit sharing contributions to the KCS 401(k) Plan in an amount not to exceed the maximum allowable deduction for federal income tax purposes and certain limits under the Code. Only employees who have met certain standards as to hours of service are eligible to receive profit sharing contributions. No minimum contribution is required. Each eligible participant, subject to maximum allocation limitations under the Code, is allocated the same percentage of the total contribution as the participant’s compensation bears to the total compensation of all participants. Profit sharing contributions are 100% vested when made. No profit sharing contributions were made in 2011.

Participants may direct the investment of their accounts in the KCS 401(k) Plan by selecting from one or more of the diversified investment funds available under the KCS 401(k) Plan, including a fund consisting of our Common Stock.

Executive Plan. In order to provide executives with competitive retirement and savings plans, we maintain a supplemental benefit plan known as the “Executive Plan” for those U.S. executives who are designated by the President, Chief Executive Officer or Compensation Committee as participants in the plan. Our Executive Plan provides a benefit based on an amount equal to 10% of the excess of (a) an executive’s base salary times the percentage specified in his or her employment agreement (ranging from 145% to 175%) or, for those executives without employment agreements, 145% (see the “Summary Compensation Table — Narrative to Summary Compensation Table”) over (b) the maximum compensation that can be considered for benefit purposes in a qualified retirement plan. Payments are generally made annually under this plan and executives receive such payments in one year restricted stock, which may be forfeited in the event of termination of employment prior to the end of the twelve-consecutive-month period beginning on the grant date.

Other Benefits. For our U.S. employees, we pay a portion of premiums for medical coverage, pay premiums for short-term disability coverage, pay premiums for 50% coverage for long-term disability and pay premiums for AD&D coverage up to 2 1/2 times the annual salary for each employee up to a maximum of $600,000. For U.S. and Mexico executives, we provide a basic amount of group life insurance coverage. Additionally, we provide eligible U.S. employees with the opportunity to purchase KCS Common Stock at a discount under the Kansas City Southern 2009 Employee Stock Purchase Plan, which plan is intended to satisfy Section 423 of the Code.

Benefits Provided for KCSM Executives. We provide accident, medical and life insurance for our executives based in Mexico. Each of our Named Executive Officers based in Mexico may contribute to a savings fund up to 13% of his base salary up to Ps. 2,363 monthly, the legal maximum. We make a matching contribution to each such Named Executive Officer’s savings fund. In addition, we are required under Mexican law to make certain severance payments to any employee (including a Named Executive Officer) who is terminated without cause. See “Potential Payments Upon Termination of Employment or Change in Control” for a more detailed discussion of these payments.

Pay Mix

The percentage of a Named Executive Officer’s total compensation that is comprised by each of the compensation elements is not specifically determined, but instead is a result of the targeted competitive positioning for each element (i.e., local country market 50th percentile for base salaries, U.S. market 50th percentile for annual incentives, and long-term incentives and below market median for perquisites and benefits, except as may be required by applicable Mexican law). Generally, long-term incentives comprise a significant portion of a Named Executive Officer’s total compensation. This is consistent with the Compensation Committee’s desire to reward long-term performance in a way that is aligned with stockholders’ interests. In 2011, the target pay mix for our Chief Executive Officer, Chairman and all other Named Executive Officers (as an average) was as follows:

CEO	Chairman	All Other NEOs

Executive Stock Ownership Guidelines.

In 2006, we implemented stock ownership guidelines for our Named Executive Officers and other members of senior management, requiring the Named Executive Officers and other members of management to own a certain number of shares of Company Common Stock. These guidelines were revised in 2011 to maintain consistency with the market. Under the new guidelines, a multiple of salary approach is used, with the number of shares required for each executive determined by salary grade. The required multiples for our Named Executive officers are as follows:

	Multiple of Salary	Estimated Dollar Value
Chief Executive Officer	5X	$3,875,000
Chairman	4X	$2,500,000
Other Named Executive Officers	3X	$900,000	-
		$1,275,000

The Compensation Committee will periodically review the continued appropriateness of the stock ownership guidelines. Executives are given five years from their start date or promotion date to meet the required stock holdings. The Compensation Committee may adjust the treatment of non-compliant executives on a case by case basis. All stock sales by executives who are not in compliance will be reviewed by the corporate secretary and approved by the CEO. If executives are not making reasonable progress within four years they may be required to retain long-term incentive plan grants and 50% of AIP payouts may be awarded in stock until the executive is compliant.

Shares that count in determining compliance with the stock ownership guidelines are shares beneficially owned by the executive, shares held by the executive in any KCS benefit plan, restricted shares at the time of grant (even if not yet vested), performance shares when earned (even if not yet vested), and shares issued and retained on exercise of stock options.

Change in Control Benefits

Purpose. Various compensation arrangements provide for award and account vesting and separation pay for our Named Executive Officers upon a change in control or the occurrence of certain events after a change in control. Please see the “Potential Payments upon Termination of Employment or Change in Control” for a discussion of why the Compensation Committee believes the current levels of post-employment termination compensation and benefits are appropriate and consistent with our compensation objectives. These arrangements are designed to:

•	preserve our ability to compete for executive talent;

•

provide stability during a change in control by encouraging executives to cooperate with and achieve a change in control approved by the Board, without being distracted by the possibility of termination of employment or demotion after the change in control; and

•	encourage an acquirer to evaluate whether to retain our executives by making it more expensive to dismiss our executives rather than its own.

Please see “Potential Payments upon Termination of Employment or Change in Control” for a detailed discussion of our severance benefits.

Tax and Accounting Considerations

Section 162(m) of the Code generally limits the deduction by publicly held corporations for federal income tax purposes of compensation in excess of $1 million paid to the chief executive officer as of the end of the year and the next three highest compensated Named Executive Officers listed in the Summary Compensation Table, other than the chief financial officer, unless it is “performance-based.” Except as otherwise described in this section, the Compensation Committee intends to qualify compensation expense as performance-based and therefore deductible for federal income tax purposes.

The compensation packages of the Named Executive Officers for 2011 included base salary, annual cash incentives under the 2011 AIP, performance share awards, restricted stock and non-qualified stock options. The highest total base salary was within the $1 million limit. The Company’s 2011 AIP was approved by stockholders in 2011 and for 2011 and future years will be a performance-based plan under Section 162(m) of the code. Restricted shares with time-based vesting requirements awarded under the provisions of the 1991 Plan or the 2008 Plan do not qualify as performance-based compensation under Section 162(m). The restricted shares awarded to the Named Executive Officers have the potential to result in total compensation in excess of the $1 million limit under Section 162(m). Restricted shares with performance-based vesting requirements, stock options and performance shares awarded under the provisions of the 1991 Plan or 2008 Plan are intended to qualify as performance based compensation under Section 162(m) because the awards are earned based on our performance.

The Compensation Committee will review from time to time the potential impact of Section 162(m) on the deductibility of executive compensation. However, the Compensation Committee intends to maintain the flexibility to take actions it considers to be in the best interests of KCS and our stockholders and which may be based on considerations in addition to tax deductibility.

The Compensation Committee periodically reviews projections of the estimated accounting (pro forma expense) and tax impact of material elements of the executive compensation program.

Compensation Committee Review of our Executive Compensation Program

In early 2012, at the direction of the Compensation Committee, the Compensation Consultant performed an executive compensation market analysis to assess the competitiveness of the compensation of the executives of the Company, including the Named Executive Officers. This study is typically conducted every two years and the data and findings are used to inform compensation program decisions going forward, as well as evaluate actions that have been taken relative to the Company’s market position in compensation. The study was previously conducted in 2010, and was used to inform compensation decisions for 2011. The 2012 study likewise has been used to inform decisions regarding 2012 programs and grants.

The results of the most recent analysis were presented to the Compensation Committee in February 2012. The Compensation Consultant analyzed the market competitiveness of the following elements for each of the covered executive positions:

•	Base salary;

•	Target annual incentive award opportunity (award that may be earned for achieving expected annual performance results);

•	Target total cash compensation (salary plus target annual incentive award opportunity);

•	Annualized expected value of long-term incentive grants/awards (estimated value on date of grant); and

•	Target total direct compensation (target total cash compensation plus the annualized expected value of long-term incentive awards).

On a programmatic basis, the Compensation Consultant also assessed the relative market positioning of retirement programs provided to executives including the Named Executive Officers, as well as perquisites.

In performing the study, the Company’s executive positions were initially “matched,” based on the Compensation Consultant’s understanding of the positions’ primary duties and responsibilities, to similar positions in Towers Watson’s 2011 Executive Compensation Data Bank. At the request of the Company, a premium was applied to the market compensation data for certain benchmark survey position matches to reflect the differences between the responsibilities of the Company’s positions and those of the benchmark survey job matches.

As stated above, the Compensation Committee seeks to provide base salaries, target total cash and target total direct compensation that is on average consistent with median market (i.e., comparably-sized transportation and mature capital intensive companies) practices, recognizing internal equity and incumbent-specific considerations such as performance, future potential, and tenure with the Company. Based on the findings of the study described above, the Compensation Committee believes that our targeted executive compensation levels are “competitive” in aggregate, within a +/- 15% of the target market 50th percentile (i.e., 85% to 115% of target market 50th percentile).

The results of this study found that (i) our base salaries are, on average, aligned with approximately local country market 50th percentile levels; (ii) our target total cash compensation levels are on average within a competitive range around the U.S. market median; (iii) our target annual incentive award opportunities, expressed as a percentage of salary, are, on average, aligned with the U.S. market 50th percentile level; and (iv) our target long-term incentive award opportunities, and resulting target total direct compensation levels, are, on average, consistent with U.S. market median practices. Results for individual officers varied. For the five Named Executive Officers as a group, average competitive positioning for base salary was 88%, and for total direct compensation 102%, of the target market 50th percentile. The study also found that the Company’s retirement benefits fall within the competitive range, but toward the lower end of this range. The study concluded that perquisites were modest, but consistent with typical current practices.

The conclusion that the Named Executive Officers were being compensated at or near market median given their positions and responsibilities satisfied the Compensation Committee that the ratio of compensation between the CEO and the other Named Executive Officers was acceptable and reasonable, particularly when taking into consideration the differences in responsibilities of each. The policies or decisions relating to the compensation of the CEO are not materially different than the other Named Executive Officers.

Role of Compensation Consultant

For assistance in fulfilling its responsibilities, the Compensation Committee retained the Compensation Consultant to review and independently assess various aspects of our compensation programs, including the compensation of individuals serving as executives of KCSM, and to advise the Compensation Committee in making its executive compensation decisions for 2011. The Compensation Consultant is engaged by and reports directly to the Compensation Committee and has been retained again for 2012. The Compensation Consultant’s role in 2011 has been to provide market data, including market trend data, to the Compensation Committee, to advise the Compensation Committee regarding the Company’s executive compensation relative to the market data, and to make recommendations to the Compensation Committee regarding compensation structure and components. The Compensation Committee may or may not adopt the Compensation Consultant’s recommendations. Typically, the Compensation Committee considers internal factors, such as individual performance and Company strategy, in addition to the Compensation Consultant’s recommendations.

Specifically, in 2011, the Compensation Consultant:

•	assisted with developing the 2011 LTI Program and grant guidelines;

•	provided detail regarding current executive compensation trends;

•	reviewed and provided comments to the Compensation Discussion and Analysis included in the 2011 Proxy Statement;

•	reviewed the Company’s Annual Incentive Plan as applied to senior and executive management of the Company;

•	assisted with developing the termination tables included in the 2011 Proxy Statement;

•	reviewed the Company’s compensation programs to assess the risks that they could create, as reflected in the Company’s risk management practices and policies; and

•	assisted with determining appropriate compensation for newly hired and promoted executives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has received and discussed with management the disclosures contained in “Compensation Discussion and Analysis” in this Proxy Statement. Based on that review and analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

The Compensation Committee

Terrence P. Dunn, Chairman
Henry R. Davis
Rodney E. Slater

This Compensation Committee Report is not deemed “soliciting material”

and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

SUMMARY COMPENSATION TABLE

The following table and narrative disclose compensation earned in 2011 by the Named Executive Officers. The table shows amounts earned by such persons for all services rendered in all capacities to KCS and its subsidiaries during the past year.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(3)		Total ($)
David L. Starling,	2011		$721,000		$0		$750,203		$598,527		$1,247,330		$30,254		$3,347,314
President and Chief Executive Officer	2010		$612,012		$0		$1,953,467		$328,735		$1,069,556		$29,026		$3,992,796
	2009		$502,500		$178,500		$35,462		$0		$0		$18,961		$735,423
Michael W. Upchurch,	2011		$370,800		$0		$245,893		$189,944		$384,890		$33,776		$1,225,303
Executive Vice President &	2010		$354,400		$0		$259,201		$218,624		$432,000		$27,968		$1,292,193
Chief Financial Officer	2009		$321,600		$97,920		$17,119		$0		$0		$26,592		$463,231
Michael R. Haverty,	2011		$566,500		$0		$592,817		$429,081		$735,034		$52,922		$2,376,354
Executive Chairman of the Board	2010		$673,014		$0		$967,968		$785,134		$1,205,376		$52,132		$3,683,624
	2009		$763,330		$387,362		$150,618		$0		$0		$52,458		$1,353,768
José Guillermo Zozaya Delano,	2011		$337,717		$0		$212,269		$189,944		$350,550		$299,173		$1,389,653
President and Executive Representative of KCSM(4)	2010 2009	$ $	367,648 329,279	$ $	0 108,613	$ $	230,165 0	$ $	218,624 0	$ $	441,178 0	$ $	334,333 114,007	$ $	1,591,948 551,899

Patrick J. Ottensmeyer, Executive Vice President, Sales and Marketing	2011 2010 2009	$ $ $	409,775 397,840 381,498	$ $ $	0 0 116,158	$ $ $	268,678 285,617 61,807	$ $ $	189,944 218,624 0	$ $ $	425,346 477,408 0	$ $ $	16,226 1,812 1,706	$ $ $	1,309,969 1,381,301 561,169

(1)	This column presents the aggregate grant date fair value of stock awards made in 2011, 2010 or 2009, as applicable, computed in accordance with FASB ASC Topic 718. For additional information, refer to Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC. The amount for 2011 reflects the probable outcome for the first tranche of a three-year performance grant for which performance goals are set each year. See Compensation Discussion and Analysis above for more detail. The value of the awards assuming the highest level of performance achieved would be as follows: Mr. Starling—$610,392; Mr. Upchurch—$193,010; Mr. Haverty—$438,535; Mr. Zozaya—$193,010; Mr. Ottensmeyer—$193,010.
(2)	This column presents the aggregate grant date fair value of option awards made in 2011, 2010 or 2009, as applicable, computed in accordance with FASB ASC topic 718. For additional information, refer to Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC.
(3)	“All Other Compensation” for the Named Executive Officers consists of:

Name		KCS 401(K) Plan Matching Contributions ($)(a)	Group Term Life Insurance Premiums ($)	AD&D Premiums ($)	LTD Premiums ($)	Matching Charitable Gifts ($)(b)	Financial Planning Reimbursement ($)	Other ($)(c)		Total ($)
Starling	2011	$12,250	$1,380	$168	$138	$14,568	$1,750	$0		$30,254
	2010	$12,250	$1,380	$168	$158	$10,000	$5,000	$70		$29,026
	2009	$12,250	$1,380	$168	$1,100	$1,000	$2,200	$863		$18,961
Upchurch	2011	$12,250	$1,380	$168	$178	$19,200	$600	$0		$33,776
	2010	$12,250	$1,380	$168	$264	$13,906	$0	$0		$27,968
	2009	$12,250	$1,380	$168	$158	$12,636	$0	$0		$26,592
Haverty	2011	$12,250	$1,380	$168	$178	$30,000	$8,000	$946		$52,922
	2010	$12,250	$1,380	$168	$264	$30,000	$8,000	$70		$52,132
	2009	$12,250	$1,380	$168	$158	$29,050	$8,000	$1,452		$52,458
Zozaya	2011	N/A	$4,391	$0	$0	$0	$0	$294,782	(d)	$299,173
	2010	N/A	$9,478	$0	$0	$0	$0	$324,855	(d)	$334,333
	2009	N/A	$7,114	$0	$0	$0	$0	$106,893	(d)	$114,007
Ottensmeyer	2011	$12,250	$1,380	$168	$178	$0	$2,250	$0		$16,226
	2010	$0	$1,380	$168	$264	$0	$0	$0		$1,812
	2009	$0	$1,380	$168	$158	$0	$0	$0		$1,706

(a)	Subject to Internal Revenue Service rules, we match 100% of each employee’s elective 401(k) contributions which do not exceed 5% of his or her compensation. For 2011, the maximum match was $12,250. Amounts for 2009 for Messrs. Starling Haverty and Mr. Upchurch have been adjusted from amounts reported in prior years’ proxy statements to reflect post-year-end matching contribution true ups to their respective 401(k) accounts.
(b)	We provide a two-for-one Company match of eligible charitable contributions made by our Named Executive Officers. The maximum amount of contributions we will match in any calendar year for any Named Executive Officer is $15,000. Of this $15,000, only half may be contributed to one organization.
(c)	For U.S. executives, we have historically paid and continue to pay country club initiation fees (with monthly dues paid by the executive). For all executives, we provide an annual physical exam through our medical plan. All employees of the Company, including the Named Executive Officers, are given the opportunity to use our stadium and arena suites to the extent the suites are not being used for business purposes. Our Named Executive Officers may use the services of their administrative assistants for limited personal matters. In addition, spouses of certain of our Named Executive Officers accompanied them on private aircraft chartered to transport the Named Executive Officers for business purposes. None of these perquisites results in an aggregate incremental cost to the Company, and thus no value for any of these perquisites is included in the Summary Compensation Table.
(d)	“Other” for Mr. Zozaya consists of the payments set forth in the following table, payment of which is consistent with Mexican law and perquisite practices.

	Christmas Bonus ($)	Vacation Premium ($)	Food Stipends ($)	Auto Maintenance and Gasoline ($)	Leased Vehicles ($)	Vehicle Bonus ($)	Savings Fund ($)	Social Security ($)	Personal Security ($)	Spouse Airfare for Company Events ($)(a)		Total ($)
2011	$28,143	$6,567	$1,559	$1,973	$0	$11,888	$4,049	$1,296	$229,338	$9,969		$294,782
2010	$30,637	$6,127	$1,697	$3,884	$13,502	$17,571	$2,197	$1,157	$242,387	$5,696		$324,855
2009	$27,849	$4,551	$1,531	$1,471	$17,278	$0	$1,983	$1,046	$50,354	$830	(a)	$106,893

(a)	Amounts unintentionally omitted in prior years’ proxy statements.
(4)	All amounts of Mr. Zozaya’s compensation (other than the aggregate grant date fair value for stock and option awards) are paid to Mr. Zozaya in Mexican pesos. The 2011 amounts reported on this table were converted from Mexican pesos at a conversion rate of 13.9904 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de Mexico on December 30, 2011. The changes in the conversion rate in 2011 resulted in a decrease in 2011 salary on a U.S. dollar basis. The 2010 amounts reported on this table were converted from Mexican pesos at a conversion rate of 12.3571 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de México on December 31, 2010. The 2009 amounts reported on this table were converted from Mexican pesos at a conversion rate of 13.0587 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de México on December 31, 2009.

Narrative to Summary Compensation Table

Employment Agreements. Each of the Named Executive Officers is a party to an employment agreement.

Pursuant to their respective employment agreements, Messrs. Starling, Upchurch, Haverty, Zozaya and Ottensmeyer receive as compensation for their services an annual base salary at the rate approved by the Compensation Committee. We believe that the unique responsibilities, rail and international transportation experience, accountability, leadership and achievements of Mr. Starling as our Company’s Chief Executive Officer is worthy of special consideration in setting his compensation. The salaries for these executive officers shall not be reduced except as agreed to by the parties or as part of a general salary reduction applicable to all officers. Messrs. Starling, Upchurch, Haverty, Zozaya and Ottensmeyer are eligible to participate in benefit plans or programs generally available to management employees of the KCSR or KCSM, as applicable. Each of the employment agreements of Messrs. Starling, Upchurch, Haverty and Ottensmeyer provides that the value of the respective Named Executive Officer’s annual compensation is fixed at a percentage of base salary for purposes of determining contributions, coverage and benefits under any disability insurance policy and under any cash compensation-based plan provided to the Named Executive Officer as follows: 175% for Mr. Starling; 145% for Mr. Upchurch; 167.67% for Mr. Haverty; and 175% for Mr. Ottensmeyer.

For information regarding potential payments to the Named Executive Officers upon termination of employment or change in control, see “Potential Payments Upon Termination of Employment or Change in Control” below.

Indemnification Agreements. We have entered into indemnification agreements with our KCS officers and directors. Each of our U.S. Named Executive Officers is an officer of KCS. These agreements are intended to supplement our officer and director liability insurance and to provide the officers and directors with specific contractual assurance that the protection provided by our Bylaws will continue to be available regardless of, among other things, an amendment to the Bylaws or a change in management or control of KCS. The indemnification agreements provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law and for the prompt advancement of expenses, including attorneys’ fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer was or is a party, is threatened to be made a party or is otherwise involved, or to which the director or officer was or is a party, is threatened to be made a party or is otherwise involved by reason of service in certain capacities. Under the indemnification agreements, if required by the Delaware General Corporation Law, an advancement of expenses incurred will be made upon delivery to us of an undertaking to repay all advanced amounts if it is ultimately determined by final adjudication that the officer or director is not entitled to be indemnified for such expenses. The indemnification agreements allow directors and officers to seek court relief if indemnification or expense advances are not received within specified periods, and obligate us to reimburse them for their expenses in pursuing such relief in good faith.

GRANTS OF PLAN-BASED AWARDS

The following table provides information for each of the Named Executive Officers regarding 2011 grants of annual incentive awards, equity incentive plan awards, restricted shares, and stock options.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or		All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)		Options (#)(5)	Awards ($/Sh)	Awards ($)
David L. Starling	N/A	$360,500	$721,000	$1,442,000
	2/23				2,900	5,800	11,600					$305,196
	2/23							6,950	(3)			$365,709
	2/23							1,507	(4)			$79,298
	2/23									21,900	$52.62	$598,527
Michael W. Upchurch	N/A	$111,240	$222,480	$444,960
	2/23				917	1,834	3,668					96,505
	2/23							2,200	(3)			$115,764
	2/23							639	(4)			$33,624
	2/23									6,950	$52.62	$189,944
Michael R. Haverty	N/A	$212,438	$424,875	$849,750
	2/23				2,083	4,167	8,334					$219,268
	2/23							5,000	(3)			$263,100
	2/23							2,099	(4)			$110,449
	2/23									15,700	$52.62	$429,081

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or		All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)		Options (#)(5)	Awards ($/Sh)	Awards ($)
José	N/A	$101,315	$202,630	$405,260
Guillermo Zozaya	2/23				917	1,834	3,668					$96,505
Delano (6)	2/23							2,200	(3)			$115,764
	2/23									6,950	$52.62	$189,944
Patrick J. Ottensmeyer	N/A 2/23	$122,932	$245,865	$491,730	917	1,834	3,668					$96,505
	2/23							2,200	(3)			$115,764
	2/23							1,072	(4)			$56,409
	2/23									6,950	$52.62	$189,944

(1)	The amounts reflected in these columns represent the threshold, target and maximum amounts that could have been earned under our 2011 AIP. Actual amounts paid for 2011 performance are reflected in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.
(2)	The amounts reflected in these columns represent the threshold, target and maximum amounts that could have been earned for the 2011 tranche of performance share awards under our 2011 LTI Program. The 2011 tranche was the first of a three-year performance share award with performance goals set at the beginning of each year. See Compensation Discussion and Analysis for additional details of the 2011 LTI Program, including the performance goals, three-year award totals and the actual amount earned for 2011 for each Named Executive Officer.
(3)	This amount reflects restricted stock awards granted under the 2008 Plan pursuant to our 2011 LTI Program. The shares vest in full three years after the grant date. Mr. Starling’s and Mr. Haverty’s shares become non-forfeitable in three annual installments beginning one year from the grant date due to the fact that each executive meets the retirement criteria under the 2008 Plan; however, they remain subject to sale and transfer restrictions in accordance with the vesting schedule above.
(4)	This amount reflects restricted stock awards granted under the 2008 Plan pursuant to our Executive Plan. The shares vest in full one year after the grant date. Mr. Starling’s and Mr. Haverty’s shares become non-forfeitable on the grant date due to the fact that each executive meets the retirement criteria under the 2008 Plan; however, they remain subject to sale and transfer restrictions in accordance with the vesting schedule above.
(5)	The amounts in this column reflect non-qualified stock options granted under the 2008 Plan pursuant to our 2011 LTI Program. The options vest in equal 1/3 amounts on the first, second and third anniversary of the grant date.
(6)	Mr. Zozaya is paid in Mexican pesos. His threshold, target and maximum non-equity incentive plan award amounts were converted from Mexican pesos at a conversion rate of 13.9904 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de Mexico on December 30, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information for each of the Named Executive Officers regarding outstanding stock options, unvested stock awards and unearned stock awards held by them as of December 31, 2011.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares of Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
David L. Starling							5,800	$394,458
	—	3,880	$51.55	07/29/18
	20,600	—	$35.41	02/29/20
	—	21,900	$52.62	02/22/21
					44,950	$3,057,050
Michael W. Upchurch							1,834	$124,730
	—	2,500	$39.53	03/27/18
	4,566	—	$35.41	02/29/20
	—	6,950	$52.62	02/22/21
					22,839	$1,553,280
Michael R. Haverty							4,167	$283,398
	21,411	—	$12.55	01/15/13
	90,000	—	$14.60	01/01/14
	13,689	—	$14.53	02/08/14
	49,200	—	$35.41	02/29/20
	—	15,700	$52.62	02/22/21
					5,000	$340,050
José Guillermo Zozaya Delano							1,834	$124,730
	13,700	—	$35.41	02/29/20
	—	6,950	$52.62	02/22/21
					2,200	$149,622
Patrick J. Ottensmeyer							1,834	$124,730
	15,000	—	$25.80	06/08/16
	6,850	—	$35.41	02/29/20
	—	6,950	$52.62	02/22/21
					9,104	$598,080

(1)	The exercisable dates of the options listed in these columns are shown in the following table, and are subject to acceleration on a change of control or upon the death or disability of a Named Executive Officer.

Name	Number of Securities (#)	Exercisable Date
Starling	6,867	11/19/2010
	6,867	12/08/2010
	6,866	01/07/2011
	7,300	02/23/2012
	7,300	02/23/2013
	3,880	07/30/2013
	7,300	02/23/2014

Name	Number of Securities (#)	Exercisable Date
Upchurch	4,566	01/07/2011
	2,317	02/23/2012
	2,317	02/23/2013
	2,500	03/28/2013
	2,316	02/23/2014
Haverty	15,901	01/16/2003
	13,689	02/09/2004
	90,000	01/02/2005
	5,510	01/16/2008
	16,400	11/19/2010
	16,400	12/08/2010
	16,400	01/07/2011
	5,234	02/23/2012
	5,233	02/23/2013
	5,233	02/23/2014
Zozaya	4,567	11/19/2010
	4,567	12/08/2010
	4,566	01/07/2011
	2,317	02/23/2012
	2,317	02/23/2013
	2,316	02/23/2014
Ottensmeyer	10,000	06/09/2009
	2,283	11/19/2010
	2,284	12/08/2010
	2,283	01/07/2011
	5,000	06/09/2011
	2,317	02/23/2012
	2,317	02/23/2013
	2,316	02/23/2014

(2)	The vesting dates of the restricted shares listed in this column are shown in the following table.

Name	Number of Securities (#)	Vesting Date
Starling	8,000	07/31/2013(b)
	30,000	(a)
	6,950	02/28/2014(b)
Upchurch	20,000	03/29/2013
	639	02/29/2012
	2,200	02/28/2014
Haverty	5,000	02/28/2014(b)
Zozaya	2,200	02/28/2014
Ottensmeyer	310	01/17/2012
	261	01/31/2012
	5,000	10/31/2012
	261	01/31/2013
	1,072	02/29/2012
	2,200	02/28/2014

(a)	These shares vest in tranches contingent on the satisfaction of certain performance goals as described above in Compensation Discussion and Analysis – Long Term Incentives.

(b)	These shares become non-forfeitable in equal annual installments beginning one year from the grant date due to the fact that this executive meets the retirement criteria under the 2008 Plan; however, the shares remain subject to sale and transfer restrictions in accordance with the vesting schedule above.

(3)	The amounts in these columns were calculated by multiplying the closing price of our Common Stock on the NYSE on December 30, 2011, the last trading day in 2011, which was $68.01, by the number of shares of stock that have not vested.

(4)	The amounts in this column reflect the target performance shares for the first tranche of a three-year award granted to the executive pursuant to the 2011 LTI Program that may be earned upon certification by the Compensation Committee of achievement of pre-determined performance goals for performance periods ending December 31, 2011. See Compensation Discussion and Analysis for more information. Actual amounts earned may be more or less than reflected depending on whether such performance shares are earned at the threshold, target or maximum level. If earned, these shares will vest on the later of (a) February 28, 2014, or (b) the date the Compensation Committee certifies the achievement of the related performance targets. Performance shares that are not earned within the applicable performance period are forfeited.

OPTION EXERCISES AND STOCK VESTED

The following table provides information for each of the Named Executive Officers regarding stock option exercises and vesting of stock awards during 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
David L. Starling	—	—	29,124	(2)	$1,607,166
Michael W. Upchurch	—	—	2,986		$153,859
Michael R. Haverty	97,697	$5,169,765	20,932	(3)	$1,066,530
José Guillermo Zozaya Delano	—	—	22,166		$1,272,510
Patrick J. Ottensmeyer	21,850	$557,643	24,301		$1,320,326

(1)	The amounts in these columns were calculated by multiplying the number of shares of stock by the fair market value of our Common Stock on the NYSE on the vesting date, or if the market was not open on such date, the fair market value of our Common Stock on the NYSE on the next preceding trading date. For awards granted prior to November 1, 2008, the fair market value was calculated by averaging the high and low stock price. For awards granted after November 1, 2008, the fair market value equaled the closing price.

(2)	13,507 of these shares became non-forfeitable due to the fact that Mr. Starling meets the retirement criteria under the 2008 Plan; however, they remain subject to sale and transfer restrictions.

(3)	2,099 of these shares became non-forfeitable due to the fact that Mr. Haverty meets the retirement criteria under the 2008 Plan; however, the shares remain subject to sale and transfer restrictions.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

As described above in the section titled “Narrative to the Summary Compensation Table,” each of our Named Executive Officers is a party to an employment agreement. Each agreement provides certain benefits in the event of the termination of the U.S. Named Executive Officer’s employment without cause or after a change in control. The agreements do not provide for any benefits in the event of the termination of employment resulting from death, disability or retirement. We believe that providing certain severance protections in the event of a change in control plays an important role in attracting and retaining key executive officers. The Compensation Committee believes the severance benefits are an appropriate and necessary component of each Named Executive Officer’s compensation package.

The severance benefits described below are required to be provided pursuant to the terms of employment agreements with our Named Executive Officers. These agreements may only be amended with the consent of the U.S. Named Executive Officer.

Severance Benefits Other than After a Change in Control

U.S. Named Executive Officers. Each of Messrs. Starling’s, Upchurch’s, Haverty’s and Ottensmeyer’s employment agreement provides that in the event of termination of employment without cause for any reason other than a change in control, death, disability or retirement, such Named Executive Officer will receive one year of salary, payable in a lump sum with respect to Messrs. Haverty and Ottensmeyer, and in equal installments over a 12-month period with respect to Messrs. Upchurch and Starling, at the rate in effect immediately prior to the termination of his employment. Additionally, Mr. Haverty will receive reimbursement of health and life insurance costs for fifteen months and Messrs. Starling, Upchurch and Ottensmeyer will receive reimbursement of health and life insurance costs for twelve months. Executives will also remain eligible, in the year in which a termination of employment without cause for any reason other than a change in control, death, disability or retirement occurs to receive benefits under any other compensatory or benefit plan in which such U.S. Named Executive Officer participates, if such plans are then in existence and the U.S. Named Executive Officer was entitled to participate immediately prior to termination in accordance with the applicable provisions of such plans, but only to the extent the U.S. Named Executive Officer meets all the requirements of any such plan for the plan year at the time of termination. After termination of employment without cause for any reason other than a change in control, death, disability or retirement, the U.S. Named Executive Officer would not be entitled to accrue or receive benefits under any other employee benefit plan under the current provisions of such plans.

As part of his employment agreement, each of Messrs. Starling, Upchurch, Haverty and Ottensmeyer has agreed not to use or disclose any trade secrets of the Company or any of its affiliates, as applicable, after any termination of his employment. Severance payments are conditioned upon the U.S. Named Executive Officer’s waiver of any claims against the Company upon termination. In addition, each U.S. Named Executive Officer has agreed not to compete with the business of the Company in the geographic area in which the Company operates for a period of one year following the date of termination (other than in the event of a change in control, with respect to Messrs. Haverty and Ottensmeyer). They have also agreed for a period of one year following the date of termination (other than in the event of a change in control with respect to Messrs. Haverty and Ottensmeyer) not to (i) divert business from the Company, (ii) accept any business of any customer or prospective customer of the Company with whom the U.S. Named Executive Officer had any contact or association or who was under the U.S. Named Executive Officer’s supervision, or the identity of whom was learned by the U.S. Named Executive Officer as a result of his employment with the Company, whether or not solicited by the U.S. Named Executive Officer or (iii) induce, solicit or cause any employee of the Company to leave the employ of the Company.

None of the U.S. Named Executive Officers is eligible to receive payments or benefits upon a voluntary termination of employment or a termination of employment for cause.

Mr. Zozaya. For 2011, Mr. Zozaya is the only Named Executive Officer employed in Mexico. We are required under Mexican law to provide certain termination benefits to all employees employed in Mexico, including any Named Executive Officers. We have provided additional termination benefits to Mr. Zozaya, as described below, in order to remain competitive with benefits offered in the local country market, as well as to facilitate our retention and recruitment efforts.

Upon a termination of employment without cause, Mr. Zozaya is entitled under Mexican law to a severance payment equal to a minimum of ninety days’ integrated salary (consisting of base salary plus benefits), plus an additional payment equal to twenty days’ integrated salary for each year of service with KCSM. In addition and as required by Mexico law, as of December 31, 2011, Mr. Zozaya would be eligible to receive a seniority premium equal to Ps. 1,435.68 per year for each year of service for KCSM (which if converted at a conversion rate of 13.9904 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de México on December 30, 2011, would equal $102.62 per year). Mr. Zozaya is also entitled to a payment equal to one year’s base salary upon the termination of his employment, as well as other termination benefits provided pursuant to the terms of his employment agreement with KCSM.

If Mr. Zozaya’s employment with KCSM is terminated, whether or not the termination was for cause, he would receive a payment equal to the value of any earned but unpaid Christmas bonus, vacation premium, food stipend and savings plan balance. The Christmas bonus is paid on a pro rata calendar year basis, while the vacation premium is paid on an annual pro rata basis that commences on each anniversary of the employee’s seniority date. Because the food stipend is paid to Mr. Zozaya on a monthly basis, he is only eligible to receive a pro rata payment of the amount earned but not paid in the month of termination. Finally, Mr. Zozaya would receive a payment equal to the account balance of his savings plan, including all amounts contributed to the plan by the Company.

Mr. Zozaya is not eligible to receive payments upon a voluntary termination of employment or a termination of employment for cause, other than the payment of the earned but unpaid Christmas bonus, vacation premium, food stipend and savings plan balance, as each is described in the immediately preceding paragraph.

Severance Benefits Following a Change in Control

Summary of Benefits. In the event of a termination of employment by the Company without “cause” in the case of our U.S. Named Executives Officers, or without “just cause” in the case of Mr. Zozaya, or a resignation by a U.S. Named Executive Officer for “good reason” (as defined below), or a resignation for “unjust causes” in the case of Mr. Zozaya, within a three year period after a change in control with respect to Messrs. Haverty and Ottensmeyer for a resignation for good reason, and within a two-year period after a change in control with respect to Messrs. Starling, Upchurch and Zozaya for a termination without cause or a resignation for good reason, the executives receive the following benefits pursuant to the terms of their respective employment agreements:

Cash Severance (paid in a lump sum)	• Starling: Salary x 2 x 1.75
• Upchurch: Salary x 2 x 1.60
• Haverty: Salary x 3 x 1.6767
• Zozaya: Salary x 2 x 1.00 (subject to adjustment as described below)
• Ottensmeyer: Salary x 3 x 1.75
Unvested Equity Awards	• Become immediately vested, generally upon occurrence of a change in control.
Health and Welfare Benefits

•      Medical, prescription and dental continue for 3 years at the cost of the Company for Messrs. Haverty and Ottensmeyer, and for one year for Messrs. Starling and Upchurch at the rate that would be charged to an active employee with similar coverage. Mr. Ottensmeyer may continue medical, prescription and dental coverage until age 60 at his cost, which cost may be no more than the cost of such benefits to active or retired peer executives at the Company prior to the change in control. Each of Messrs. Haverty and Ottensmeyer may continue medical and prescription coverage following the attainment of age 60, at the cost of the executive, which cost may be no more than the cost of such benefits to active or retired peer executives at the Company immediately prior to the change in control.

Excise-Tax Protection and Tax Gross-Up

•      Messrs. Haverty and Ottensmeyer are eligible to receive payment for excise taxes incurred as a result of any excess parachute payments, as well as a tax gross-up for income taxes payable as a result of the excise tax reimbursement.

Although the employment agreements of Messrs. Haverty and Ottensmeyer contain the excise tax protection and tax gross-up provisions described above, the Compensation Committee directed in 2006 that, going forward, no new employment agreements contain such provisions. The employment agreements of Messrs. Haverty and Ottensmeyer each predated this decision. In addition, the health and welfare benefits contained in the Company’s U.S. executive employment agreements has been modified to limit this benefit to one year of medical and dental coverage paid for by the Company following a change in control.

If any dispute should arise under the employment agreements of Messrs. Haverty and Ottensmeyer after the control change date involving an effort by him to protect, enforce or secure rights or benefits claimed by him, KCSR shall pay promptly upon demand all reasonable expenses incurred by the U.S. Named Executive Officer (including attorneys’ fees) in connection with the dispute, without regard to whether the U.S. Named Executive Officer prevails in the dispute, except that the U.S. Named Executive Officer shall repay KCSR any amounts so received if a court having jurisdiction makes a final, nonappealable determination that he acted frivolously or in bad faith by the dispute.

Termination Provisions of Employment Agreements of U.S. Named Executive Officers

Definition of “cause” and “good reason.” The employment agreements of Messrs. Starling, Upchurch, Haverty and Ottensmeyer generally define “cause” in the context of a termination of employment prior to a change in control to include:

•	breach of the executive’s employment agreement by the executive;

•	dishonesty involving the Company;

•	gross negligence or willful misconduct in the performance of his duties;

•	failure to substantially perform his duties and responsibilities, including willful failure to follow reasonable instructions of the Board, President or other officer to whom he reports;

•	breach of an express employment policy;

•	fraud or criminal activity;

•	embezzlement or misappropriation; or

•	breach of fiduciary duty to the Company.

The employment agreements of the U.S. Named Executive Officers generally define “cause” in the context of a termination of employment after a change in control to mean commission of a felony or a willful breach of duty, but excluding:

•	bad judgment or negligence;

•	an act or omission believed by the executive in good faith to be in or not opposed to the interest of the Company, without intent to gain a profit to which he is not entitled;

•	an act or omission with respect to which a determination could be made by the Board that the executive met the standard of conduct entitling him to indemnification by the Company; or

•	an act or omission occurring more than 12 months before the date on which any member of the Board knew or should have known about it.

The employment agreements of the U.S. Named Executive Officers generally define “good reason” in the context of a resignation by the executive after a change in control to include:

•	assignment to the executive of duties inconsistent with his position, authority or duties that result in a diminution or other material adverse change in his position, authority or duties;

•	for Messrs. Haverty and Ottensmeyer, a failure by the Company to comply with the change in control provisions in the agreement;

•	requiring the executive to be based more than 40 miles away from the location where he was previously employed;

•	for Messrs. Haverty and Ottensmeyer, any other material adverse change in the executive’s terms and conditions of employment;

•	for Messrs. Haverty and Ottensmeyer, any termination by the Company of executive’s employment other than as expressly permitted in the agreement;

•	for Messrs. Starling and Upchurch, a material diminution in compensation; or

•	for Messrs. Starling and Upchurch, any other action or inaction by the Company that constitutes a material breach of the agreement.

Triggering Events. Messrs. Haverty’s and Ottensmeyer’s employment agreements generally provide that the following events (which we refer to as “triggering events”) constitute a “change in control”:

•	for any reason at any time less than 75% of the members of our Board shall be incumbent directors, as described in the agreement; or

•

any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than as shall have become after September 18, 1997 (for Mr. Haverty) or the date of the agreement (for Mr. Ottensmeyer), according to a public announcement or filing, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of KCS or KCSR representing 30% (or, with respect to certain payments to be made to the Named Executive Officer under his or her employment agreement, 40%) or more (calculated in accordance with Rule 13d-3) of the combined voting power of our or KCSR’s then outstanding voting securities; or

•

the stockholders of KCS or KCSR shall have approved a merger, consolidation or dissolution of KCS or KCSR or a sale, lease, exchange or disposition of all or substantially all of our or KCSR’s assets, if persons who were the beneficial owners of the combined voting power of our or KCSR’s voting securities immediately before any such merger, consolidation, dissolution, sale, lease, exchange or disposition do not immediately thereafter beneficially own, directly or indirectly, in substantially the same proportions, more than 60% of the combined voting power of any corporation or other entity resulting from any such transaction.

Messrs. Starling’s and Upchurch’s employment agreements generally provide that the following events (which we also refer to as “triggering events”) constitute a “change in control”:

•

a majority of the members of the Company’s Board is replaced during any twelve (12) month period with directors whose appointment or election was not endorsed by a majority of the members of the Company’s Board, in office immediately prior to the date of such appointment or election; or

•

any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or group has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group of ownership of stock of the Company possessing 30% or more of the total voting power of the outstanding stock of the Company; or

•	any person or group has acquired ownership of stock of the Company that constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of the Company; or

•

any person or group has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group assets of the Company that have a total gross fair market value of more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition.

Termination Provisions of Mr. Zozaya’s Employment Agreement

Summary of Benefits. Mr. Zozaya entered into an amendment to his employment agreement in May 2009. Pursuant to the terms of this amendment, in the event of a termination of employment by KCSM without “just cause” or a resignation by Mr. Zozaya for “unjust cause” (as defined below) within a two year period after a “change in shareholder control” (as defined below), (a) Mr. Zozaya will be eligible to receive, in addition to any other severance benefits for which he is eligible under Mexican law, a lump sum payment equal to the product of (i) the rate of his annual base salary as of the date of termination, multiplied by (ii) two, and less (iii) the aggregate amount of other severance payments for which he is eligible under Mexican law, (b) any unvested or unexercisable equity awards shall become immediately vested or exercisable, as applicable, and (c) if applicable, Mr. Zozaya will have the opportunity to purchase the executive vehicle assigned to him at the time, in accordance with KCSM’s vehicle policy. In addition, KCSM will transfer the right to Mr. Zozaya to use the telephone number corresponding to the cellular telephone assigned to him by KCSM.

In addition to the above, if Mr. Zozaya’s employment with KCSM is terminated, whether or not the termination was for cause, he would receive a payment equal to the value of any earned but unpaid Christmas bonus, vacation premium, food stipend and savings plan balance as described above in the description of his severance benefits other than after a change in control.

Definition of “just cause” and “with cause.” The employment agreement of Mr. Zozaya generally defines “just cause” or “with cause” in the context of a termination of employment following a change in shareholder control to include the rescission of employment by KCSM without liability to KCSM as provided for by the Federal Labor Law of Mexico, including termination for the commission of any criminal offense or the failure of the executive to comply with his obligations while performing his duties.

Definition of “unjust cause” or “without just cause.” The employment agreement of Mr. Zozaya generally defines “unjust cause” or “without just cause” in the context of a resignation by him following a change in shareholder control to include any of the following events:

•	a significant reduction or other significant negative change in the responsibilities, powers or duties of the executive;

•	a reduction of the remunerations of the executive;

•

KCSM requiring the executive to perform his regular duties from any office or site located more than sixty (60) kilometers from the place where he had performed his duties prior to receiving such order; or

•	any other action or omission on the part of KCSM that would constitute a breach of the executive’s employment agreement or a violation of the Federal Labor Law of Mexico.

Triggering Events. Mr. Zozaya’s employment agreement generally provides that the following events (which we refer to as “triggering events”) constitute a “change in shareholder control:”

•

the majority of the members of the KCS Board of Directors are replaced during any twelve (12) month period with directors whose election or appointment was not submitted or resolved by the majority of the members of the KCS Board of Directors serving immediately prior to such election or appointment; or

•

any person or group of persons has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group of ownership of stock of KCS possessing 30% or more of the total voting power of the outstanding stock of KCS; or

•	any person or group has acquired ownership of stock of KCS that constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of KCS; or

•

any person or group has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group assets of KCS that have a total gross fair market value of more than 40% of the total gross fair market value of all of the assets of KCS immediately before such acquisition; or

•

any individual person or legal entity or any group of persons other than KCS or its affiliates, subsidiaries, or related entities (the “KCS Group”), directly or indirectly acquires ownership of more than 50% of the outstanding stock of KCSM; or

•

any individual person or legal entity or any group of persons other than the KCS Group acquires KCSM assets representing a gross fair market value of more than 51% of the total gross fair market price for all KCSM assets immediately prior to such acquisition; or

•

the majority of the members of the KCSM Board of Directors is replaced with board members whose appointment or election has not been approved by the entities of the KCS Group that are shareholders in KCSM.

Double-Trigger Severance Benefits

Severance benefits under the employment agreements for our Named Executive Officers do not become due only upon a change in control. For Messrs. Haverty and Ottensmeyer, severance benefits are payable upon a termination of employment without cause after a change of control, or a resignation for good reason within a three-year period after a change in control. For Messrs. Starling, Upchurch and Zozaya severance benefits are payable upon a termination of employment without cause or a resignation for good reason within a two-year period after a change in control. Requiring that a termination of employment without cause or a resignation for good reason after a change in control before certain compensation and benefits are available is called a “double trigger.” We believe a double trigger for severance benefits is in the best interest of our stockholders because it:

•	encourages executives to help transition through a change in control;

•

mitigates any potential disincentive for the executives when they are evaluating and/or implementing a potential change in control, particularly when the acquiring company may not require the services of our executives; and

•	protects executives from termination of employment without cause or an adverse change in position following a change in control.

Reasonableness of Change in Control Severance Payments

The post-employment termination compensation and benefits described above are required under the terms of employment agreements with the Named Executive Officers and, with respect to Mr. Zozaya, applicable Mexican law. These benefits may be amended only with the consent of the executive, or not at all in the case of benefits required under Mexican law, and in all events cannot be changed unilaterally. In 2010, the Compensation Committee asked the Compensation Consultant to perform a competitive analysis of the Company’s employment agreements with respect to the reasonableness of the change in control severance payments thereunder. The Compensation Consultant advised that the potential financial impact of change in control severance arrangements in the general marketplace was approximately 1-3% of the transaction value. Based on the results of this information and the analysis performed by the Compensation Consultant, which were presented to the Compensation Committee in March 2010, the Compensation Committee determined that the benefits included and amounts paid under these agreements, including amounts paid upon a change of control of the Company, were reasonable and not in excess of predominant market practices and were consistent with the compensation philosophy adopted by the Compensation Committee.

Other Compensatory Plans that Provide Benefits on Retirement or Termination of Employment

Described below are the portions of our compensation plans in which the accounts of Named Executive Officers become vested as a result of (a) their retirement, death, disability or termination of employment, (b) a change in control of us, or (c) a change in the Named Executive Officer’s responsibilities following a change in control.

KCS 401(k) Plan. Participants, including our U.S. Named Executive Officers, are fully vested in their accounts under the KCS 401(k) Plan, other than their matching contributions. Subject to certain exceptions, Company matching contributions vest as follows: 20% vesting after 2 years of service, 40% after 3 years of service, 60% after 4 years of service and 100% after 5 years of service. Vesting is accelerated in the case of retirement at age 65, death or disability or upon a change in control of us (as defined in the KCS 401(k) Plan). Distribution of benefits under the KCS 401(k) Plan will be made in connection with a participant’s death, disability, retirement or other termination of employment. Subject to certain restrictions, a participant may elect whether payment of his or her benefits will be in a lump sum or installments. Benefits are normally paid in cash. However, to the extent a participant’s accounts are invested in whole shares of our Common Stock, the participant may elect to receive distributions of benefits under the KCS 401(k) Plan in cash, whole shares of our Common Stock, or in a combination of cash and whole shares of our Common Stock.

2008 Plan. Subject to the terms of the specific award agreements, under the 2008 Plan, the termination of affiliation of a grantee of an award by reason of death, Disability, Retirement or on account of a Change of Control (as such terms are defined in the 2008 Plan) may accelerate the ability to exercise an award.

Death or Change of Control

Upon the death, or upon the termination of affiliation on account of a Change of Control, of a grantee of an award under the 2008 Plan, unless otherwise specified in the award agreement,

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable will become nonforfeitable,

(ii) any options or SARs not exercisable at that time will become nonforfeitable and exercisable and the grantee’s personal representative or other transferee upon death may exercise such options or SARs up to the earlier of the expiration of the option or SAR term, one year after the death of the grantee, or 10 years from the grant date of the award,

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended will become nonforfeitable, and the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will become nonforfeitable in the amount that would be earned for such performance period if the performance goals for such performance period were met at target, and

(iv) any shares subject to a deferred stock award will become nonforfeitable.

Disability or Retirement

Upon the termination of affiliation by reason of Disability or Retirement of a grantee of an award under the 2008 Plan, unless otherwise specified in the award agreement,

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable will become nonforfeitable in a number determined by multiplying the total number of restricted shares and restricted share units by a fraction, the numerator of which is the number of 12-month periods of employment commencing on the grant date that have been completed by the grantee, and the denominator of which is the total number of 12-month periods in the period of restriction,

(ii) any options or SARs not exercisable at that time will become nonforfeitable and exercisable and the grantee or the grantee’s legal representative (or the grantee’s transferee upon the death of the grantee) may exercise such options or SARs up to the earliest of the expiration of the option or SAR term, one year following the grantee’s termination of affiliation by reason of Disability, five years following the grantee’s termination of affiliation by reason of Retirement or 10 years from the grant date of the award,

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended will become nonforfeitable, and the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be forfeited, and

(iv) any shares subject to a deferred stock award will become nonforfeitable.

Other Termination of Affiliation

Upon the termination of affiliation of a grantee of an award under the 2008 Plan for any reason other than death, Disability, Retirement, or on account of a Change of Control, then, unless otherwise specified in the award agreement,

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable on the date of the grantee’s termination of affiliation, are forfeited on that date,

(ii) any options or SARs not exercisable at that time will be forfeited, and any options or SARs that are vested and exercisable or become exercisable at that time may be exercised by the grantee up to the earlier of the expiration of the option or SAR term, three months following the grantee’s termination of affiliation, or 10 years from the grant date of the award; provided, however, that if termination of affiliation is for Cause (as defined in the 2008 Plan), then any unexercised options or SARs will be forfeited,

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended but which are not vested will be forfeited, and the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be forfeited, and

(iv) any nonvested shares subject to a deferred stock award will be forfeited.

1991 Plan. Subject to the terms of the specific award agreements, under the 1991 Plan, the death or disability, retirement or other Termination of Affiliation (as such terms are defined in the 1991 Plan) of a grantee of an award or a Change of Control (as defined in the 1991 Plan) may accelerate the ability to exercise an award, as described below.

Death, Disability or Retirement

Upon the death, disability or retirement of a grantee of an award under the 1991 Plan,

(i) the grantee’s restricted shares, if any, that were forfeitable will become nonforfeitable unless otherwise provided in the specific award agreement,

(ii) any options or stock appreciation rights (“SARs”) not exercisable at that time become exercisable and the grantee (or his or her personal representative or transferee under a will or the laws of descent and distribution) may exercise such options or SARs up to the earlier of (A) the expiration of the option or SAR term or (B) 12 months from the date of death or disability or five years from the date of retirement, and

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be determined based upon a formula described in the 1991 Plan or the applicable award agreement.

Change of Control

Upon a Change of Control (as defined in the 1991 Plan),

(i) a grantee’s restricted shares, if any, that were forfeitable become nonforfeitable,

(ii) any options or SARs not exercisable at that time become immediately exercisable,

(iii) we will pay to the grantee, for any performance share or performance unit for which the performance period has not ended as of the date of the Change of Control, a cash payment based on a formula described in the 1991 Plan or the applicable award agreement, and

(iv) all LSARs (which may be granted in tandem with options awarded under the 1991 Plan) are automatically exercised upon a Change of Control that is not approved by our Incumbent Board (as such terms are defined in the 1991 Plan). Upon exercise of an LSAR, the grantee may receive a cash payment based upon the difference between the fair market value on the date of the Change of Control or other specified date and the per share exercise price of the related option and the related option is canceled.

Termination of Affiliation

If a grantee has a Termination of Affiliation (as defined in the 1991 Plan) for any reason other than for Cause (as defined in the 1991 Plan), death, disability or retirement, then

(i) the grantee’s restricted shares, if any, to the extent forfeitable on the date of the grantee’s Termination of Affiliation, are forfeited on that date,

(ii) any unexercised options or SARs, to the extent exercisable immediately before the grantee’s Termination of Affiliation, may be exercised in whole or in part, up to the earlier of the expiration of the option or SAR term or three months after the Termination of Affiliation, and

(iii) any performance shares or performance units for which the performance period has not ended as of the Termination of Affiliation will terminate immediately upon that date.

Certain Award Agreements under 1991 Plan and 2008 Plan. Certain award agreements provide for alternate termination provisions than those provided for in the 1991 and 2008 Plans.

•

Restricted Shares Award Agreements for newly hired or promoted executives provide that if there is a termination of affiliation by reason of retirement prior to vesting, then for every consecutive 12-month period of employment completed during the period beginning on the Grant Date and ending on the date of termination of affiliation by reason of retirement, 1/5 of the number of restricted shares will vest and no longer be subject to restriction.

•

Restricted Shares & Performance Shares Award Agreements for the 2011 LTI Program provide that the restricted shares will vest and no longer be subject to restrictions upon a termination of affiliation by reason of a disability prior to vesting. Additionally, for the performance shares, if there is a termination of affiliation due to a disability prior to vesting, then upon such termination of affiliation: (a) the executive will become vested in shares earned with respect to all performance periods completed as of the date of the termination of affiliation; and (b) with respect to any performance period that is uncompleted as of the date of the termination of affiliation, the executive will be deemed to have earned a number of shares as if the Performance Goals were achieved at target, subject to any adjustment by the Compensation Committee.

•

Restricted Shares Award Agreements used for our Executive Plan provide that restricted shares will no longer be subject to restrictions upon a termination of affiliation due to retirement prior to vesting.

•

Restricted Shares Award Agreement for Mr. Starling’s September 2010 grant provides that the restricted shares will vest and no longer be subject to restrictions upon a termination of affiliation by reason of death, disability or change-in-control and will forfeit upon termination of affiliation for any other reason.

Trusts Securing the Rights of the Officers, Directors, Employees and Former Employees

We have established a series of grantor trusts (commonly referred to as “rabbi” trusts) that are intended to secure the rights of our officers, directors, employees, former employees and others (each a “Beneficiary”) under various contracts, benefit plans, agreements, arrangements and commitments. The function of each trust is to receive contributions from us and, following a change in control of KCS (as defined by the trust), if we fail to honor certain obligations to a Beneficiary, the trust shall distribute to the Beneficiary amounts accumulated in such Beneficiary’s trust account, or in the general trust account, to discharge such obligations as they become due, to the extent of available trust assets. The trusts require that we be solvent as a condition to making distributions. Trusts have been established with respect to the employment continuation commitments under employment agreements, the Executive Plan, the Directors’ Deferred Fee Plan, indemnification agreements, the 1991 Plan, the 2008 Plan and our charitable contribution commitments, among others. New trusts were executed on February 24, 2011. The new trusts are revocable by the Board of Directors until a change in control of KCS. KCSR has established similar trusts tied to any failure by KCSR to honor its obligations to beneficiaries following a change in control of KCSR.

Tables Summarizing Payments Upon Employment Termination

The following tables summarize the estimated payments that would be made under each contract, agreement, plan or arrangement which provides for payments to a Named Executive Officer at, following, or in connection with any termination of employment, including by resignation, retirement, disability, or dismissal or resignation for good reason following a change in control.

None of our Named Executive Officers is eligible to receive payments upon a voluntary resignation or a termination for cause (as defined above), except that because Messrs. Haverty and Starling meets the definition of “retirement” under the 1991 Plan and the 2008 Plan in that each is over 55 years old and has over ten years of service to KCS, each has restricted stock that is non-forfeitable and would be payable upon a voluntary resignation. In accordance with SEC regulations, we do not report any amount to be provided under any arrangement which does not discriminate in scope, terms or operation in favor of our Named Executive Officers and which is available generally to all salaried employees in the United States or Mexico, as applicable. The following tables do not repeat information provided in the Summary Compensation Table or the Outstanding Equity Awards at Year-End Table, except to the extent the amount payable would be enhanced by the termination event.

For purposes of the quantitative disclosure in the following tables, and in accordance with SEC regulations, we have assumed that the termination took place on December 30, 2011, the last trading day in 2011, and that the price per share of our Common Stock was $68.01, the closing market price on that date.

	David L. Starling
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$—	$—	$2,523,500	$721,000
Equity (Intrinsic Value)
Unvested Restricted Stock	$3,057,049	$3,057,049	$—	$3,057,049	$—
Unvested Performance Shares	$1,183,374	$1,183,374	$—	$1,183,374	$—
Unexercisable Options	$400,906	$400,906	$400,906	$400,906	$—
Unvested KCS 401(k) Plan Contributions	$22,703	$22,703	$—	$22,703	$—

Total	$4,664,032	$4,664,032	$400,906	$4,664,032	$—

Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$31,379	$8,611
Tax Gross-Ups	N/A	N/A	N/A	N/A	N/A

Total	$—	$—	$—	$31,379	$8,611

Total	$4,664,032	$4,664,032	$400,906	$7,218,912	$729,611

	Michael W. Upchurch
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$—	$—	$1,186,560	$370,800
Equity (Intrinsic Value)
Unvested Restricted Stock	$1,553,280	$1,553,280	$—	$1,553,280	$—
Unvested Performance Shares	$374,054	$374,054	$—	$374,054	$—
Unexercisable Options	$178,161	$178,161	$—	$178,161	$—
Unvested KCS 401(k) Plan Contributions	$22,310	$22,310	$—	$22,310	$—

Total	$2,127,805	$2,127,805	$—	$2,127,805	$—

Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$35,954	$13,541
Tax Gross-Ups	N/A	N/A	N/A	N/A	N/A

Total	$—	$—	$—	$35,954	$13,541

Total	$2,127,805	$2,127,805	$—	$3,350,319	$384,341

	Michael R. Haverty
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$—	$—	$2,849,552	$566,500
Equity (Intrinsic Value)
Unvested Restricted Stock	$340,051	$340,051	$—	$340,051	$—
Unvested Performance Shares	$850,126	$850,126	$—	$850,126	$—
Unexercisable Options	$241,623	$241,623	$241,623	$241,623	$—
Unvested KCS 401(k) Plan Contributions	$—	$—	$—	$—	$—

Total	$1,431,800	$1,431,800	$241,623	$1,431,800	$—

Retirement Benefits
Retiree Medical (Present Value)	$—	$—	$—	$125,628	$—

Total	$—	$—	$—	$125,628	$—

Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$31,206	$10,763
Tax Gross-Ups	$—	$—	$—	$—	$—

Total	$—	$—	$—	$31,206	$10,763

Total	$1,431,800	$1,431,800	$241,623	$4,438,186	$577,263

	José Guillermo Zozaya Delano(a)
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$27,480	$27,480	$811,029	$811,029
Equity (Intrinsic Value)
Unvested Restricted Stock	$149,622	$149,622	$—	$149,622	$—
Unvested Performance Shares	$374,054	$374,054	$—	$374,054	$—
Unexercisable Options	$106,961	$106,961	$—	$106,961	$—

Total	$630,637	$630,637	$—	$630,637	$—

Total	$630,637	$658,117	$27,480	$1,441,666	$811,029

(a)	Cash severance payments to Mr. Zozaya are paid in Mexican pesos. All cash severance amounts were converted from Mexican pesos at a conversion rate of 13.9904 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de México on December 30, 2011.

	$,00,00	$,00,00	$,00,00	$,00,00	$,00,00
	Patrick J. Ottensmeyer
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$—	$—	$2,151,319	$409,775
Equity (Intrinsic Value)
Unvested Restricted Stock	$619,164	$619,164	$—	$619,164	$—
Unvested Performance Shares	$374,054	$374,054	$—	$374,054	$—
Unexercisable Options	$106,961	$106,961	$—	$106,961	$—
Unvested KCS 401(k) Plan Contributions	$—	$—	$—	$—	$—

Total	$1,100,179	$1,100,179	$—	$1,100,179	$—

Retirement Benefits
Retiree Medical (Present Value)	$—	$—	$—	$294,269	$—

Total	$—	$—	$—	$294,269	$—
Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$81,282	$15,735
Tax Gross-Ups	$—	$—	$—	$1,141,377	$—

Total	$—	$—	$—	$1,222,659	$15,735

Total	$1,100,179	$1,100,179	$—	$4,768,426	$425,510

PROPOSAL 3

APPROVAL OF AMENDMENTS TO THE COMPANY’S

RESTATED CERTIFICATE OF INCORPORATION

Proposed Amendments

The Board of Directors has unanimously approved and recommends that the Company’s stockholders approve the proposed amendments to the Restated Certificate of Incorporation described below. As set forth in more detail below, these proposed amendments would (1) eliminate all common stockholder supermajority voting requirements, so that approval of any matter submitted to a vote of the common stockholders would require no more than a majority vote under the Delaware General Corporation Law (“DGCL”), (2) eliminate cumulative voting for directors and (3) make certain other technical and conforming changes, including simplifying the provisions relating to the business the Company may conduct. If this Proposal No. 3 is approved, the Restated Certificate of Incorporation will be amended and restated effective upon the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. Subject to and upon effectiveness of these proposed amendments, the Board of Directors has also resolved to amend the Company’s Bylaws to remove provisions relating to cumulative voting and to add provisions for majority voting in uncontested elections of directors, pursuant to which any director who receives a greater number of votes “withheld” than votes “for” in an uncontested election of directors will be required to tender an offer of resignation to the Board of Directors. The amendments to the Restated Certificate of Incorporation proposed for adoption in this Proposal No. 3 are set forth in the Amended and Restated Certificate of Incorporation attached as Annex A to this Proxy Statement and are incorporated herein by reference. Deletions are indicated by strikeout and additions indicated by underlining.

Reasons for the Proposal

Currently, the Restated Certificate of Incorporation contains certain common stockholder supermajority voting requirements that are higher than the minimum vote required under the DGCL, as more fully discussed below. The Board of Directors considered that requiring a supermajority vote for certain fundamental actions, including increasing the size of the Board, declassifying the Board, eliminating cumulative voting, and authorizing a business combination with a greater than 5% stockholder, could ensure that these actions are only taken with a broad consensus of stockholders that goes beyond a simple majority. However, the Board of Directors also recognized that maintaining these supermajority voting requirements could prevent these actions from being taken even if they were supported by the holders of a majority of the Company’s stock, which may be inconsistent with principles of good corporate governance. The Board of Directors further recognized that supermajority voting requirements are disfavored by many stockholders and stockholder groups, as evidenced by the significant support that stockholder proposals seeking elimination of supermajority voting requirements regularly obtain. After considering these factors, the Board of Directors determined to approve and recommend the elimination of these supermajority voting requirements.

The Board of Directors is not, however, recommending the elimination of the provision of the Restated Certificate of Incorporation that requires a two-thirds vote of preferred stockholders for any amendment of the Restated Certificate of Incorporation that alters the powers, preferences or rights of the preferred stockholders granted by Paragraph Fourth of the Restated Certificate of Incorporation. The Board of Directors viewed this provision as a protection for preferred stockholders and did not believe that elimination of this protection was consistent with principles of good corporate governance.

In considering the proposed amendments to the Restated Certificate of Incorporation, the Board of Directors also took into account its desire, in response to the request of certain stockholders and consistent with its view of principles of good corporate governance, to implement majority voting in uncontested elections of directors by means of the Bylaw amendment described above. The Board of Directors believed, however, that adding a majority voting standard on top of a cumulative voting structure could produce difficulties and unintended consequences. For example, because cumulative voting permits shareholders to concentrate their votes for a single candidate, other candidates may fail to receive a majority of the “votes cast” even if they would have received a majority vote in the absence of cumulative voting. Accordingly, the Board of Directors determined to recommend the elimination of cumulative voting as part of the proposed amendments to the Restated Certificate of Incorporation and, upon effectiveness of these proposed amendments, to replace cumulative voting with the majority voting Bylaw amendment described above.

In considering the proposed other technical and conforming changes, including simplifying the provisions relating to the Company’s purposes, the Board of Directors did not believe these changes would effect substantive revisions to the Restated Certificate of Incorporation, but believed they would provide greater clarity, consistency and simplicity.

Based on the foregoing considerations, the Board of Directors has unanimously approved, and recommends that the Company’s stockholders approve, the amendments to the Restated Certificate of Incorporation.

Effect of Approving the Proposal

The Amended and Restated Certificate of Incorporation, if adopted, would eliminate, by amending and restating, the common stockholder supermajority voting requirements and the cumulative voting provisions currently contained in the Restated Certificate of Incorporation, as follows:

Paragraph Fourth, subparagraph k. (iii) of the Restated Certificate of Incorporation provides that directors may be elected by cumulative voting of the stockholders. If Proposal No. 3 is approved, this provision would be eliminated and stockholders would not be allowed to cumulate votes for the election of directors. Upon elimination of cumulative voting, the Board of Directors will adopt the Bylaw amendment providing for majority voting in uncontested elections of directors as described above.

Paragraph Thirteenth of the Restated Certificate of Incorporation provides that the vote of 70% of the outstanding shares of stock of the Company entitled to vote in the election of directors shall be required to amend the Restated Certificate of Incorporation to (1) increase the number of directors to more than 18, (2) abolish cumulative voting in elections for directors, or (3) abolish the division of the Board of Directors into three classes. If Proposal No. 3 is approved, this provision would be eliminated and, in accordance with the DGCL, the vote of the majority of the outstanding shares would be required for such actions. Paragraph Thirteenth also contains a provision stating that the affirmative vote of the holders of not less than two-thirds of the issued and outstanding preferred stock is necessary to amend the Restated Certificate of Incorporation in a manner that amends, alters, changes or repeals any of the powers, preferences or rights of such holders of preferred stock granted by Paragraph Fourth of the Restated Certificate of Incorporation. For the reasons described above, the proposed amendments to the Restated Certificate of Incorporation would not amend this provision.

Paragraph Fourteenth of the Restated Certificate of Incorporation provides that the affirmative vote of the holders of 70% of all classes of stock that are entitled to vote in the election of directors is necessary in connection with certain business combination transactions with a greater than 5% stockholder. If Proposal No. 3 is approved, this provision would be eliminated and the provisions of the DGCL would govern with respect to the approval of such transactions.

If Proposal No. 3 is approved by the Company’s stockholders, under the DGCL, future changes to the Amended and Restated Certificate of Incorporation would require the approval of a majority of the outstanding shares of stock entitled to vote thereon, except as described above with respect to changes that alter the powers, preferences or rights of the holders of preferred stock.

The Amended and Restated Certificate of Incorporation would also amend and restate the current Restated Certificate of Incorporation to make certain conforming and technical changes. All of these proposed changes are reflected in Annex A. The technical changes include the elimination of the extensive listing, in Paragraph Third, of lawful businesses that the Company may conduct, which is not necessary under the DGCL. In place of this listing, the Amended and Restated Certificate of Incorporation provides that the Company may conduct and transact any and all lawful business for which corporations may be incorporated under the laws of the State of Delaware.

Dissenters Rights

The DGCL, the Restated Certificate of Incorporation and the Bylaws do not provide the Company’s stockholders with rights of appraisal or similar rights of dissenters with respect to this amendment.

Required Vote for Approval

Pursuant to the requirements of the Restated Certificate of Incorporation, the affirmative vote of 70% of the outstanding shares of voting stock is required to approve the proposed amendments to the Restated Certificate of Incorporation. Abstentions and broker non-votes will be counted towards the vote total for the proposal and will have the same effect as votes “Against” the proposal. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on this Proposal No. 3 unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker if you want your broker to vote your shares on this matter.

Recommendation of the Company’s Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the approval of the amendments to the Restated Certificate of Incorporation.

YOUR BOARD RECOMMENDS THAT YOU VOTE

“FOR”

THE APPROVAL OF THE AMENDMENTS TO THE

RESTATED CERTIFICATE OF INCORPORATION

PROPOSAL 4 — ADVISORY (NON-BINDING) VOTE APPROVING THE

2011 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules. The 2010 compensation of our Named Executive Officers was overwhelmingly approved by our stockholders in the advisory vote held at last year’s annual meeting. Accordingly, the Compensation Committee continued with its strategy, as described below and in the Compensation Discussion and Analysis.

We believe that we maintain a compensation system that allows us to attract and retain quality Named Executive Officers and encourages our Named Executive Officers to continually improve the operations and performance of the Company in order to maximize the value of our cross-border rail network on behalf of our stockholders. A large percentage of each Named Executive Officer’s compensation is comprised of long-term incentive awards in the form of equity awards, many of which include performance measures to incent our Named Executive Officers to perform well. This not only encourages each Named Executive Officer to take steps to achieve the Company’s long-term goals, but also aligns their personal financial interests with those of our stockholders. Our Compensation Committee seeks to compensate each Named Executive Officer near market median of our peer group of companies in order to ensure that our Named Executive Officers are compensated fairly and equitably. Further, our Compensation Committee annually reviews the design of our compensation programs to ensure that they do not encourage excessive risk taking by the Named Executive Officer in order to obtain a short-term personal gain that negatively impacts our long-term value proposition. Our Compensation Committee believes it has implemented compensation programs that are structured in the best manner to support our long-term business strategy and increase stockholder value.

We are asking our stockholders to indicate their support for our executive compensation program as described in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution:

RESOLVED, that the stockholders of the Company, approve, on an advisory basis, the compensation of the Named Executive Officers as discussed and disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.

The say-on-pay vote is advisory, and therefore, not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 4 if you want your broker to vote your shares on the matter.

YOUR BOARD RECOMMENDS THAT YOU VOTE

“FOR”

THE APPROVAL OF THE 2011 COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS

PROXY STATEMENT PURSUANT TO THE DISCLOSURES RULES

OF THE SECURITIES AND EXCHANGE COMMISSION

PROPOSAL 5 — STOCKHOLDER PROPOSAL

5 — Adopt Simple Majority Vote

Mr. James McRitchie, 9295 Yorkship Court, Elk Grove, CA 95758, who represents that he holds no less than 50 shares of our common stock, has submitted the following proposal for consideration at the Annual Meeting.

RESOLVED, Shareholders request that our board take the steps necessary so that each shareholder voting requirement in our charter and bylaws that calls for a greater than simple majority vote be changed to require a majority of the votes cast for and against the proposal, or a simple majority in compliance with applicable laws.

Corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. Shareowners are willing to pay a premium for shares of corporations that have excellent corporate governance. Supermajority voting requirements have been found to be one of six entrenching mechanisms that are negatively related to company performance. Source: “What Matters in Corporate Governance?” by Lucien Bebchuk, Alma Cohen and Allen Ferrell, Harvard Law School, Discussion Paper No. 491 (September 2004, revised March 2005).

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s.

The merit of this Simple Majority Vote proposal should also be considered in the context of the opportunity for additional improvement in our company’s 2011 reported corporate governance status in order to more fully realize our company’s potential:

The Corporate Library www.thecorporatelibrary.com, an independent investment research firm said two directors were insiders (independence concern) and two additional directors, Antonio Garza and Thomas McDonnell, were potentially conflicted due to related party transactions with our company.

Lead Director McDonnell was not considered independent since he was a CEO at a company that received $4 million in rent from our company. Combined with the presence of our CEO and a non-independent Chairman, who was our former CEO, these factors called into question our board’s ability to act as an effective counterbalance to management.

Furthermore, McDonnell received a whopping 53% in negative votes and was one-third of our Audit Committee. Since our company had a plurality voting, he would have been reelected even if he had received only one vote from our 100 million shares. Also, since our board is classified, our directors were not accountable to shareholders on an annual basis.

The bulk of equity given to our Named Executive Officers in 2010 included stock options and restricted stock, both of which simply vest after time. Equity awards for our executives should have performance-vesting features in order to assure full alignment with shareholder interests. Our market-priced stock options can give executives rewards due to a rising market alone, regardless of executive performance.

We also had no opportunity to call a special meeting or to act by written consent.

On the other hand, adopting this proposal would be a strong statement that our company is committed to a step forward in good corporate governance and long-term financial performance. Please encourage our board to respond positively to this proposal to initiate the improved governance we deserve: Adopt Simple Majority Vote — Yes on 5.

Board of Directors Statement in Opposition to Proposal 5

The Board of Directors unanimously recommends a vote against the adoption of this stockholder proposal for the following reasons:

The Board believes this proposal is unnecessary. If approved by our stockholders, Proposal No. 3 in this Proxy Statement will remove all but one of the supermajority voting provisions from our Restated Certificate of Incorporation. The only supermajority voting provision that will not be removed is the provision that requires a two-thirds vote of preferred stockholders for an amendment of the Restated Certificate of Incorporation that alters the powers, preferences or rights of the preferred stockholders. As set forth under the discussion of Proposal No. 3, the Board of Directors viewed this remaining provision as a protection for preferred stockholders and did not believe that elimination of this protection was consistent with principles of good corporate governance. Because Proposal No. 3 would eliminate all supermajority voting requirements other than this one protection for preferred stockholders and, therefore, the Company believes that Proposal No. 3 fully addresses this stockholder proposal, the Company intends to request that the stockholder proponent withdraw this stockholder proposal. If the stockholder is unwilling to withdraw the proposal, the Board of Directors urges that you vote against the proposal.

The Company also notes that it disagrees with many of the statements set forth in the stockholder proponent’s supporting statement for this stockholder proposal.

Vote Required

Provided a quorum is present at the meeting, the affirmative vote of a majority of the shares of Voting Stock present at the meeting and entitled to vote on the proposal is required to approve this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “Against” this stockholder proposal. Proxies solicited by the Board of Directors will be so voted unless the stockholders specify a different choice.

YOUR BOARD

RECOMMENDS THAT YOU VOTE

“AGAINST”

THIS PROPOSAL

STOCKHOLDER PROPOSALS

Our Bylaws set forth the advance notice requirements that stockholders must follow in order to either make a director nomination or bring any other business at any annual or special meeting of the stockholders, and explicitly provide that the procedure provided in the Bylaws is the exclusive means for a stockholder to make such nominations or proposals (other than proposals submitted for inclusion in the proxy statement governed by Rule 14a-8 of the Exchange Act). The Bylaws provide that to be properly brought before a meeting, a proposal must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) with respect to business other than the election of directors, otherwise properly brought before the meeting by a stockholder owning at least the lesser of $2,000 or 1% of the Company’s outstanding stock entitled to the vote at the meeting. In addition, the Bylaws (A) expand the required disclosure regarding stockholders making proposals or nominations to include, among other things, disclosure of all ownership interests, class and number of shares owned, hedges, derivative and or short positions, profit interests, options, any voting or dividend rights with respect to any shares of securities of the Company, any material interests of the stockholder (and beneficial owner, if any) in the nomination or proposal, and any other information that would be required in a solicitation of proxies for the nomination or proposal, and (B) require a stockholder nominating a person for election as a director to include in the advance notice certain biographical information about each such nominee, a fully completed Director’s Questionnaire on the form supplied by the Company, a written representation of such nominee as to any voting commitments or related transactions, and an agreement by such nominee to comply with the Company’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

If a holder of our Common Stock wishes to present a proposal for inclusion in our proxy statement for next year’s annual meeting of stockholders, the proposal must be made in accordance with the applicable laws and rules of the SEC and the interpretations thereof, as well as our Bylaws. Any such proposal should be sent to our Corporate Secretary at P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105) and must be received no later than November 30, 2012.

Director Nominations

Any stockholder who meets the requirements set forth in our Bylaws may submit a director nomination for consideration by the Nominating Committee by complying with the requirements of this section, including: (i) the nomination must be made for an election to be held at a meeting of stockholders at which directors are otherwise to be elected; (ii) the stockholder must be a record owner on the record date for that meeting, and at the meeting, of securities representing at least 1% of the securities entitled to be voted at the meeting for election of directors; (iii) the stockholder must deliver a timely written nomination notice to the office of our Corporate Secretary, providing the information required by this section; and (iv) the nominee must meet the minimum qualifications for directors established by the Board.

With respect to stockholder nominations of candidates for our Board of Directors, our Bylaws provide that not less than 90 days nor more than 150 days prior to the first anniversary date of the preceding year’s annual meeting any stockholder who intends to make a nomination at the current year’s annual meeting shall deliver a notice in writing (the “Stockholder’s Notice”) to our Corporate Secretary setting forth, as to each person whom the stockholder proposes to nominate (i) all information relating to such person required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, pursuant to applicable rules of the SEC or the NYSE; (ii) the nominee’s written consent to be named in the Proxy Statement, to serve as a director and to comply with our rules, guidelines and policies applicable to directors; (iii) the name and address of the stockholder and the telephone number(s) at which we are able to reach the stockholder and the nominee during normal business hours; (iv) the class and number of shares of KCS which are owned beneficially and of record by the stockholder; (v) a fully completed Director’s Questionnaire on the form supplied by us, executed by the nominee; (vi) such other information as required by our Bylaws; and (vii) such other information as the Nominating Committee reasonably deems relevant, to be provided within such time limits as reasonably imposed by the Nominating Committee; provided, however, that if the annual meeting is to be held more than 30 days before, or more than 60 days after, such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the annual meeting and not later than the 15th day following the day on which public announcement of the date of the annual meeting was first made by us. Public announcement is disclosure (i) in any press release distributed by us, (ii) published by us on our website or (iii) included in a document publicly filed by us with the SEC. To be timely for a special stockholders’ meeting at which directors will be elected, a Stockholder’s Notice must be received by our Corporate Secretary’s office not later than the close of business on the 15th day following the day on which we first publicly announce the date of the special meeting. Proposals to nominate directors to be timely for the 2013 annual meeting, must be received at our principal executive offices no earlier than December 4, 2012 and no later than February 2, 2013.

The qualifications for membership on the Board of Directors are described above in the “Director Qualifications, Qualities and Skills.”

No nominee from a stockholder will be considered who was previously submitted for election to the Board of Directors and who failed to receive at least 25% of the votes cast at such election, until a period of three years has passed from the date of such election.

Matters Other than Director Nominations

In addition to any other applicable requirements, for a proposal other than director nominations (other than a proposal requested to be included in the Proxy Statement, as noted above) to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Corporate Secretary. To be timely, such Stockholder’s Notice must be delivered to or mailed and received at our principal executive offices, not less than 45 days nor more than 90 days prior to the meeting; provided, however, that if the meeting is designated by the Board of Directors to be held at a date other than the first Thursday in May and less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely, the Stockholder’s Notice must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. A Stockholder’s Notice to our Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of KCS which are beneficially owned by the stockholder and the name and address of record under which such stock is held, and (iv) any material interest of the stockholder in such business. Proposals for matters other than director nominations (other than proposals submitted for inclusion in the proxy statement) to be timely for the 2013 annual meeting, if it occurs on May 2, 2013, must be received at our principal executive offices no earlier than February 1, 2013 and no later than March 18, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and certain other officers and persons who own more than 10 percent of our Common Stock or Preferred Stock (collectively “Reporting Persons”), to file reports of their ownership of such stock and changes in such ownership with the SEC, the NYSE and KCS (the “Section 16 Reports”). Based solely on a review of the Section 16 Reports for 2011 and any amendments thereto furnished to us and written representations from certain of the Reporting Persons, other than as described below, we believe no Reporting Person was late in filing such Section 16 Reports for fiscal year 2011. Mr. Henry R. Davis, a director, filed a Form 5 on February 3, 2012, to report two transactions that occurred on May 5, 2010 and May 4, 2011.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Pursuant to the rules of the SEC, services that deliver our communications to stockholders that hold their stock through a bank, broker or other nominee holder of record may deliver to multiple stockholders sharing the same address a single copy of our Annual Report and Proxy Statement. We will promptly deliver upon written or oral request a separate copy of the Annual Report and/or Proxy Statement to any stockholder at a shared address to whom a single copy of the documents was delivered. Written requests should be made to Kansas City Southern, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if sent by express delivery to 427 West 12th Street, Kansas City, Missouri 64105), Attention: Corporate Secretary’s Office, and oral requests may be made by calling our Corporate Secretary’s Office at (888) 800-3690. Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker or other nominee holder of record.

OTHER MATTERS

The Board of Directors knows of no other matters that are expected to be presented for consideration at the Annual Meeting. Our Bylaws require that stockholders intending to bring business before an Annual Meeting, including the nomination of candidates for election to the Board of Directors, give timely and sufficient notice to our Corporate Secretary in the manner described above. However, if other matters properly come before the meeting, it is intended that persons named in the accompanying proxy will vote on them in accordance with their best judgment.

By Order of the Board of Directors,

Brian P. Banks
Associate General Counsel and Corporate Secretary

Kansas City, Missouri

March 30, 2012

Our Annual Report includes our Annual Report on Form 10-K for the year ended December 3l, 2011 (without exhibits) as filed with the SEC. We will furnish without charge upon written request a copy of our Annual Report on Form 10-K. The Annual Report on Form 10-K includes a list of all exhibits thereto. We will furnish copies of such exhibits upon written request therefor and payment of our reasonable expenses in furnishing such exhibits. Each such request must include a good faith representation that, as of the Record Date, the person making such request was a beneficial owner of Voting Stock entitled to vote at the Annual Meeting. Such written request should be directed to our Corporate Secretary, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105), (888) 800-3690. Our Annual Report on Form 10-K for the year ended December 31, 2011 is also available free of charge on our website at www.kcsouthern.com. Through our website, we make available, free of charge, Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to those reports, as soon as reasonably practicable after electronic filing or furnishing of these reports with the SEC. The Annual Report on Form 10-K for the year ended December 31, 2011 with exhibits, as well as other filings by us with the SEC, are also available through the SEC’s Internet site at www.sec.gov. In addition, our corporate governance guidelines, ethics and legal compliance policy, and the charters of our Audit Committee, Finance Committee, Nominating Committee and Compensation Committee are available on our website. These guidelines and charters are available in print to any stockholder who requests them. Written requests may be made to our Corporate Secretary, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105).

Annex A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

KANSAS CITY SOUTHERN

The undersigned, Kansas City Southern, a Delaware corporation (the “Corporation”), for the purpose of restating and integrating the Certificate of Incorporation of the Corporation originally filed under the name Kansas City Southern Industries, Inc. on January 29, 1962, as amended and supplemented (the “Certificate of Incorporation”), in accordance with the General Corporation Law of Delaware (“Delaware Corporation Law”), does hereby make and execute this Amended and Restated Certificate of Incorporation and does hereby certify that it was duly adopted in accordance with ~~Section~~Sections 242 and 245 of the Delaware Corporation Law. ~~The undersigned further certifies that this Restated Certificate of Incorporation only restates and integrates and does not further amend the Certificate of Incorporation and there is no discrepancy between the Certificate of Incorporation and this Restated Certificate of Incorporation.~~

FIRST. The name of the ~~corporation~~Corporation is Kansas City Southern.

SECOND. Its principal office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD. The ~~nature of the business, or objects or purposes to be transacted, promoted or carried on are:~~Corporation may engage in, transact and/or conduct any or all lawful business for which corporations may be incorporated under the laws of the State of Delaware.

~~a. To make, manufacture, process, organize, finance, manage, operate, purchase, sell, own, hold, store, exchange, rent, lease, service, repair, handle or deal in and with in any manner, either as a manufacturer, processor, principal, agent, wholesaler, jobber, distributor or retailer, or in any other legal capacity, new and used articles, products, merchandise, supplies, and property of any and every description and class which is now or may become the subject of trade or commerce;~~

~~b. To carry on and conduct either directly or through subsidiaries any lawful business or businesses including, but without limitation, any manufacturing, extractive, distributive, mercantile, finance, service, transportation, pipe line, and other lawful businesses, and to do all things necessary or proper for the conduct of any businesses in which the corporation is now or may hereafter be engaged;~~

~~c. To cause to be formed, to promote, and to aid in the formation any corporation or association, domestic or foreign, and to cause or participate in the merger, consolidation, reorganization, liquidation or dissolution of any corporation or association, domestic or foreign, in which, or in the business or welfare of which, the corporation shall have directly or indirectly any interest;~~

~~d. To operate, manage, supervise, and control all or any part of the business and property of any corporation, association, firm, entity, individual or undertaking, domestic or foreign, or to take any part therein, and to appoint and remunerate any directors, accountants, other experts, agents, employees and persons;~~

~~e. To acquire by purchase, lease or otherwise, to construct, assemble, own, hold, lease, rent, remodel, improve, reconstruct, mortgage, encumber, operate, manage, deal in and dispose of machinery, equipment, appliances, fixtures, buildings, offices, factories, store rooms, warehouses, plants, garages, apartments and houses, with all improvements, machines, fixtures and equipment appurtenant or convenient thereto, or which may be useful or desirable in the conduct of any business, or businesses in which the corporation is or may be engaged;~~

~~f. To own, acquire, buy, sell, deal in, lease, rent, remodel, improve, reconstruct, mortgage and otherwise encumber real estate, whether improved or unimproved, and any interest of any kind whatsoever therein, and to own, hold, deal in and dispose of such property, whether real, personal or mixed, as may be necessary or desirable for the successful conduct and operation of any business or businesses in which the corporation is or may be engaged;~~

~~g. To acquire the good will, business, right and property of any person, firm, association or corporation, and to pay for the same in cash, property, stocks, notes or otherwise; to hold and enjoy or in any manner to dispose of the whole or any part of the property, assets and rights so acquired; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all powers necessary or convenient in and about the conduct and management of any business or businesses in which the corporation is now or may hereafter be engaged;~~

~~h. To sell, lease, convey, or otherwise dispose of, mortgage, pledge or otherwise encumber all or any part of its property and assets;~~

~~i. To acquire, deal in, purchase, own, hold, lease, rent, mortgage, develop, mine, produce, acquire, exploit, encumber and dispose of lumber, natural resources, minerals and mineral rights or royalty interests of any kind, either as a principal, agent, or in any other legal capacity;~~

~~j. To acquire, own, deal in, hold, enjoy, use and dispose of parents and patent rights, trademarks and trade names, distinctive marks, copyrights, licenses, inventions, improvements, processes, franchises, permits and other evidences of lawful authority or agency in aid of, or as incident to the lawful transaction of any business or businesses in which the corporation is or may be engaged and the accomplishment of its objects and purposes;~~

~~k. To borrow money for any of the purposes of the corporation and to draw, make, accept, endorse, discount, execute, issue, sell, pledge or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable, transferable or non-transferable instruments and evidences of indebtedness, and to secure the payment thereof and the interest thereon by mortgage, assignment in trust, pledge, conveyance, or other encumbrance of the whole or any part of the property of the corporation at the time owned or thereafter acquired;~~

~~l. To invest its funds; to acquire by purchase, exchange, subscription or in any other lawful manner, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in any manner in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidence of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including, but without limitation, the right to execute consents and vote thereon, to operate, supervise, control, manage and conduct any business, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof;~~

~~m. To purchase, acquire, hold, sell, transfer and redeem or otherwise deal in shares of its own capital stock, whenever and to the fullest extent permitted by law;~~

~~n. To lend money, and to acquire, take or hold as security, if desired, real and personal property, bonds, debentures, notes or any other evidences of interest or indebtedness or any other security for the payment of funds so~~

~~loaned; to promote or to aid in any manner, financially or otherwise, any corporation or association of which any stocks, bonds or other evidences of indebtedness or securities are held directly or indirectly by this corporation; and for this purpose to guarantee the contracts, dividends, stocks, bonds, notes and other obligations of such other corporation or association, and to do any other acts or things designed to protect, preserve, improve or enhance the value of such stocks, bonds or other evidences of indebtedness or securities;~~

~~o. To have one or more offices in any of the states, districts, territories or colonies of the United States and in any and all foreign countries, to carry on all or any of its operations and businesses and, without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country;~~

~~p. In general, to carry on any business whatsoever which is calculated directly or indirectly to promote the interest of the corporation or to enhance the value of its properties, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do;~~

~~q. The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the objects and purposes specified in each of the foregoing “a” to “p” inclusive of this paragraph shall be regarded as independent objects and purposes;~~

~~r. The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this company;~~

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is FOUR HUNDRED TWO MILLION EIGHT HUNDRED FORTY THOUSAND (402,840,000) shares, of which Eight Hundred Forty Thousand (840,000) shares having a par value of $25 each shall be Preferred Stock, Two Million (2,000,000) shares having a par value of $1 each shall be New Series Preferred Stock, and Four Hundred Million (400,000,000) shares having a par value of $0.01 each shall be Common Stock.

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class are as follows:

1. PREFERRED STOCK

a. The holders of the Preferred Stock shall be entitled to receive from the net earnings of the ~~corporation~~Corporation dividends thereon up to but not exceeding the rate of ~~Four per cent~~four percent (4%) per annum, as the same may be ascertained and determined by the directors, and in their discretion declared, before any dividends shall be declared or paid upon ~~the~~ New Series Preferred Stock or the common stock for the same period, but such dividends on the Preferred Stock shall not be cumulative, nor shall the Preferred Stock during such period be entitled to participate in any other or additional earnings or profits, but such additional earnings or profits may be subject to application by the directors to dividends upon ~~the~~ New Series Preferred Stock or the common stock or other uses of the ~~corporation~~Corporation, as they may determine.

b. In case of liquidation or dissolution of the ~~corporation~~Corporation, the holders of Preferred Stock shall be entitled to receive payment in the amount of the par value thereof before any payment or liquidation is made upon ~~the~~ New Series Preferred Stock or the common stock, and shall not thereafter participate further in the property of the ~~corporation~~Corporation or the proceeds of the sale thereof.

c. Whenever no dividends shall have been paid on the Preferred Stock for six quarter-annual periods, the holders of the issued and outstanding Preferred Stock shall have the right, voting as a class, to elect two directors at the next stockholders’ meeting held for the election of directors, and shall continue to have such right at each stockholders’ meeting thereafter held for the election of directors until dividends shall have been paid on the Preferred Stock for four consecutive quarter-annual periods. In determining the number of quarter-annual periods for which no dividends have been paid, no quarter-annual period shall be counted if dividends shall have been paid at any time thereafter for four consecutive quarter-annual periods. At any meeting at which the holders of Preferred Stock shall have the foregoing right, voting as a class, to elect two directors, they shall not be entitled to vote for the election of any other directors. Except as otherwise provided in this subparagraph c, the voting rights of holders of Preferred Stock shall be those set forth in subparagraph ~~k~~3.c. of this Paragraph FOURTH.

2. NEW SERIES PREFERRED STOCK

a. ~~d. The~~ New Series Preferred Stock may be issued from time to time by the Board of Directors of the Corporation (“the Board of Directors”) as herein provided in one or more series. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of each series of New Series Preferred Stock, may be similar to or may differ from those of any other series. The Board of Directors of the ~~corporation i.~~Corporation is hereby expressly granted authority, subject to the provisions of this Paragraph FOURTH, to issue New Series Preferred Stock from time to time in one or more series and to fix from time to time before issuance thereof, by filing a certificate pursuant to the ~~General~~Delaware Corporation Law ~~of Delaware~~(the “Certificate of Designation”), the number of shares in each such series of the class, and the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares in each such series except that the powers, preferences or rights vested in the holders of Preferred Stock by this Paragraph FOURTH shall not be amended, altered, changed or repealed thereby. Without limiting the generality of the foregoing the Board of Directors may fix, with respect to the shares in each series of New Series Preferred Stock, the following:

(i) The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;

(ii) The dividend rate on the shares of such series, whether or not dividends on the shares of such series, shall be cumulative, and the date or dates, if any, from which dividends thereon shall be cumulative;

(iii) Whether or not the shares of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable, the amount per share (which shall be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared) payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates or otherwise as permitted by law;

(iv) The right, if any, of holders of such series to convert the same into, or exchange the same for common stock or other stock as permitted by law, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v) The amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the ~~corporation~~Corporation;

(vi) Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law, and in case additional voting powers are accorded to fix the extent thereof; and

(vii) Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series;

PROVIDED, however that the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, so fixed by the Board of Directors shall not amend, alter, change or repeal the powers, preferences or rights vested in or given to the Preferred Stock or the holders thereof by this Certificate of Incorporation, nor conflict with this Certificate of Incorporation or with the resolution or resolutions adopted by the Board of Directors as hereinabove provided, providing for the issue of any series for which there are then shares outstanding.

All shares of New Series Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of New Series Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that to the extent not otherwise limited in this Paragraph FOURTH any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations (including, without limitation, the designations, relative rights, preferences and limitations described or referred to in subparagraphs (i) to (vii) inclusive above) which may be fixed by the Board of Directors pursuant to this subparagraph ~~d~~2.a.

b. ~~e.~~ Dividends. Dividends on the outstanding New Series Preferred Stock of each series shall be declared and paid or set apart for payment after dividends on the Preferred Stock at the rate provided in subparagraph 1.a. shall have been declared and paid or set apart for the same quarter-annual period and before any dividends shall be declared and paid or set apart for payment on the common stock with respect to the same quarter-annual period. Dividends on any shares of New Series Preferred Stock shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law. After dividends on all shares of Preferred Stock and of New Series Preferred Stock (including cumulative dividends if and to the extent any such shares shall be entitled thereto) shall have been declared and paid or set apart for payment with respect to any quarterly dividend period, then and not otherwise so long as any shares of Preferred Stock and New Series Preferred Stock shall remain outstanding, dividends may be declared and paid or set apart for payment with respect to the same quarterly dividend period on the common stock out of the assets or funds of the ~~corporation~~Corporation legally available therefor.

All ~~share~~shares of New Series Preferred Stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the same shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of ~~the~~ New Series Preferred Stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full provided, however, that any two or more series of ~~the~~ New Series Preferred Stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.

c. ~~f.~~ Voting Rights. Except as otherwise specifically provided herein or in the certificate filed pursuant to law with respect to any series of ~~the~~ New Series Preferred Stock, or as otherwise provided by law, ~~the~~ New Series Preferred Stock shall not have any right to vote for the election of directors or for any other purpose, and when so provided shall not have more than one vote for each share of stock held of record by him at the time entitled to voting rights.

d. ~~g.~~ Liquidation. In the event of any liquidation, dissolution or winding up of the ~~corporation~~Corporation, whether voluntary or involuntary, each series of New Series Preferred Stock shall be subordinate to the Preferred Stock but shall have preference and priority over the common stock for payment of the amount to which such series of New Series Preferred Stock shall be entitled in accordance with the provision thereof and each holder of New Series Preferred Stock shall be entitled to be paid in full his shares of such amount, or have a sum sufficient for the payment in full set aside, after the holders of Preferred Stock have received payment of the amounts to which they are entitled upon liquidation or dissolution or winding up of the ~~corporation~~Corporation, but before any payments shall be made to the holders of the common stock. If, upon liquidation, dissolution or winding up of the ~~corporation~~Corporation, the assets of the ~~corporation~~Corporation or proceeds thereof, distributable among the holders of the shares of all series of ~~the~~ New Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the payment to the holders of Preferred Stock and New Series Preferred Stock of all such amounts to which they are entitled, as above provided, the remaining assets and funds of the ~~corporation~~Corporation shall be divided and paid to the holders of common stock.

e. ~~h.~~ Redemption. In the event that ~~the~~ New Series Preferred Stock of any one or more series shall be made redeemable as provided in clause (iii) of subparagraph ~~d~~2.a. of this Paragraph FOURTH, the ~~corporation~~Corporation, at the option of the Board of Directors, may redeem, at the time or times specified in the certificate filed pursuant to law with respect to any such series, all or any part of any such series of New Series Preferred Stock outstanding upon notice duly given as hereinafter specified, by paying for each share the then applicable redemption price fixed by the Board of Directors as provided herein, plus an amount equal to accrued and unpaid dividends to the date fixed for redemption, provided, however, that a notice specifying the shares to be redeemed, and the time and place of redemption (and, if less than the total outstanding shares are to be redeemed, specifying the certificate numbers and number of shares to be redeemed) shall be published once in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, the City of New York, and shall be mailed, addressed to the holders of record of ~~the~~ New Series Preferred Stock to be redeemed at their respective addresses as the same shall appear upon the books of the ~~corporation~~Corporation, not less than thirty (30) days nor more than ninety (90) days previous to the date fixed for redemption.

If less than the whole amount of any outstanding series of New Series Preferred Stock is to be redeemed, the shares of such series to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the ~~corporation~~Corporation in providing moneys at the time and place of redemption for payment of the redemption price) all dividends upon ~~the~~ New Series Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders of said New Series Preferred Stock as stockholders in the ~~corporation~~Corporation, except the right to receive the redemption price upon surrender of the certificate representing ~~the~~ New Series Preferred Stock so called for redemption, duly endorsed for transfer, if required, shall cease and determine. With respect to any shares of New Series Preferred Stock so called for redemption, if, before the redemption date, the ~~corporation~~Corporation shall deposit with a bank or trust company in the United States, having a capital and surplus of at least $10,000,000, funds necessary for such redemption, in trust, to be applied to the redemption of the shares of New Series Preferred Stock so called for redemption, then from and after the date of such deposit, all rights of the holders of such shares of New Series Preferred Stock, so called for redemption shall cease and determine, except the right to receive, on and after the date of such deposit, the redemption price upon surrender of the certificates representing such shares of New Series Preferred Stock, so called for redemption, duly endorsed for transfer, if required, and except as might otherwise be provided in the certificate filed pursuant to law with respect to any such shares of New Series Preferred Stock, so called for redemption. Any interest accrued on such funds shall be paid to the ~~corporation~~Corporation from time to time. Any funds so deposited and unclaimed at the end of six (6) years from such redemption date shall be released or repaid to the ~~corporation~~Corporation, after which the holders of such shares of New Series Preferred Stock so called for redemption shall look only to the~~corporation~~ Corporation for payment of the redemption price. Notwithstanding the foregoing, no redemption of any shares of any series of New Series Preferred Stock shall be made by the ~~corporation~~Corporation (1) which as of the date of mailing of the notice of such redemption would, if such date were the date fixed for redemption, reduce the net assets of the ~~corporation~~Corporation remaining after such redemption below twice the aggregate amount payable upon voluntary or involuntary liquidation, dissolution or winding up to the holders of shares having rights senior or equal to ~~the~~ New Series Preferred Stock in the assets of the ~~corporation~~Corporation upon liquidation, dissolution or winding up; or (2) unless all cumulative dividends for the current and all prior dividend periods have been declared and paid or declared and set apart for payment on all shares of the ~~corporation~~Corporation having a right to cumulative dividends.

3. GENERAL PROVISIONS

a. ~~i.~~ Shares of any series of New Series Preferred Stock which have been redeemed, retired or purchased by the ~~corporation~~Corporation (whether through the operation of a sinking or purchase fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of the ~~corporation~~Corporation of any other class or series shall thereafter have the status of authorized but unissued shares of New Series Preferred Stock of the ~~corporation~~Corporation, and may thereafter be reissued as part of the same series or may be reclassified and reissued by the Board of Directors in the same manner as any other authorized and unissued shares of New Series Preferred Stock.

b. ~~j.~~ No holder of shares of any class of stock authorized or issued pursuant hereto or hereafter authorized or issued shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of this ~~corporation~~Corporation, either now or hereafter authorized, or to any obligations convertible into stock of any class of this ~~corporation~~Corporation, issued or sold, nor any right of subscription to any thereof, other than such, if any, as the Board of Directors in its discretion may from time to time determine, and at such prices as the Board of Directors in its discretion may from time to time fix.

c. ~~k.~~ Each holder of shares of common stock, each holder of shares of Preferred Stock, and each holder of shares of New Series Preferred Stock entitled to vote by the ~~certificate filed pursuant to law with respect to any series of New Series Preferred Stock or as provided by law if this Certificate provides for New Series Preferred Stock~~Certificate of Designation (such shares of common stock, Preferred Stock and New Series Preferred Stock being referred to in this subparagraph as voting shares), shall be entitled to vote on the basis of one vote for each voting share held by him, except

(i) as provided in Paragraph THIRTEENTH; or

(ii) as provided in subparagraph 1.c. of this Paragraph FOURTH~~;~~.

~~(iii) in elections for directors commencing with the annual meeting of stockholders in 1970 when the holders of the Preferred Stock do not have the right, voting as a class, to elect two directors, each holder of voting shares shall be entitled to as many votes as shall equal the number of shares which he is entitled to vote, multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them as he may see fit.~~

d. ~~l.~~ The Board of Directors may from time to time issue scrip in lieu of fractional shares of stock. Such scrip shall not confer upon the holder any right to dividends or any voting or ocher rights of a stockholder of the ~~corporation~~Corporation, but the ~~corporation~~Corporation shall from time to time, within such time as the Board of Directors may determine or without limit of time if the Board of Directors so determines, issue one or more whole shares of stock upon the surrender of scrip for fractional shares aggregating the number of whole shares issuable in respect to the scrip so surrendered, provided that the scrip so surrendered shall be properly endorsed for transfer if in registered form.

e. ~~m.~~ For purposes of applying Paragraph THIRTEENTH hereof, New Series Preferred Stock shall not be considered ~~preferred stock~~Preferred Stock as that term is used therein.

FIFTH. The minimum amount of capital with which the ~~corporation~~Corporation shall commence business is One Thousand Dollars ($1,000).

SIXTH. ~~The names and places of residence of each of the incorporators are as follows:~~[INTENTIONALLY OMITTED]

~~NAME~~	~~RESIDENCE~~
~~William N. Deramus~~	~~6109 McGee Kansas City, Missouri~~
~~Edward M. Douthat~~	~~4915 W. 11th Street Johnson County, Kansas~~
~~R. Crosby Kemper~~	~~The Walnuts, 5049 Wornall Rd. Kansas City, Missouri~~

SEVENTH. The existence of this ~~corporation~~Corporation is to be perpetual.

EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

NINTH. In addition to and in furtherance of, and not in limitation of, the powers conferred by law, the ~~board~~Board of ~~directors~~Directors is expressly authorized:

a. To make, alter or repeal the ~~by-laws~~Bylaws of the ~~corporation~~Corporation.

b. To fix the amount to be reserved as working capital.

c. To authorize and cause to be executed mortgages and liens without limit as to the amount upon the real and personal property and franchises of the ~~corporation~~Corporation.

d. To set apart out of any of the funds of the ~~corporation~~Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

e. By resolution passed by a majority of the whole ~~board~~Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the ~~corporation~~Corporation, which, to the extent provided in the resolution or in the ~~by-laws~~Bylaws of the ~~corporation~~Corporation, shall have and may exercise the powers of the ~~board~~Board of ~~directors~~Directors in the management of the business and affairs of the ~~corporation~~Corporation, and may authorize the seal of the ~~corporation~~Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the ~~by-laws~~Bylaws of the ~~corporation~~Corporation or as may be determined from time to time by resolution adopted by the ~~board~~Board of ~~directors~~Directors.

TENTH. The number of directors shall not be less than three nor more than eighteen, the exact number of directors to be determined from time to time by resolution adopted by a majority of the entire Board, and such exact number shall be eighteen until otherwise determined by resolution adopted by a majority of the entire Board. As used in this paragraph “entire Board” means the total number of directors which the ~~corporation~~Corporation would have if there were no vacancies. In the event that the Board of Directors is increased by such a resolution, the vacancy or vacancies so resulting shall be filled by a vote of the majority of the directors then in office. No decrease in the Board of Directors shall shorten the term of any incumbent directors.

The Board of Directors shall be divided into three classes as nearly equal in number as may be, with the term of office of one (the first) class expiring at the annual meeting of stockholders in 1970, of the second class expiring at the annual meeting of stockholders in 1971, and of the third class expiring at the annual meeting of stockholders in 1972. Any vacancies on the Board of Directors existing at or immediately after the time this Paragraph TENTH becomes effective shall be allocated first to the third class, then to the second class and, if any remain, then to the first class. The stockholders shall elect directors to fill such vacancies, at any meeting called for such purpose whether or not in session at the time this ~~Article~~Paragraph TENTH becomes effective, but the stockholders shall have the power to elect directors to fill vacancies only with respect to those vacancies existing at or immediately after the time this ~~Article~~Paragraph TENTH becomes effective. The Board of Directors shall have power to fill all subsequent vacancies and newly created directorships pursuant to Section 223 of the ~~General~~Delaware Corporation Law ~~of Delaware~~.

At each annual meeting of stockholders, successors to directors of the class whose terms then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible Notwithstanding the foregoing, whenever the holders of the ~~preferred stock~~Preferred Stock shall have the right, voting as a class, to elect two directors at the next annual meeting of stockholders, the terms of all directors shall expire at the next annual meeting of stockholders, and then and thereafter all directors shall be elected for a term of one year expiring at the succeeding annual meeting.

ELEVENTH. The stockholders of this ~~corporation~~Corporation shall have such rights to examine and inspect the books, records and accounts of this ~~corporation~~Corporation as are conferred upon them by law.

TWELFTH. The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the ~~corporation~~Corporation within or without the State of Delaware, at such places as may be from time to time designated by the ~~by-laws~~Bylaws or by resolution of the directors, except as otherwise required by the laws of Delaware.

THIRTEENTH. The ~~corporation~~Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; PROVIDED, however, that if any such amendment, alteration, change or repeal shall amend, alter, change or repeal any of the powers, preferences or rights vested in the holders of ~~preferred stock~~Preferred Stock by Paragraph FOURTH of this Certificate of Incorporation then the holders of ~~preferred stock~~Preferred Stock shall be entitled to vote as a class upon such amendment, alteration, change or repeal and the affirmative vote of the holders of not less than two-thirds (2/3) of the issued and outstanding ~~preferred stock~~Preferred Stock shall be necessary for the adoption thereof, in addition to any other vote or approval required by statute~~; AND PROVIDED FURTHER, that the vote of the holders of 70% of the outstanding shares of stock of the corporation entitled to vote in elections of directors (considered for this purpose as one class) shall be required to amend this Certificate of Incorporation~~

~~a. to increase the number of directors to more than eighteen, if this Certificate of Incorporation provides therefor.~~

~~b. to abolish cumulative voting in elections for directors, if this Certificate of Incorporation provides therefor.~~

~~c. to abolish the division of the Board of Directors into three classes, if this Certificate of Incorporation provides therefor~~.

FOURTEENTH. ~~Except as set forth below, the affirmative vote of the holders of 70% of all classes of stock of the corporation, entitled to vote in elections of directors, considered for the purposes of this Paragraph FOURTEENTH as one class, shall be required (a) for the adoption of any agreement for the merger or consolidation of the corporation with or into any other corporation, or (b) to authorize any sale or lease of all or any substantial part of the assets of the corporation to, or any sale or lease to the corporation or any subsidiary thereof in exchange for securities of the corporation of any assets (except assets having an aggregate fair market value of less than $2,000,000) of, any other corporation, person or other entity, if, in either case, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto such other corporation, person or entity is the beneficial owner, directly or indirectly, of more than 5% of the outstanding shares of stock of the corporation entitled to vote in elections of directors considered for the purposes of this Paragraph FOURTEENTH as one class. Such affirmative vote shall be in addition to the vote of the holders of the stock of the corporation otherwise required by law or any agreement between the corporation and any national securities exchange.~~Annual and special meetings of stockholders shall be held as provided in the Bylaws of the Corporation. No meetings of stockholders shall be held without prior written notice as provided in the Bylaws and no actions may be taken by waiver of written notice and consent by stockholders in lieu of meeting.

~~For the purposes of this Paragraph FOURTEENTH, (x) any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i), above), by any other corporation, person or entity with which it or its ‘affiliate’ or ‘associate’ (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the corporation, or which is its ‘affiliate’ or ‘associate’ as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 1969, and (y) the outstanding shares of any class of stock of the corporation shall include shares deemed owned through application of clauses (i) and (ii) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.~~

~~The Board of Directors shall have the power and duty to determine for the purposes of this Paragraph FOURTEENTH, on the basis of information known to the corporation, whether (i) such other corporation person or other entity beneficially owns more than 5% of the outstanding shares of stock of the corporation entitled to vote in elections of directors, (ii) a corporation, person or entity is an ‘affiliate’ or ‘associate’ (as defined above) of another, (iii) the assets being acquired by the corporation, or any subsidiary thereof, have an aggregate fair market value of less than $2,000,000 and (iv) the memorandum of understanding referred to below is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Paragraph FOURTEENTH.~~

~~The provisions of this paragraph FOURTEENTH shall not be applicable to (i) any merger or consolidation of the corporation with or into any other corporation, or any sale or lease of all or any substantial part of the assets of the corporation to, or any sale or lease to the corporation or any subsidiary thereof in exchange for securities of the corporation of any assets of, any corporation if the Board of Directors of the corporation shall by resolution have approved a memorandum of understanding with such other corporation with respect to and substantially consistent with such transaction, prior to the time that such other corporation shall have become a holder of more than 5% of the outstanding shares of stock of the corporation entitled to vote in elections of directors; or (ii) any merger or consolidation of the corporation with, or any sale or lease to the corporation or any subsidiary thereof of any of the assets of, any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by the corporation and its subsidiaries.~~

~~No amendment to the Certificate of Incorporation of the corporation shall amend, alter, change or repeal any of the provisions of this Paragraph FOURTEENTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of 70% of all classes of stock of the corporation entitled to vote in elections of directors, considered for the purposes of this Paragraph FOURTEENTH as one class.~~

~~FIFTEENTH. Annual and special meetings of stockholders shall be held as provided in the By-Laws of the corporation. No meetings of stockholders shall be held without prior written notice as provided in the By-Laws and no actions may be taken by waiver of written notice and consent by stockholders in lieu of meeting.~~

~~SIXTEENTH.~~ FIFTEENTH. To the fullest extent permitted by the ~~General~~Delaware Corporation Law ~~of the State of Delaware~~ and any amendments thereto, no director of the ~~corporation~~Corporation shall be liable to the ~~corporation~~Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed on behalf of the Corporation by its President and attested by its Secretary as of ~~October 22, 2010,~~[•], 2012, and each of them does hereby affirm and acknowledge that this Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true and correct.

KANSAS CITY SOUTHERN

~~By: /s/ David L. Starling~~

~~ATTEST:~~

~~By: /s/ Brian P. Banks~~

~~Name: Brian P. Banks~~

~~Title: Secretary~~

By:

Name: David L. Starling

Title: President and Chief Executive Officer

ATTEST:

By:

Name: Brian P. Banks

Title: Secretary

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 03, 2012.

Vote by Internet • Go to www.envisionreports.com/KSU • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
•	Follow the instructions provided by the recorded message

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

		For	Withhold

	01 Lu M. Córdova	☐	☐

	02 Michael R. Haverty	☐	☐

	03 Thomas A. McDonnell	☐	☐

	To cumulate votes for directors, check box at right and indicate number of votes for one or more desired nominees above.			☐

NOTE: If you wish to use cumulative voting, you MUST vote your proxy by mail.

B	The Board of Directors recommends a vote FOR
proposal 2, FOR proposal 3 and FOR proposal 4.
	For	Against	Abstain	+
2. Ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2012.	☐	☐	☐

3. Approval of amendments to the Kansas City Southern Restated Certificate of Incorporation.	☐	☐	☐

4. Advisory (non-binding) vote approving the 2011 compensation of our named executive officers.	☐	☐	☐

C	The Board of Directors recommends a vote
AGAINST proposal 5.

5. Consider and act on a stockholder proposal regarding adopting simple majority voting.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

D	Non-Voting Items
Change of Address — Please print new address below.		Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	☐

E	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear. All joint owners should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, and officers of corporate stockholders should indicate the capacity in which they are signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — KANSAS CITY SOUTHERN

ANNUAL MEETING OF STOCKHOLDERS — MAY 3, 2012

This proxy is solicited by the Board of Directors.

Robert J. Druten, Terrence P. Dunn and Rodney E. Slater, or any one of them, are hereby authorized, with full power of substitution, to vote the shares of stock of Kansas City Southern (“KCS”) entitled to be voted by the stockholder(s) signing this proxy at the Annual Meeting of Stockholders to be held on May 3, 2012, or any adjournment thereof, as specified herein and in their discretion on all other matters that are properly brought before the Annual Meeting.

This proxy, when properly executed, will be voted as directed, or if no choice is specified on a returned card, such proxies will vote “For” the nominees named hereon, “For” proposal 2, “For” proposal 3, “For” proposal 4 and “Against” proposal 5.

This proxy confers discretionary authority as described, and may be revoked in the manner described, in the Proxy Statement dated March 30, 2012, receipt of which is hereby acknowledged.

Unless authority to vote for any nominee is withheld, authority to vote cumulatively for such nominee will be deemed granted, and if other persons are nominated, this proxy may be voted for less than all the nominees named on the reverse side, in the proxy holders’ discretion, to elect the maximum number of Board recommended nominees.

(Continued, and to be signed on reverse side)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
	▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors				B	The Board of Directors recommends a vote FOR proposal 2, FOR proposal 3 and FOR proposal 4.
1.	The Board of Directors recommends a vote FOR the listed nominees.
		For	Withhold				For	Against	Abstain	+
	01 Lu M. Córdova	☐	☐		2.	Ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2012.	☐	☐	☐
	02 Michael R. Haverty	☐	☐		3.	Approval of amendments to the Kansas City Southern Restated Certificate of Incorporation.	☐	☐	☐
	03 Thomas A. McDonnell	☐	☐		4.	Advisory (non-binding) vote approving the 2011 compensation of our named executive officers.	☐	☐	☐
					C	The Board of Directors recommends a vote AGAINST
						proposal 5.
	To cumulate votes for directors, check box at right and indicate number of votes for one or more desired nominees above.			☐	5.	Consider and act on a stockholder proposal regarding adopting simple majority voting.	☐	☐	☐

	NOTE: If you wish to use cumulative voting, you MUST vote your proxy by mail.					In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear. All joint owners should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, and officers of corporate stockholders should indicate the capacity in which they are signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — KANSAS CITY SOUTHERN

ANNUAL MEETING OF STOCKHOLDERS — MAY 3, 2012

This proxy is solicited by the Board of Directors.

Robert J. Druten, Terrence P. Dunn and Rodney E. Slater, or any one of them, are hereby authorized, with full power of substitution, to vote the shares of stock of Kansas City Southern (“KCS”) entitled to be voted by the stockholder(s) signing this proxy at the Annual Meeting of Stockholders to be held on May 3, 2012, or any adjournment thereof, as specified herein and in their discretion on all other matters that are properly brought before the Annual Meeting.

This proxy, when properly executed, will be voted as directed, or if no choice is specified on a returned card, such proxies will vote “For” the nominees named hereon, “For” proposal 2, “For” proposal 3, “For” proposal 4 and “Against” proposal 5.

This proxy confers discretionary authority as described, and may be revoked in the manner described, in the Proxy Statement dated March 30, 2012, receipt of which is hereby acknowledged.

Unless authority to vote for any nominee is withheld, authority to vote cumulatively for such nominee will be deemed granted, and if other persons are nominated, this proxy may be voted for less than all the nominees named on the reverse side, in the proxy holders’ discretion, to elect the maximum number of Board recommended nominees.

(Continued, and to be signed on reverse side)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 01, 2012.

Vote by Internet • Go to www.envisionreports.com/KSU • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
•	Follow the instructions provided by the recorded message

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

		For	Withhold

	01 Lu M. Córdova	☐	☐

	02 Michael R. Haverty	☐	☐

	03 Thomas A. McDonnell	☐	☐

	To cumulate votes for directors, check box at right and indicate number of votes for one or more desired nominees above.			☐

NOTE: If you wish to use cumulative voting, you MUST vote your proxy by mail.

B	The Board of Directors recommends a vote FOR
proposal 2, FOR proposal 3 and FOR proposal 4.
	For	Against	Abstain	+
2. Ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2012.	☐	☐	☐
3. Approval of amendments to the Kansas City Southern Restated Certificate of Incorporation.	☐	☐	☐
4. Advisory (non-binding) vote approving the 2011 compensation of our named executive officers.	☐	☐	☐

C	The Board of Directors recommends a vote
AGAINST proposal 5.

5. Consider and act on a stockholder proposal regarding adopting simple majority voting.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

D	Non-Voting Items
Change of Address — Please print new address below.		Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	☐

E	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear. All joint owners should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, and officers of corporate stockholders should indicate the capacity in which they are signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Voting Instruction Card — KANSAS CITY SOUTHERN

ANNUAL MEETING OF STOCKHOLDERS — MAY 3, 2012

This voting instruction card is solicited by the Trustee.

I hereby direct that the voting rights pertaining to shares of stock of Kansas City Southern (“KCS”) held by the Trustee and allocated to my account shall be exercised at the Annual Meeting of Stockholders to be held on May 3, 2012, or any adjournment thereof, as specified hereon and in its discretion on all other matters that are properly brought before the Annual Meeting and matters incidental to such meeting. This voting instruction card, when properly executed, will be voted as directed, or if no choice is specified, such card will be voted “For” the nominees named hereon, “For” proposal 2, “For” proposal 3, “For” proposal 4 and “AGAINST” on Proposal 5.

If the voting instruction card is not returned, the Trustee must vote such shares in the same proportions as the shares for which voting instruction cards were received from the plan participants.

CONFIDENTIAL VOTING INSTRUCTIONS TO FIDELITY MANAGEMENT TRUST COMPANY AS TRUSTEE UNDER THE KANSAS CITY SOUTHERN 401(K) AND PROFIT SHARING PLAN.

(Continued, and to be signed on reverse side)